                                                                     EXHIBIT 4.5

                                                                   FINAL VERSION



                        NORSKE SKOG CANADA LIMITED ET AL

                                       AND

                                  TD SECURITIES
                             MERRILL LYNCH & CO. AND
                             RBC DOMINION SECURITIES

                                  AS ARRANGERS

                                       AND

                          THE LENDERS FROM TIME TO TIME
                             PARTY TO THIS AGREEMENT

                                       AND

                            THE TORONTO-DOMINION BANK
                             AS ADMINISTRATION AGENT

                                       AND

                             MERRILL LYNCH & CO. AND
                             RBC DOMINION SECURITIES
                              AS SYNDICATION AGENTS

--------------------------------------------------------------------------------

                       CDN. $700,000,000 CREDIT FACILITIES
                                CREDIT AGREEMENT
                           DATED AS OF 14 AUGUST 2001

--------------------------------------------------------------------------------



                            BORDEN LADNER GERVAIS LLP
                                 LAWSON LUNDELL

            THIS CREDIT AGREEMENT is made as of 14 August 2001


B E T W E E N:


             NORSKE SKOG CANADA LIMITED, NORSKE SKOG CANADA FINANCE LIMITED AND THE OTHER RESTRICTED PARTIES FROM TIME TO TIME

                                     - and -

                                  TD SECURITIES
                             MERRILL LYNCH & CO. AND
                             RBC DOMINION SECURITIES
                         (collectively, the "Arrangers")

                                     - and -

                        THE LENDERS LISTED ON SCHEDULE E
                                TO THIS AGREEMENT
                                 (the "Lenders")

                                     - and -

                            THE TORONTO-DOMINION BANK
                     in its capacity as Administration Agent
                                  (the "Agent")

                                     - and -

                             MERRILL LYNCH & CO. AND
                             RBC DOMINION SECURITIES
                     in their capacity as Syndication Agents
                           (the "Syndication Agents")

RECITALS:

A. Norske Skog Canada Limited ("NSCL") has requested the Arrangers to arrange senior secured credit facilities of up to a maximum aggregate amount of Cdn. $700,000,000 to be used to (i) finance the general corporate purposes of the Restricted Parties (ii) assist in financing the acquisition of Pacifica, (iii) assist in refinancing the bank debt of Pacifica, (iv) assist in funding a special distribution by NSCL of approximately $1,490,000,000 and (v) assist in funding fees and expenses relating to the acquisition, refinancing and special distribution.

B. The Lenders have each agreed to provide their respective commitments to NSCL, subject to the terms and conditions of this Agreement.

C. The parties are entering into this Agreement to provide for the terms of the credits.

            THEREFORE, for value received, and intending to be legally bound by this Agreement, the parties agree as follows:

                                    ARTICLE I
                                 INTERPRETATION

1.1         DEFINED TERMS

            In this Agreement, unless something in the subject matter or context is inconsistent therewith:

1.1.1       "ACCEPTING LENDER" has the meaning defined in Section 2.4.3.

1.1.2 "ACQUISITION" means the acquisition of all of the then issued and outstanding Capital Stock of Pacifica by NSCL in accordance with the Pacifica Arrangement.

1.1.3 "ADVANCE" means an availment of a Credit by the Borrower by way of Prime Rate Advance, Base Rate Advance, US Prime Rate Advance, acceptance of Bankers' Acceptances, L/C or LIBOR Advance, deemed Advances and conversions, renewals and rollovers of existing Advances, and any reference relating to the amount of Advances shall mean the sum of all outstanding Prime Rate Advances, Base Rate Advances, US Prime Rate Advances and LIBOR Advances, plus the face amount of all outstanding Bankers' Acceptances and L/Cs.

1.1.4 "AFFILIATED FUND" means (a) with respect to any Lender, any person that is engaged in making, purchasing, holding or otherwise investing in bank loans and similar extensions of credit in the ordinary course of its business and is administered or managed by a Lender or an affiliate of that Lender, and (b) with respect to any Lender that is a fund which invests in bank loans and similar extensions of credit, any other fund that invests in bank loans and similar extensions of credit and is managed by the same investment advisor as that Lender or by an affiliate of that investment advisor.

1.1.5 "AGENT" means TD in its role as administration agent for the Lenders, and any successor administration agent appointed in accordance with this Agreement.

1.1.6 "AGREEMENT", "HEREOF", "HEREIN", "HERETO", "HEREUNDER" or similar expressions mean this Agreement and any Schedules hereto, as amended, supplemented, restated and replaced from time to time.

1.1.7 "APPLICABLE FEE RATE" means, on any day, in respect of any Advance by way of Bankers' Acceptance or L/C, as the case may be, the applicable rate (expressed as a percentage per annum) set forth below, and "APPLICABLE MARGIN" means, on any day, with respect to any Prime Rate Advance, Base Rate Advance, US Prime Rate Advance or LIBOR Advance, the applicable margin (expressed as a percentage per annum) set forth below, in each case based upon the Reference Debt Ratings on that day.

            For the Operating Credit and Term Credit A:


------------------------------------------------------------------------------------------------------------------------
                         Level 1          Level 2         Level 3        Level 4          Level 5         Level 6
------------------------------------------------------------------------------------------------------------------------

Moody's                  Baa1 or          Baa2            Baa3           Ba1              Ba2             < Ba2
                         above

S&P                      BBB+ or          BBB             BBB-           BB+              BB              < BB
                         above
------------------------------------------------------------------------------------------------------------------------
Margin for               0                0.125%           0.25%          1.25%            1.625%         2.25%
Prime Rate
Advances/ Base
Rate Advances
------------------------------------------------------------------------------------------------------------------------
Margin for               1.00%            1.125%          1.25%          2.25%            2.625%          3.25%
LIBO Rate
Advances
------------------------------------------------------------------------------------------------------------------------
Rate for                 1.00%            1.125%          1.25%          2.25%            2.625%          3.25%
Bankers'
Acceptance Fee/
L/C Fee
------------------------------------------------------------------------------------------------------------------------

            For Term Credit B:

-----------------------------------------------------------------------------------------------
                            Level 1          Level 2          Level 3           Level 4
-----------------------------------------------------------------------------------------------

Moody's                     >Ba1             Ba1              Ba2               < Ba2

S&P                         >BB+             BB+              BB                < BB
-----------------------------------------------------------------------------------------------
Margin for US Prime         1.50%            1.75%            2.00%             2.25%
Rate Advances
-----------------------------------------------------------------------------------------------


-----------------------------------------------------------------------------------------------
                            Level 1          Level 2          Level 3           Level 4
-----------------------------------------------------------------------------------------------
Margin for                  2.50%            2.75%            3.00%             3.25%
LIBO Rate Advances
-----------------------------------------------------------------------------------------------

            For the period from the date of the first Advance under this Agreement to and including 28 February 2002, the Applicable Fee Rate and Applicable Margin shall be based on Level 4 for the Operating Credit and Term Credit A and Level 2 for Term Credit B.

            For purposes hereof, (i) if the ratings established (or deemed to have been established, as provided in clause (ii) below) by Moody's and S&P fall within different Levels as set out above, the Applicable Fee Rate and Applicable Margin will be the higher of the alternative Applicable Fee Rates and Applicable Margins, (ii) if at any time there is only one of Moody's and S& P which has in effect a Reference Debt Rating (other than (a) because such ratings agency is no longer in the business of rating corporate debt obligations, (b) as a result of a change in the rating system of Moody's or S&P or
            (c) for any other reason reasonably determined by the Agent to be outside of the control of and unrelated to NSCL), then the Applicable Fee Rate and Applicable Margin shall be determined as if each rating agency had established a Reference Debt Rating in Level 6 with respect to the Operating Credit and Term Credit A and Level 4 with respect to Term Credit B and (iii) if any rating established (or deemed to have been established, as provided in clause (ii) above) by Moody's or S&P is changed (other than as a result of a change in the rating system of Moody's or S&P), the change shall be effective as of the date on which it is first publicly announced by the applicable rating agency. Each change in the Applicable Fee Rate and Applicable Margin shall apply during the period commencing on the effective date of such change and ending on the date immediately preceding the effective date of the next such change, on which date the Borrower shall pay any additional amount attributable to a higher Applicable Fee Rate with respect to a Bankers' Acceptance or an L/C outstanding on that date for the remaining term of the Bankers' Acceptance or L/C, or the Lenders shall remit to the Agent, who shall refund to the Borrower, any amount attributable to a lower Applicable Fee Rate. If at any time only one of Moody's and S&P has in effect a Reference Debt Rating (x) because the rating system of Moody's or S&P has changed, (y) because such rating agency has ceased to be in the business of rating corporate debt obligations, or (z) for any other reason reasonably determined by the Agent to be outside of the control of and unrelated to NSCL, NSCL and the Lenders (acting through the Agent) shall negotiate in good faith to amend the references to specific ratings in this definition to reflect such changed rating system or the non-availability of ratings from such rating agency and, pending the effectiveness of any such amendment, the Applicable Fee Rate and Applicable Margin shall be determined by reference to the Level most recently in effect.

1.1.8 "ARRANGERS" means, collectively, TD Securities, Merrill Lynch & Co. and RBC Dominion Securities.

1.1.9 "ASSIGNMENT AGREEMENT" means an agreement in the form of Schedule D to this Agreement.

1.1.10 "BA DISCOUNT PROCEEDS" means, in respect of any Bankers' Acceptance, an amount calculated on the applicable Drawdown Date which is (rounded to the nearest full cent, with one-half of one cent being rounded up) equal to the face amount of such Bankers' Acceptance multiplied by the price, where the price is calculated by dividing one by the sum of one plus the product of (i) the BA Discount Rate applicable thereto expressed as a decimal fraction multiplied by
            (ii) a fraction, the numerator of which is the term of such Bankers' Acceptance and the denominator of which is 365, which calculated price will be rounded to the nearest multiple of 0.001%.

1.1.11 "BA DISCOUNT RATE" means, (a) with respect to any Bankers' Acceptance accepted by a Lender named on Schedule I to the BANK ACT (Canada), the average rate that appears on the Reuters Screen CDOR Page at or about 10:00 a.m. (Toronto time) on the applicable Drawdown Date, for bankers' acceptances having an identical maturity date to the maturity date of such Bankers' Acceptance, and (b) with respect to any Bankers' Acceptance accepted by any other Lender, the rate determined established in accordance with (a) above plus 0.07% per annum.

1.1.12      "BA EQUIVALENT LOAN" has the meaning defined in Section 8.15.5.

1.1.13 "BANKERS' ACCEPTANCE" means a depository bill as defined in the DEPOSITORY BILLS AND NOTES ACT (Canada) in Canadian Dollars that is in the form of an order signed by the Borrower and accepted by a Lender pursuant to this Agreement or, for Lenders not participating in clearing services contemplated in that Act, a draft or bill of exchange in Canadian Dollars that is drawn by the Borrower and accepted by a Lender pursuant to this Agreement. Orders that become depository bills, drafts and bills of exchange are sometimes collectively referred to in this Agreement as "orders." Any depository bill may be made payable to "CDS & Co." and deposited with the The Canadian Depository for Securities Limited.

1.1.14 "BANKERS' ACCEPTANCE FEE" means the amount calculated by multiplying the face amount of each Bankers' Acceptance by the rate for the Bankers' Acceptance Fee specified in Sections 2.5 and 3.5, and then multiplying the result by a fraction, the numerator of which is the duration of its term on the basis of the actual number of days to elapse from and including the date of acceptance of a Bankers Acceptance by the Lender up to but excluding the maturity date of the Bankers' Acceptance and the denominator of which is 365.

1.1.15      "BASE RATE" means, on any day, the greater of:

            (a) the annual rate of interest (expressed as a percentage per annum on the basis of a 365 day year) announced by TD on that day as its reference rate for commercial loans made in Canada in US Dollars; and

            (b)   the Federal Funds Effective Rate plus 1% per annum.

1.1.16 "BASE RATE ADVANCE" means an Advance in US Dollars bearing interest based on the Base Rate and includes deemed Base Rate Advances provided for in this Agreement.

1.1.17 "BORROWER" means Norske Skog Canada Finance Limited, a corporation governed by the COMPANY ACT (British Columbia).

1.1.18 "BRANCH OF ACCOUNT" means the Agency Account, Toronto-Dominion International Centre, Toronto, Ontario or, for Term Credit B, the agency account designated by the US Agent in Houston, Texas.

1.1.19 "BRIDGE LOAN" means a senior interim loan in the amount of up to US $200,000,000 arranged for NSCL by Merrill Lynch Capital Canada Inc., RBC and TD under a letter agreement dated 23 July 2001, which will be advanced if the NSCL Notes have not been issued at the date of completion of the Acquisition or to the extent that the gross proceeds of the NSCL Notes are less than US $200,000,000.

1.1.20 "BUSINESS DAY" means a day of the year, other than Saturday or Sunday, on which (a) the Agent is open for business at its executive offices in Toronto, Ontario, at its main branch in Vancouver, British Columbia and at its principal offices in New York, New York and Houston, Texas (or in other locations specified by any successor to TD as Agent) and (b) in respect of notices, determinations, payments or Advances relating to LIBOR Advances, the Agent is open for business at its principal offices in London, England. Notwithstanding the foregoing, if the Agent will be open in some locations referred to above and closed in others on a particular day, and the Agent in consultation with NSCL determines that the closing on that day will not adversely affect completion of relevant transactions in accordance with customary banking market and trading practices, the Agent may, on reasonable notice to NSCL and the Lenders, specify the particular day to be a Business Day.

1.1.21 "CANADIAN DOLLARS", "CDN. DOLLARS", "CDN. $" and "$" mean lawful money of Canada.

1.1.22 "CAPITAL STOCK" means, with respect to any person, any and all present and future shares, partnership or other interests, participations or other equivalent rights in the person's capital, however designated and whether voting or non-voting.

1.1.23 "COLLATERAL" means cash, a bank draft or a letter of credit issued by a Canadian chartered bank, all in a form satisfactory to the Lenders, acting reasonably.

1.1.24 "COMMITMENT" means in respect of each Lender from time to time, the commitment to make Advances to the Borrower in the Lender's Proportionate Share of the maximum amount of any Credit as set out on Schedule E and, where the context requires, the maximum amount of Advances which the Lender has made or committed to make.

1.1.25 "COMPLIANCE CERTIFICATE" means a certificate in the form of Schedule C.

1.1.26 "CONSOLIDATED NET TANGIBLE ASSETS" means the sum of the net book value of the assets of the Restricted Parties less, without duplication, the sum of (a) the net book value of the Restricted Parties' goodwill, trademarks, copyrights, patents, trade names, organization expense, treasury stock, deferred charges, unamortized debt discount expense and other similar intangible assets and (b) the net book value of the Restricted Parties' liabilities (including deferred taxes but excluding Funded Debt) and minority interests.

1.1.27 "CONSTATING DOCUMENTS" means, with respect to any Restricted Party, its articles or certificate of incorporation, amendment, amalgamation or continuance, memorandum of association, by-laws, partnership agreement, limited liability company agreement or other similar document, and all unanimous shareholder agreements, other shareholder agreements, voting trust agreements and similar arrangements applicable to the Restricted Party's Capital Stock, all as amended from time to time.

1.1.28 "CONTRACTS" means agreements, franchises, leases, easements, servitudes, privileges and other rights, other than Permits.

1.1.29      "CONTRIBUTING LENDER" shall have the meaning defined in Section
            12.3.2.

1.1.30 "CREDITS" means the Operating Credit, Term Credit A and Term Credit B, and "CREDIT" means any of them.

1.1.31 "CREDIT DOCUMENTS" means this Agreement, the Security and all other documents relating to the Credits, or any of them.

1.1.32 "DEBT" means, with respect to any person, without duplication and without regard to any interest component thereof (whether actual or imputed) that is not due and payable, the aggregate of the following amounts, each calculated in accordance with GAAP unless the context otherwise requires:

            (a) all obligations (including, without limitation, by way of overdraft and drafts or orders accepted representing extensions of credit) that would be considered to be indebtedness for borrowed money, and all obligations (whether or not with respect to the borrowing of money) that are evidenced by bonds, debentures, notes or other similar instruments;

            (b) the BA Discount Proceeds of all outstanding Bankers' Acceptances, less the Bankers' Acceptance Fees in respect thereof, and the equivalent amounts in respect of any similar instruments not issued under this Agreement;

             (c) all liabilities upon which interest charges are customarily paid by that person;

             (d) any Capital Stock of that person (or of any Subsidiary of that person that is not held by that person or by a Subsidiary of that person that is wholly owned, directly or indirectly) which Capital Stock, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable at the option of the holder), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof, in whole or in part, for cash or securities constituting Debt;

            (e) all capital lease obligations, synthetic lease obligations, obligations under sale and leaseback transactions and purchase money obligations;

            (f) all obligations for the deferred purchase price of Property or services acquired by such person or any predecessor and all obligations of such person under any conditional sale or other title retention agreement with respect to any Property;

            (g) all obligations secured by any Encumbrance upon or in any Property owned by such person whether or not such person has assumed or become liable for the payment of such obligations;

            (h) the Market Value of all Swaps in respect of which the Market Value is negative from that person's perspective (that is, the person is "out of the money") less, in the case of any such Swaps entered into with a Lender, the Market Value of all Swaps with the same Lender in respect of which the Market Value is positive (up to the Market Value of the Swaps with a negative Market Value);

            (i) the amount of all contingent liabilities in respect of L/Cs and other letters of credit and letters of guarantee;

            (j) the amount of all contingent liabilities in respect of performance bonds and surety bonds, and any other guarantee or other contingent liability of any part or all of an obligation of a person other than a Restricted Party, in each case only to the extent that the guarantee or other contingent liability is required by GAAP to be treated as a liability on a balance sheet of the guarantor or person contingently liable; and

            (k) the amount of the contingent liability under any guarantee (other than by endorsement of negotiable instruments for collection or deposit in the ordinary course of business) in any manner of any part or all of an obligation of another person of the type included in any of the other items in this definition;

            provided that trade payables and accrued liabilities that are current liabilities incurred in the ordinary course of business do not constitute Debt.

1.1.33      "DECLINING LENDER" has the meaning defined in Section 2.4.1.

1.1.34      "DEFAULTING LENDER" has the meaning defined in Section 12.3.2.

1.1.35 "DESIGNATED ACCOUNT" means, in respect of any Advance, the account or accounts maintained by the Borrower at a branch of RBC in Vancouver, British Columbia that the Borrower designates in its notice requesting an Advance.

1.1.36 "DRAWDOWN DATE" means the date, which shall be a Business Day, of any Advance.

1.1.37 "EBITDA" means, for any relevant period, an amount equal to NSCL's net income or net loss for the period, calculated on a consolidated basis;

            (a) plus, amounts deducted in calculating net income or net loss in respect of depreciation and amortization;
            (b)   plus, Total Interest Expense;

            (c) plus, upfront fees paid to the Agent, Arrangers or Lenders in connection with this Agreement;

            (d) plus, amounts deducted in calculating net income or net loss in respect of income taxes (but not capital taxes except those that are considered by GAAP to be income taxes), whether or not deferred;

            (e) minus, any non-cash items increasing consolidated net income for such period;

            (f) plus, any non-cash items decreasing consolidated net income for such period;

            (g) plus, unusual non-cash charges which require an accrual of, or a reserve for, cash charges for any future period;

            (h) minus, all cash payments during such period relating to non-cash charges which were added back in determining EBITDA in any prior period;

            and excluding:

            (i) any gain or loss attributable to the sale, conversion, abandonment or other disposition of Property, other than sales of inventory in the ordinary course of business; and

            (j) gains resulting from the write-up of Property and losses resulting from the write-down of Property (other than allowances for doubtful accounts receivable and any inventory adjustments); and

            (k) any gain or loss on the repurchase or redemption of any securities (including in connection with the early retirement or defeasance of any Debt); and

            (l) any foreign exchange gain or loss (other than foreign exchange gains or losses in respect of accounts receivable and accounts payable and hedges or forward exchange contracts in respect of revenues, in each case that are realized in the ordinary course of business); and

            (m)   any income or loss attributable to discontinued operations;
                  and

            (n)   any other extraordinary items; and

            (o) net income or net loss and other amounts specified in the other items of this definition that are attributable to persons other than Restricted Parties or to minority interests in Restricted Parties;

            all of which shall be calculated in accordance with GAAP unless otherwise expressly described. If NSCL has established a new Restricted Party or has disposed of a Restricted Party or material Property out of the ordinary course of business during the relevant period, EBITDA shall be calculated in accordance with GAAP (or otherwise on a basis satisfactory to the Agent, acting reasonably), as if the new Restricted Party had been a Restricted Party during the entire period or the disposition had occurred at the beginning of the period.

1.1.38 "ENCUMBRANCE" means any mortgage, debenture, pledge, hypothec, deposit, lien, charge, assignment by way of security, consignment, capital lease, hypothecation, security interest or other security agreement, trust or arrangement having the effect of security for the payment of any debt, liability or obligation, or any other adverse claim affecting Property, and "ENCUMBRANCES", "ENCUMBRANCER", "ENCUMBER" and "ENCUMBERED" shall have corresponding meanings.

1.1.39 "ENVIRONMENTAL LAWS" means all applicable Requirements of Law, Permits and guidelines or requirements of any governmental body (whether or not having the force of law, and including consent decrees as to which any Restricted Party is a party or otherwise subject, and administrative orders which may affect a Restricted Party) relating to public health and safety, protection of the environment, the release of Hazardous Materials or occupational health and safety.

1.1.40      "EVENT OF DEFAULT" has the meaning defined in Section 11.1.

1.1.41      "EVENT OF FAILURE" has the meaning defined in Section 5.1.1.

1.1.42 "EXCHANGE RATE" means, on any day, for the purpose of calculations under this Agreement, the amount of Canadian Dollars into which US Dollars may be converted, or VICE VERSA, using the Agent's mid rate (i.e. the average of the Agent's spot buying and selling rates) for converting the first currency to the other currency at the relevant time on that day. If the Exchange Rate is being determined at any time in respect of a previous day, the noon spot rate of the Bank of Canada on that previous day shall be used instead of the Agent's mid rate.

1.1.43 "EXCLUDED TAXES" means any Taxes now or hereafter imposed, levied, collected, withheld or assessed on a Lender by Canada or any other jurisdiction in which that Lender is subject to Tax as a result of the Lender (i) carrying on a trade or business in such jurisdiction or being deemed to do so, or having a permanent establishment in such jurisdiction; (ii) being organized under the laws of such jurisdiction; (iii) being resident or deemed to be resident in such jurisdiction, (iv) not dealing at arm's length with the Restricted Parties or any other Lender or (v) being connected with the jurisdiction imposing such Taxes otherwise than by the mere advancement of credit hereunder, the receipt of payments under the Credit Documents or the enforcement of rights under the Credit Documents; but does not include any sales, goods or services Tax payable under the laws of any such jurisdiction with respect to any goods or services made available by a Lender to the Borrower under this Agreement or any withholding tax.

1.1.44 "EXISTING MAJOR SHAREHOLDER" means the largest shareholder of NSCL as disclosed on page 27 of NSCL's notice of extraordinary general meeting and management information circular dated 25 April 2001 relating to the meeting to approve the Special Distribution.

1.1.45 "FEDERAL FUNDS EFFECTIVE RATE" means for any period, a fluctuating interest rate per annum equal, for each day during such period, to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by Federal Funds brokers as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York or, for any day on which that rate is not published for that day by the Federal Reserve Bank of New York, the average of the quotations for that day for such transactions received by the Agent from three Federal Funds brokers of recognized standing.

1.1.46 "FEE AGREEMENT" means the agency fee agreement between the Borrower and the Agent dated as of 14 August 2001, as amended, supplemented, restated and replaced from time to time.

1.1.47 "FUND" means any Person that is engaged in making, purchasing, holding or otherwise investing in bank loans and similar extensions of credit in the ordinary course of its business.

1.1.48 "FUNDED DEBT" means all Debt of NSCL on a consolidated basis other than Debt referred to in item (d) of the definition of Debt and Debt in respect of which no interest, fee or other compensation is charged and no Encumbrance is held.

1.1.49 "FUNDED DEBT RATIO" means at any time, the ratio calculated by dividing NSCL's (a) Funded Debt by (b) the aggregate of its Funded Debt plus its shareholders equity determined in accordance with GAAP on a consolidated basis.

1.1.50 "GAAP" means Canadian generally accepted accounting principles, including such principles recommended by the Canadian Institute of Chartered Accountants as contained in the "CICA Handbook" as amended, replaced or restated from time to time and, in the absence of a specific recommendation contained in the "CICA Handbook," accounting principles generally accepted in practice in Canada.

1.1.51      "HAZARDOUS MATERIALS" means:

            (a) any oil, flammable substances, explosives, radioactive materials, hazardous wastes or substances, toxic wastes or substances or any other wastes, contaminates, materials or pollutants which:

                  (i) pose a hazard to any real property, or to persons on or about any real property; or

                  (ii) cause any real property to be in violation of any Requirement of Law;

            (b) asbestos in any form which is or could become friable, urea formaldehyde foam insulation, transformers or other equipment which contain dielectric fluid containing levels of polychlorinated biphenyls in excess of limits prescribed by Requirements of Law, or radon gas;

            (c) any chemical, material or substance defined as or included in the definition of "dangerous goods", "deleterious substance", "hazardous substances", "hazardous wastes", "hazardous materials", "extremely hazardous wastes", "restricted hazardous waste", "toxic substances", "waste" or words of similar import under any Law, including the Canadian Environmental Protection Act (Canada), Fisheries Act (Canada), Transportation of Dangerous Goods Act (Canada), Canada Water Act (Canada) and any applicable provincial legislation; and

            (d) any other chemical, material or substance, exposure to which is prohibited, limited or regulated by any governmental body or which may or could pose a hazard to the occupants of any real property or any other person coming upon any real property or adjacent or surrounding property;

            and references to a "release" of Hazardous Materials include spilling, leaking, pumping, pouring, emitting emptying, discharging, injecting, escaping, leaching, disposing, dumping or other form of release, or permitting any of the foregoing to occur.

1.1.52 "INTELLECTUAL PROPERTY" means patents, trademarks, service marks, trade names, copyrights, trade secrets, industrial designs and other similar rights.

1.1.53 "INTERBANK REFERENCE RATE" means, in respect of any currency, the interest rate expressed as a percentage per annum which is customarily used by the Agent when calculating interest due by it or owing to it arising from correction of errors in transactions in that currency between it and other chartered banks.

1.1.54 "INTERCREDITOR AGREEMENTS" means any intercreditor agreements that may be entered into from time to time to provide for the terms of subordination of any Debt in favour of the Obligations, or other relationship between the Lenders and the holders of other Debt, including, without limitation, any intercreditor agreements entered into with the holders of Pacifica Notes, Bridge Loan, NSCL Notes, Permitted Senior Indebtedness and Permitted Subordinated Indebtedness, each as amended, supplemented, restated and replaced from time to time.

1.1.55 "INTEREST COVERAGE RATIO" means, at any time, the ratio calculated by dividing (a) EBITDA for NSCL's four most recently completed fiscal quarters by (b) Total Interest Expense for that period. For the purpose of calculating the Interest Coverage Ratio, NSCL's EBITDA and Total Interest Expense shall be calculated on a PRO FORMA basis acceptable to the Lenders, acting reasonably for the period beginning 1 October 2000 and ending 30 September 2001. The PRO FORMA calculation shall take into account the Special Distribution, the Acquisition if it is completed by 31 August 2001, and all Debt incurred or assumed in connection therewith.

1.1.56 "INTEREST PAYMENT DATE" means (in connection with Prime Rate Advances, Base Rate Advances and US Prime Rate Advances) the first day of each calendar month or if that is not a Business Day, the Business Day next following.

1.1.57 "ISSUING BANK" means, with respect to Operating Credit 1, each Lender designated by the Agent after consultation with NSCL that issues L/Cs for and on behalf of the Lenders under a Credit and, for the time being, means RBC and, with respect to Operating Credit 2, means the Lender making Advances under Operating Credit 2, which is RBC unless changed in accordance with Section 2.1.1.

1.1.58 "L/C" means a standby letter of credit, letter of guarantee or commercial letter of credit in a form satisfactory to the Issuing Bank issued by the Issuing Bank at the request of the Borrower in favour of a third party to secure the payment or performance of an obligation of a Restricted Party to the third party.

1.1.59 "L/C FEE" means the amount calculated by multiplying the face amount of each L/C by the rate for the L/C Fee specified in Section 2.5, and then multiplying the result by a fraction, the numerator of which is the duration of its term on the basis of the actual number of days to elapse from and including the date of issuance of an L/C by the Issuing Bank up to but excluding the expiry date of the L/C and the denominator of which is 365.

1.1.60 "LENDERS" means each of the persons listed on Schedule E and other lenders that agree from time to time to become Lenders in accordance with Article XIII of this Agreement, including the Operating Credit Lenders, the Term Credit A Lenders and the Term Credit B Lenders, and "LENDER" means any one of the Lenders.

1.1.61      "LIBO RATE" means, for any LIBOR Period and LIBOR Advance, either:

            (a) the rate of interest (expressed as an annual rate on the basis of a 360 day year) determined by the Agent to be the arithmetic mean (rounded up to the nearest 0.01%) of the offered rates for deposits in US Dollars for a period equal to the particular LIBOR Period, which rates appear on (A) the Reuters screen LIBO page, or (B) if the Reuters screen LIBO page is not readily available to the Agent, Page 3750 of the Telerate screen, in either case as of 11:00 a.m. (London time) on the second Business Day before the first day of that LIBOR Period, or,

            (b) if neither the Reuters screen LIBO page nor Page 3750 of Telerate is readily available to the Agent for any reason, the rate of interest determined by the Agent which is equal to the simple average of the rates of interest (expressed as a rate per annum on the basis of a year of 360 days and rounded up to the nearest 0.01%) at which three of the five largest (as to total assets) banks listed on Schedule I to the BANK ACT (Canada) as selected by the Agent would be prepared to offer leading banks in the London interbank market a deposit in US Dollars for a period equal to the LIBOR Period in an amount approximately equal to the relevant LIBOR Advance at or about 10:00 a.m. (Toronto time) on the second Business Day before the first day of such Interest Period.

            The LIBO Rate calculated as above shall be adjusted from day to day for any Lender to whom the Eurocurrency Reserve Percentage applies in respect of its LIBOR Advances under this Agreement by dividing the LIBO Rate by a percentage equal to 100% minus the Eurocurrency Reserve Percentage on that day. The Eurocurrency Reserve Percentage is the percentage prescribed by the Board of Governors of the Federal Reserve System of the United States (or any successor to its functions) for determining the maximum reserve requirement (including but not limited to any emergency, supplemental or other marginal reserve requirement) for a member bank of the Federal Reserve System in New York, New York with deposits exceeding US $5 billion in respect of Eurocurrency Liabilities (as defined in Regulation D of the Board of Governors of the Federal Reserve System) or in respect of any other category of liabilities which includes deposits by reference to which the interest rate on LIBOR Advances is determined or any category of extensions of credit or assets which includes loans by a non-United States office of any bank to United States residents.

1.1.62 "LIBOR ADVANCE" means an advance in US Dollars bearing interest based on the LIBO Rate.

1.1.63 "LIBOR PERIOD" means the period selected by the Borrower for a LIBOR Advance or the period applicable to the LIBOR Advance under the terms of this Agreement.

1.1.64 "MAJORITY LENDERS" means Lenders holding, in the aggregate, a minimum of 66 2/3% of the outstanding amount of the Commitments.

1.1.65 "MARKET VALUE" means the amount, if any, that a person would be required to pay to its counterparty in any Swap in order to terminate the Swap as a result of the person being "out of the money" on a mark to market valuation of the Swap and, without limiting the foregoing, for any Swap governed by an ISDA Master Agreement, means, on any day, the amount (whether positive or negative) expressed in Canadian Dollars that is determined by a Lender in good faith in accordance with its customary practices as of the close of business on that day as though that day was an "Early Termination Date" and the "Transaction" was a "Terminated Transaction" in accordance with the payment measure provided for in section 6(e)(i)(3) of the 1992 ISDA Master Agreement (Multicurrency
            - Cross Border). "Early Termination Date," "Transaction" and "Terminated Transaction" have the meanings defined in that ISDA Master Agreement.

1.1.66 "MATERIAL ADVERSE CHANGE" means any one or more transactions, events or conditions which, when taken together, have a material adverse effect on (a) the ability of the Restricted Parties as a whole to perform and discharge their obligations under this Agreement or any Material Contract which is listed in Part A of Schedule G or the Material Contracts taken as a whole, (b) the Agent's or the Lenders' ability to enforce their rights or remedies under any of the Credit Documents, or (c) the financial condition, business or prospects of NSCL and its Subsidiaries, taken as a whole. Notwithstanding the foregoing, if the context requires, "Material Adverse Change" shall be interpreted having reference only to such persons (other than all of the Restricted Parties) as the context requires.

1.1.67      "MATERIAL CONTRACT" means any Contract:

            (a)   which is listed on Schedule G;

            (b) to which is attached obligations on the part of the Restricted Parties or which has an economic value to the Restricted Parties in excess of $25,000,000 per annum; or

            (c) to which a Restricted Party is a party that, if terminated, would materially impair the ability of the Restricted Parties as a whole to carry on business in the ordinary course or would cause a Material Adverse Change.

1.1.68 "MATERIAL PERMIT" means any Permit issued to a Restricted Party that, if terminated, would materially impair the ability of the Restricted Parties as a whole to carry on business in the ordinary course or would cause a Material Adverse Change.

1.1.69      "MOODY'S" means Moody's Investors Service, Inc.

1.1.70      "NON BA LENDER" has the meaning defined in Section 8.15.5.

1.1.71      "NEW LENDER" has the meaning defined in Section 2.4.4.

1.1.72 "NOTEHOLDERS" means the holders from time to time of the Pacifica Notes and the NSCL Notes.

1.1.73 "NSCL" means Norske Skog Canada Limited, a corporation governed by the COMPANY ACT (British Columbia), which is expected to be continued under the CANADA BUSINESS CORPORATIONS ACT if the Acquisition is completed, and also means the corporation resulting from the amalgamation under the CANADA BUSINESS CORPORATIONS ACT of NSCL and Pacifica which will occur if the Acquisition is completed.

1.1.74 "NSCL NOTES" means senior notes to be issued by NSCL after the date of this Agreement (the proceeds of which will only be released from escrow if the Acquisition is completed on or before 31 August 2001) to finance the Acquisition and/or refinance the Bridge Loan, or which are issued in exchange for the Bridge Loan, in each case as long as such notes are, in the reasonable opinion of the Agent, on terms that are no more onerous to NSCL than the Pacifica Indenture and shall mature no earlier than the Pacifica Notes. For greater certainty, NSCL Notes includes any replacement notes issued after registration under the SECURITIES ACT OF 1933 (United States) in accordance with the terms of the NSCL Notes.

1.1.75 "OBLIGATIONS" means all obligations of the Borrower to the Lenders under or in connection with this Agreement, including but not limited to all debts and liabilities, present or future, direct or indirect, absolute or contingent, matured or not, at any time owing by the Borrower to the Lenders in any currency or remaining unpaid by the Borrower to the Lenders in any currency under or in connection with this Agreement, whether arising from dealings between the Lenders and the Borrower or from any other dealings or proceedings by which the Lenders may be or become in any manner whatever creditors of the Borrower under or in connection with this Agreement, and wherever incurred, and whether incurred by the Borrower alone or with another or others under or in connection with this Agreement, and whether as principal or surety, and all interest, fees, legal and other costs, charges and expenses. In this definition, "the Lenders" shall be interpreted as "the Lenders, or any of them".

1.1.76 "OPERATING CREDIT" means, collectively, the revolving credit of up to $220,000,000 or the US Dollar equivalent thereof (designated as "OPERATING CREDIT 1") and the revolving credit of up to $30,000,000 or the US Dollar equivalent thereof (designated as "OPERATING CREDIT 2") which are established in favour of the Borrower by this Agreement to assist in financing the general corporate requirements of the Restricted Parties.

1.1.77 "OPERATING CREDIT LENDERS" means the Lenders who have provided Commitments relating to the Operating Credit as more particularly described in Schedule E.

1.1.78 "OTHER SECURED OBLIGATIONS" means the present and future debts, liabilities and obligations to any Lender under or in connection with (a) Swaps to exchange one of Canadian Dollars, US Dollars or Japanese yen to another of those currencies, provided that in the case of such Swaps that relate to Debt, such Swaps do not increase the principal amount of Debt outstanding other than as a result of fluctuations in foreign currency exchange rates or by reason of fees, indemnities or compensation payable thereunder, and (b) Swaps to provide for the exchange of floating interest rate obligations for fixed interest rate obligations in an aggregate amount (net of offsetting transactions) that does not exceed 75% of NSCL's consolidated floating rate Debt at the time any such Swap is entered into.

1.1.79 "PACIFICA" means Pacifica Papers Inc., a corporation governed by the CANADA BUSINESS CORPORATIONS ACT.

1.1.80 "PACIFICA ARRANGEMENT" means an arrangement agreement made on 25 March 2001 between NSCL and Pacifica with respect to the Acquisition and the plan of arrangement described in that agreement.

1.1.81 "PACIFICA BANK DEBT" means indebtedness arising under the Multi-Option Credit Facility made among Pacifica, Pacifica Power Co. Ltd. and Pacifica Papers Limited Partnership, as borrower, Canadian Imperial Bank of Commerce, as arranger and administrative agent, The Bank of Nova Scotia, as documentation agent and Canadian Imperial Bank of Commerce and other lenders dated 12 March 1999, as amended by Amending Agreement dated 21 February 2000, Consent to Restrictions and Assumption Agreement dated 30 January 2001 and Consent to Sale and Amendment Agreement dated 31 January 2001.

1.1.82 "PACIFICA INDENTURE" means the trust indenture dated as of 12 March 1999 between Pacifica, certain of its Subsidiaries as guarantors and Norwest Bank Minnesota, National Association, as Trustee, as amended and supplemented by agreements dated 12 March 1999, 30 December 1999 and 31 January 2001 and otherwise as permitted by this Agreement.

1.1.83 "PACIFICA NOTES" means the 10% senior notes due 2009 issued by Pacifica under the Pacifica Indenture.

1.1.84 "PENDING EVENT OF DEFAULT" means an event which, with giving of notice, lapse of time, or both, or subject to any other condition subsequent to such event, would constitute an Event of Default.

1.1.85 "PENSION PLAN" means (a) a "registered pension plan" (as that term is defined in the INCOME TAX ACT (Canada)) which is subject to the funding requirements of applicable pension benefits legislation in any jurisdiction of Canada and is applicable to employees resident in Canada of any Restricted Party, or (b) any pension benefit plan, other post-retirement benefit plan or other similar arrangement applicable to employees of any Restricted Party.

1.1.86 "PERMITS" means governmental licenses, authorizations, consents, registrations, exemptions, permits and other approvals required by law.

1.1.87 "PERMITTED ENCUMBRANCES" means, with respect to any person, the following:

            (a) Encumbrances for taxes, rates, assessments or other governmental charges or levies not yet due, or for which instalments have been paid based on reasonable estimates pending final assessments, or if due, the validity of which is being contested diligently and in good faith by appropriate proceed ings by that person and the payment of which has been secured by such arrangements (including Collateral) as the Lenders may require;

            (b) undetermined or inchoate Encumbrances, rights of distress and charges incidental to current operations which have not at such time been filed or exercised and of which none of the Lenders has been given notice, or which relate to obligations not due or payable or if due, the validity of which is being contested diligently and in good faith by appropriate proceedings by that person and the payment of which has been secured by such arrangements (including Collateral) as the Lenders may require;

            (c) reservations, limitations, provisos and conditions expressed in any original grants from the Crown or other grants of real or immovable property, or interests therein, which do not materially affect the use of the affected land for the purpose for which it is used by that person;

            (d) zoning, land use and building restrictions, by-laws, regulations and ordinances of federal, provincial, municipal and other governmental authorities, licenses, easements, rights-of-way and rights in the nature of easements (including, without limiting the generality of the foregoing, licenses, easements, rights-of-way and rights in the nature of easements for sidewalks, public ways, sewers, drains, gas, steam and water mains or electric light and power, or telephone and telegraph conduits, poles, wires and cables), none of which will materially impair the use of the affected land for the purpose for which it is used by that person;

            (e) title defects, encroachments or irregularities which are of a minor nature and which in the aggregate will not materially impair the use of the affected property for the purpose for which it is used by that person;

            (f) the right reserved to or vested in any municipality or governmental or other public authority by the terms of any lease, license, franchise, grant or permit acquired by that person or by any statutory provision to terminate any such lease, license, franchise, grant or permit, or to require annual or other payments as a condition to the continuance thereof;

            (g) the Encumbrance resulting from the deposit of cash or securities in connection with contracts (other than for the payment of Debt), tenders or expropriation proceedings, or to secure workers' compensation, unemployment insurance, surety or appeal bonds, costs of litigation when required by law, liens and claims incidental to current construction, mechanics', warehousemen's, carriers' and other similar liens, and public, statutory and other like obligations incurred in the ordinary course of business, up to a maximum at any time of $10,000,000 for all Restricted Parties;

            (h) security given to a public utility or any municipality or governmental authority when required by such utility or authority in connection with the operations of that person in the ordinary course of its business, up to a maximum at any time of $10,000,000 for all Restricted Parties;

            (i) the Trustee Security, to the extent that it secures debentures that have been issued under the trust deeds forming part of the Trustee Security and pledged to secure the debts, liabilities and obligations described in Section 6.2, and the pledges of those debentures;

            (j)   the Security other than the Trustee Security;

            (k) the Encumbrance created by a judgment of a court of competent jurisdiction, as long as the judgment is being contested diligently and in good faith by appropriate proceedings and payment has been secured by such arrangements (including Collateral) as the Lenders may require or the judgment is being satisfied by that person and has not caused an Event of Default;

            (l) Encumbrances on Property and the proceeds thereof created or assumed to finance the acquisition or improvement or secure the unpaid purchase price thereof (including the principal amount of any capital lease or Purchase Money Mortgage), provided that the aggregate principal amount (or fair market value of the Property Encumbered if no principal amount is designated) in respect of all such Encumbrances entered into by all Restricted Parties does not exceed 4% of Consolidated Net Tangible Assets at any time;

            (m) a pledge of preferred shares of Pope & Talbot Mackenzie Pulp Operations Ltd.. by Norske Skog Pulp Operations Ltd. to secure obligations of Norske Skog Pulp Operations Ltd. in the amount of $16,200,000 to Pope & Talbot Mackenzie Pulp Operations Ltd. for which recourse is limited to the pledged shares and which is terminated on or before 31 October 2001;

            (n) escrow arrangements and related Encumbrances in respect of the proceeds of the NSCL Notes if they are issued before the date of completion of the Acquisition to secure redemption of the NSCL Notes if the Acquisition is not completed; and

            (o) other Encumbrances expressly agreed to in writing by the Majority Lenders.

1.1.88      "PERMITTED OBLIGATIONS" means the following:

            (a)   the Obligations;

            (b)   the Other Secured Obligations;

            (c) debts, liabilities and obligations of any Restricted Party to another Restricted Party;

            (d) if the Acquisition is completed on or before 31 August 2001, the Pacifica Notes, the Bridge Loan and the NSCL Notes;

            (e)   Permitted Senior Indebtedness;

            (f)   Permitted Subordinated Indebtedness;

            (g) unsecured debts, liabilities and obligations of NSCL in connection with an existing letter of credit issued for the account of NSCL by Bank of Tokyo- Mitsubishi (Canada) to The Bank of Tokyo-Mitsubishi Ltd., Kyobashi Branch, Tokyo, Japan in the amount of 30,000,000 Japanese yen;

            (h) other debts, liabilities and obligations secured by Permitted Encumbrances;

            (i) current accounts payable, accrued expenses and other similar debts, liabilities and obligations incurred in the ordinary course of business which are not for borrowed money;

            (j)   deferred taxes;

            (k) obligations and liabilities incurred in the ordinary course of business which do not constitute Debt;

            (l) actuarially determined obligations in respect of Pension Plans;

            (m) obligations arising from guarantees by one Restricted Party of debts, liabilities and obligations of another Restricted Party that are themselves Permitted Obligations; and

            (n) other debts, liabilities and obligations expressly permitted under this Agreement or expressly consented to by the Majority Lenders in writing.

1.1.89 "PERMITTED SENIOR INDEBTEDNESS" means Debt of NSCL for borrowed money that:

            (a) except for Special Permitted Senior Indebtedness, has a stated maturity later than 14 August 2007 and is unsecured;

            (b) is on terms and conditions that, in the reasonable opinion of the Majority Lenders, are no more restrictive to the Restricted Parties than the terms of the Obligations including, without limitation except for Special Permitted Senior Indebtedness, the scheduled amortization of the Debt;

            (c) is not incurred at a time that an Event of Default or Pending Event of Default has occurred and is continuing or would, in the opinion of the Majority Lenders, acting reasonably, based on their review of PRO FORMA budgets and other information that the Lenders may require from NSCL (all of which must be in form and substance satisfactory to the Lenders), result from the incurrence of the Debt; and

            (d) if required by the Majority Lenders, is subject to the terms of an Intercreditor Agreement entered into with the Agent in form and substance satisfactory to the Majority Lenders, acting reasonably.

1.1.90 "PERMITTED SUBORDINATED INDEBTEDNESS" means unsecured Debt of NSCL for borrowed money that:

            (a) has a stated maturity later than 14 August 2007 and does not require any principal payments before maturity, provided that voluntary prepayments shall be permitted with the prior written consent of the Majority Lenders;

            (b) is on terms and conditions including, without limitation, financial covenants that, in the reasonable opinion of the Majority Lenders, are less restrictive to the Restricted Parties than the terms of the Obligations;

            (c) contains no financial covenants except those which apply only at the time of incurrence of Debt;

            (d) is not incurred at a time that an Event of Default or Pending Event of Default has occurred and is continuing or would, in the opinion of the Majority Lenders, acting reasonably, based on their review of PRO FORMA budgets and other information that the Lenders may require from NSCL (all of which must be in form and substance satisfactory to the Lenders), result from the incurrence of the Debt;

            (e) provides for a standstill period in respect of enforcement by holders of the Debt of not less than 180 days following default, provides for acceleration with reference to other Debt of NSCL and any Subsidiaries of NSCL that are guarantors only upon acceleration of that Debt rather than default under the terms of that Debt, and does not require repayments upon any dispositions of Property of the Restricted Parties;

            (f) if required by the Majority Lenders, is subject to the terms of an Intercreditor Agreement entered into with the Agent in form and substance satisfactory to the Majority Lenders, acting reasonably.

1.1.91 "PERSON" or "PERSON" means any individual, corporation, company, partnership, unincorporated association, trust, joint venture, estate or other judicial entity or any governmental body.

1.1.92 "PLEDGED SHARES" means the Capital Stock of the Restricted Parties and other persons that is pledged as part of the Trustee Security from time to time.

1.1.93      "PRIME RATE" means, on any day, the greater of:

                  (a) the annual rate of interest expressed as a percentage per annum in effect on that day as TD's reference rate for commercial loans made by it in Canada in Canadian Dollars; and

                  (b) the average rate for 30 day Canadian Dollar bankers' acceptances that appears on the Reuters Screen CDOR Page at 10:00 a.m. Toronto time on that day, plus 1% per annum.

1.1.94 "PRIME RATE ADVANCE" means an Advance in Canadian Dollars bearing interest based on the Prime Rate and includes deemed Prime Rate Advances provided for in this Agreement.

1.1.95 "PROPERTY" means, with respect to any person, any or all of its undertaking, property and assets.

1.1.96 "PROPORTIONATE SHARE" means the percentage of the maximum amount of the Credits which a Lender has agreed to advance to the Borrower, as set out on Schedule E, which shall be amended by the Agent from time to time as other persons become Lenders or the Proportionate Shares of Lenders otherwise change.

1.1.97 "PURCHASE MONEY MORTGAGE" means any Encumbrance, including a capital lease, created, issued or assumed by any Restricted Party to secure indebtedness assumed by that person as part of, or issued or incurred to provide funds to pay, and not exceeding 100% of, the unpaid purchase price (including installation cost) or construction cost of any Property, if the Encumbrance is limited to the Property acquired and is created, issued or assumed substantially concurrently with the acquisition of the Property or in connection with the refinancing of an existing Purchase Money Mortgage, if the principal amount has not increased and the Encumbrance continues to be limited to that Property. Purchase Money Mortgage also includes any other fixed charge over specific limited Property securing term debt of a person existing at the time the person is acquired by a Restricted Party or assumed by a Restricted Party in connection with the acquisition of Property from the person, but not incurred in connection with or in anticipation of the acquisition of the person or Property.

1.1.98 "RBC" means Royal Bank of Canada, a bank to which the BANK ACT (Canada) applies.

1.1.99 "REFERENCE DEBT RATING" means the public rating of the indebtedness and liability of the Borrower to the Lenders under the Credits or if either Moody's or S&P has not established a rating for indebtedness and liability under the Credits, the corporate credit or issuer ratings of NSCL established by Moody's or S&P, as the case may be, shall apply.

1.1.100     "REGISTER" has the meaning defined in Section 13.2.3.

1.1.101 "REPLACEMENT CONTRACT" means any one or more Contracts (a) entered into by a Restricted Party to replace a Material Contract that has been terminated or in respect of which a declaration of non-performance has been issued or similar step has been taken, (b) which provide the Restricted Party with rights, benefits and value substantially similar to and on terms and conditions not materially less favourable than those contained in the Material Contract being replaced and (c) which are entered into concurrently with or before a termination, declaration or similar step arising from a breach by or other event relating to a Restricted Party or within 30 days of a termination, declaration or similar step arising from a breach by or other event relating to a Person other than a Restricted Party. A Replacement Contract shall be deemed to be a Material Contract and shall be deemed to be listed in Part A of Schedule G if the Material Contract that it replaces was listed in Part A, and the Material Contract that is replaced shall cease to be a Material Contract.

1.1.102 "REQUIREMENT OF LAW" means, as to any person, any law, treaty, regulation, ordinance, decree, judgment, order or similar requirement made or issued under sovereign or statutory authority and applicable to or binding upon that person, or to which that person or any of its Property is subject.

1.1.103 "RESTRICTED PARTIES" means NSCL, the Borrower, Norske Skog Canada Pulp Operations Limited, Elk Falls Pulp and Paper Limited, Norske Skog Canada Sales Inc., Norske Skog Canada Pulp Sales Inc., Norske Skog Pulp Sales (Japan) Ltd., Norske Skog Canada (Japan) Ltd., NSCL Holdings Inc. and Norske Skog Paper Company, and such other Subsidiaries of NSCL as may become Restricted Parties from time to time.

1.1.104     "S&P" means Standard & Poor's Corporation.

1.1.105     "SCHEDULE" means the designated schedule of this Agreement.

1.1.106     "SECTION" means the designated section of this Agreement.

1.1.107 "SECURED DEBT RATIO" means, at any time, the ratio of (a) the amount of Funded Debt that is secured by any Encumbrance to (b) the aggregate of all Funded Debt plus NSCL's shareholders' equity determined in accordance with GAAP on a consolidated basis.

1.1.108 "SECURITY" means the security held from time to time by or on behalf of the Lenders (including but not limited to the Trustee Security), securing or intended to secure repayment of the Obligations, including without limitation the security described in Section 6.1.

1.1.109 "SPECIAL DISTRIBUTION" means a distribution by NSCL to its shareholders of approximately $1,490,000,000 in accordance with the plan of arrangement under section 252 of the COMPANY ACT (British Columbia) which was approved by NSCL's shareholders on 31 May 2001 and by the British Columbia Supreme Court on 1 June 2001.

1.1.110 "SPECIAL PERMITTED SENIOR INDEBTEDNESS" means Debt in an aggregate principal amount of up to $50,000,000 outstanding at any time that is Permitted Senior Indebtedness but may be secured by the Trustee Security and may be payable before 14 August 2007.

1.1.111 "SUBSIDIARY" means, with respect to a Restricted Party, a subsidiary as defined in the CANADA BUSINESS CORPORATIONS ACT as of the date of this Agreement, and any partnership or other organization in which the Restricted Party or any of its Subsidiaries has the right to make or control management decisions.

1.1.112     "SUCCESSOR AGENT" has the meaning defined in Section 12.11.

1.1.113 "SWAP" means any interest rate swap, basis swap, forward rate transaction, currency hedging or swap transaction, cap transaction, floor transaction, collar transaction, futures contract, or other similar transaction, or any option or derivative with respect to such a transaction or combination of any such transactions, whether relating to interest rates, foreign exchange, commodities or otherwise.

1.1.114 "SYNDICATION AGENTS" means Merrill Lynch & Co. and RBC Dominion Securities in their role as syndication agents for the Lenders.

1.1.115 "TAXES" means all taxes, levies, imposts, stamp taxes, duties, deductions, withholdings, rates, assessments, fees, dues and similar governmental impositions payable, levied, collected, withheld, imposed or assessed as of the date of this Agreement or at any time in the future, and "TAX" shall have a corresponding meaning.

1.1.116 "TERM CREDIT A means the credit of up to $150,000,000 or the US Dollar equivalent thereof in favour of the Borrower which is established by this Agreement for the purposes specified in Section 3.3.

1.1.117 "TERM CREDIT A LENDERS" means the Lenders who have provided Commitments relating to Term Credit A as more particularly described in Schedule E.

1.1.118 "TERM CREDIT B" means the credit of up to US $200,000,000 in favour of the Borrower which is established by this Agreement to assist in funding the Special Distribution and related fees.

1.1.119 "TERM CREDIT B LENDERS" means the Lenders who have provided Commitments relating to Term Credit B as more particularly described in Schedule E.

1.1.120 "TD" means The Toronto-Dominion Bank, a bank to which the BANK ACT (Canada) applies.

1.1.121 "THRESHOLD AMOUNT" means, while the Pacifica Notes are outstanding, the aggregate of:

            (a) the greater of (i) $430,000,000 and (ii) the sum of 75% of the net book value of the accounts receivable of NSCL and its "Restricted Subsidiaries" as defined under the Pacifica Indenture plus 50% of the net book value of inventory of NSCL and its Restricted Subsidiaries plus $290,000,000;

            (b)   $40,000,000; and

            (c) the amount of Advances outstanding under the Operating Credit that are trade letters of credit and standby letters of credit incurred in the ordinary course of business and the amount of Bankers' Acceptances outstanding under the Credits that are incurred in the ordinary course of business, up to an aggregate principal amount of $5,000,000 outstanding at any one time;

            and, if the Pacifica Notes are no longer outstanding and the Bridge Loan and/or the NSCL Notes are outstanding, means such higher amount as the Agent determines is permitted based on the terms of the Bridge Loan and/or the NSCL Notes that correspond with clauses (i),
            (ix) and (xi) of the definition of "Permitted Indebtedness" in the Pacifica Indenture.

1.1.122 "TOTAL INTEREST EXPENSE" means, for any particular period, without duplication, the aggregate expense incurred by NSCL on a consolidated basis (omitting amounts that are not attributable to Restricted Parties) for interest and equivalent costs of borrowing (taking into account the effect of any relevant Swaps), including but not limited to (i) bankers' acceptance fees, (ii) discounts on bankers' acceptances, (iii) the interest portion of any capital lease, and (iv) all fees and other compensation paid to any person that has extended credit to the Restricted Parties other than any upfront, extension and similar non-recurring fees paid to the Agent or Lenders, in each case whether or not actually paid (unless paid by the issuance of securities constituting Debt), and calculated in accordance with GAAP.

1.1.123 "TRUSTEE" means The Canada Trust Company in its capacity as trustee under the Trustee Security from time to time, and any successor trustee.

1.1.124 "TRUSTEE SECURITY" means the trust deeds granted by the Restricted Parties to the Trustee and the pledges of Pledged Shares, assignments of Material Contracts and other collateral security for the trust deeds.

1.1.125 "US AGENT" means Toronto Dominion (Texas), Inc. or any successor appointed in accordance with this Agreement.

1.1.126 "US DOLLARS" and "US $" mean lawful money of the United States of America.

1.1.127     "US PRIME RATE" means, on any day, the greater of:

            (a) the annual rate of interest (expressed as a percentage per annum on the basis of a calendar year) announced by TD's New York branch on that day as its reference rate for commercial loans made in the United States of America in US Dollars; and

            (b) the Federal Funds Effective Rate plus 1% per annum.

1.1.128 "US PRIME RATE ADVANCE" means an Advance in US Dollars bearing interest based on the US Prime Rate and includes deemed US Prime Rate Advances provided for in this Agreement.

1.1.129 "WELFARE PLAN" means any medical, health, hospitalization, insurance or other employee benefit or welfare plan, agreement or arrangement applicable to employees of any Restricted Party.


                                   ARTICLE II
                                OPERATING CREDIT

2.1         AMOUNT AND AVAILMENT OPTIONS

2.1.1 Upon and subject to the terms and conditions of this Agreement, the Operating Credit Lenders agree to provide a credit for the use of the Borrower in the amount of up to Cdn. $250,000,000 or the US Dollar equivalent thereof, which is referred to collectively as the Operating Credit and is comprised of a tranche of up to Cdn.$220,000,000 referred to as Operating Credit 1 and a tranche of up to Cdn. $30,000,000 referred to as Operating Credit 2. Subject to Section 8.1, Advances under Operating Credit 1 will be made by the Operating Credit Lenders and Advances under Operating Credit 2 will be made by RBC. The Borrower may from time to time with the agreement of RBC, the Agent and the proposed replacement, designate another Operating
Credit Lender to replace RBC in making Advances under Operating Credit 2. In that case, references in this Agreement to RBC in respect of Operating Credit
2 shall be interpreted as referring to the replacement.

2.1.2 At the option of the Borrower, Operating Credit 1 may be used by requesting Prime Rate Advances to be made by the Operating Credit Lenders, by requesting Base Rate Advances to be made by the Operating Credit Lenders, by presenting orders to the Operating Credit Lenders for acceptance as Bankers' Acceptances, by requesting that LIBOR Advances be made by the Operating Credit Lenders, or by requesting that L/Cs be issued by the Issuing Bank on behalf of all Operating Credit Lenders. The aggregate face amount of L/Cs outstanding under Operating Credit 1 at any time shall not, however, exceed $50,000,000 or the US Dollar equivalent thereof.

2.1.3 Operating Credit 2 may be used by the Borrower incurring overdrafts in its accounts with RBC, which shall be deemed to be Prime Rate Advances in the case of Canadian Dollar overdrafts and Base Rate Advances in the case of US Dollar overdrafts, by presenting orders to RBC for acceptance as Bankers' Acceptances, by requesting that LIBOR Advances be made by RBC or by requesting that L/Cs be issued by RBC. The aggregate face amount of L/Cs outstanding under Operating Credit 2 at any time shall not, however, exceed $10,000,000 or the US Dollar equivalent thereof.

2.2         REVOLVING CREDIT

            The Operating Credit is a revolving credit and the principal amount of any Advance under the Operating Credit that is repaid may be reborrowed, if the Borrower is otherwise entitled to an Advance under the Operating Credit.

2.3         USE OF OPERATING CREDIT

            The Operating Credit shall be used to assist in financing the general corporate requirements of the Restricted Parties, including to assist in financing the Acquisition (including related expenses) and refinancing the Pacifica Bank Debt.

2.4         TERM AND REPAYMENT

            The Operating Credit shall be repaid in full and cancelled on or before 30 June 2004. If no Event of Default or Pending Event of Default has occurred and is continuing, the Borrower may request that the maturity date of the Operating Credit be extended by successive one year periods in accordance with the following procedures:

2.4.1 The Borrower shall, if it wishes to extend the maturity date, make such request to each Operating Credit Lender by written notice given to the Agent not earlier than 1 April nor later than 30 April in each year. Each Operating Credit Lender shall provide a written response to such request to the Agent within 30 days after receiving the request. If any Operating Credit Lender fails to respond, it shall be deemed to have declined to grant any extension (and shall have no liability for failing to respond). Promptly thereafter, the Agent will notify the Borrower of the response of the Operating Credit Lenders, which notice shall include the names of all Operating Credit Lenders who declined or were deemed to have declined to grant such extension (the "DECLINING LENDERS").

2.4.2 If all of the Lenders agree to extend the maturity date, the Conversion Date shall be extended by one year from the then applicable maturity date.

2.4.3 If the aggregate amount of the Commitments in respect of the Operating Credit of all Lenders who agree to extend the maturity date (the "ACCEPTING LENDERS") is less than or equal to two-thirds of the aggregate Commitments in respect of the Operating Credit of all Lenders then in effect, the maturity date shall not be extended.

2.4.4 If the aggregate amount of the Commitments of the Accepting Lenders exceeds two-thirds of the aggregate Commitments of all Lenders in respect of the Operating Credit then in effect, unless the Borrower elects not to extend the maturity date by giving a further written notice to the Agent to that effect before the then applicable maturity date, the maturity date shall be extended by one year from the then applicable maturity date provided that the Borrower has, before the then applicable maturity date, replaced or cancelled the Commitments in respect of the Operating Credit of all Declining Lenders in the following manner:

            (a)   the Operating Borrower may negotiate an agreement with:

                  (i)      one or more of the Accepting Lenders, or

                  (ii) one or more other financial institutions ("NEW LENDERS") which have been identified by the Borrower (with the assistance of the Agent, if requested) and which are acceptable to the Accepting Lenders, acting reasonably, to assume the Commitments of the Declining Lenders upon payment to the Declining Lenders of all amounts owed to the Declining Lenders under or in connection with the Operating Credit, and in that event an assignment by the Declining Lenders to the Accepting Lenders or the New Lenders will be deemed to have occurred in accordance with the terms of the form of Assignment Agreement; and

            (b) to the extent the Commitments of the Declining Lenders have not been fully assumed by the Accepting Lenders and the New Lenders pursuant to paragraph (a) above, the Borrower shall cancel the Commitments of the Declining Lenders and pay to the Declining Lenders on the latest maturity date to which the Declining Lenders have previously agreed, all amounts owed to the Declining Lenders under or in connection with the Operating Credit, without penalty but subject to payment of any losses, costs and expenses payable to the Declining Lenders pursuant to this Agreement.

2.5         INTEREST RATES AND FEES

            Interest rates on Prime Rate Advances, Base Rate Advances and LIBOR Advances and the rates for calculation of Bankers' Acceptance Fees and L/C Fees shall vary according to the Reference Debt Ratings. The rate for calculation of Bankers' Acceptance Fees and L/C Fees shall be the Applicable Fee Rate per annum from time to time in effect. Interest shall accrue and be payable on Prime Rate Advances and Base Rate Advances at the Prime Rate and Base Rate, respectively, per annum plus the Applicable Margin from time to time in effect. Interest shall accrue and be payable on LIBOR Advances at the LIBO Rate per annum for the applicable LIBOR Period plus the Applicable Margin from time to time in effect. Any change in the Applicable Fee Rate or Applicable Margin shall take effect as provided in the definitions of those terms.

            Interest and fees for Operating Credit 1 shall be promptly distributed by the Agent to the Operating Credit Lenders based on their respective Proportionate Shares as adjusted in accordance with Section 8.2. Subject to Section 8.1, interest for Operating Credit 2 shall be paid to RBC for its own account. In addition, a fronting fee calculated in the same manner as the L/C Fee but at a rate of 0.125% per annum on the amount of each L/C issued under Operating Credit 1 will be payable to the Issuing Bank for its own account.

2.6         COMMITMENT FEE

            The Borrower shall pay commitment fees based on the daily undrawn portion of Operating Credits 1 and 2, respectively, at the following rates, which shall vary according to the percentage of the aggregate amount of the Operating Credit which is drawn and the Applicable Fee Rate from time to time:

                                                      Applicable Commitment Fee
            Percentage which is Drawn                 (% of Applicable Fee Rate)

            LESS THAN OR EQUAL TO =33%                          35%
            GREATER THAN 33 LESS THAN OR EQUAL TO =67%          30%
            GREATER THAN 67%                                    25%

            The commitment fee shall be calculated daily beginning on 14 August 2001 and shall be payable quarterly in arrears on the third Business Day after the end of each calendar quarter, with the first payment to be made on 3 October 2001. Commitment fees for Operating Credit 1 shall be promptly distributed by the Agent to the Operating Credit Lenders based on their respective Proportionate Shares as adjusted in accordance with Section 8.2. Subject to
Section 8.1, commitment fees for Operating Credit 2 shall be paid to RBC for its own account.

2.7         OTHER FEES

            The Borrower shall also pay agency and other fees in respect of all Credits to the Agent in accordance with the Fee Agreement and to TD, RBC and Merrill Lynch Capital Canada Inc. in accordance with the fee letter dated 15 May 2001 as amended by letter dated 25 July 2001 from those Lenders to NSCL.

2.8         EXISTING L/CS

            The letters of credit listed on Schedule L, which were issued by RBC pursuant to its credit arrangements with NSCL before the date of this Agreement, shall be deemed to have been issued as L/Cs and to be Advances under Operating Credit 1 in the case of the first letter of credit listed on Schedule L and Operating Credit 2 in the case of the other letters of credit. The Borrower hereby assumes all debts, liabilities and obligations of NSCL under or in connection with the letters of credit listed on Schedule L. The Borrower shall, concurrently with the first Advance under this Agreement, pay the Agent for the accounts of the Operating Credit Lenders and the Issuing Bank L/C Fees and fronting fees that would have been paid to them had those L/Cs been issued on the date of the first Advance for terms from that date to the respective expiry dates of the L/Cs.


                                   ARTICLE III
                                  TERM CREDIT A

3.1         AMOUNT AND AVAILMENT OPTIONS

            Upon and subject to the terms and conditions of this Agreement, the Term Credit A Lenders agree to provide a credit for the use of the Borrower in the amount of up to Cdn. $150,000,000 or the US Dollar equivalent thereof. At the option of the Borrower, Term Credit A may be used by requesting Prime Rate Advances to be made by the Term Credit A Lenders, by requesting Base Rate Advances to be made by the Term Credit A Lenders, by presenting orders to the Term Credit A Lenders for acceptance as Bankers' Acceptances or by requesting that LIBOR Advances be made by the Term Credit A Lenders.

            Term Credit A may be drawn only in a single Advance, other than Advances that are rollovers or conversions. No Advance under Term Credit A, other than a rollover or conversion, will be available after 31 August 2001. Any amount under Term Credit A which is not drawn at the time of the initial Advance under Term Credit A or which is not drawn on or before 31 August 2001 will be permanently cancelled. If NSCL issues the NSCL Notes on or before the date of the initial Advance with gross proceeds greater than US $200,000,000, the maximum amount available under Term Credit A will be reduced by the Canadian Dollar equivalent of the amount by which the gross proceeds of the NSCL Notes exceed US $200,000,000.

3.2         NON-REVOLVING CREDIT

            Term Credit A is a non-revolving credit and the principal amount of any Advance under Term Credit A that is repaid may not be reborrowed.

3.3         USE OF TERM CREDIT A

            Term Credit A shall be used to assist in funding the Special Distribution and related expenses and shall be drawn only on the date the Special Distribution is to be paid, which for greater certainty includes the date on which NSCL determines to put its transfer agent in funds for the purpose of paying the Special Distribution.

3.4         TERM AND REPAYMENT

            Term Credit A shall be repaid and permanently reduced by quarterly instalments on the last Business Days of each of March, June, September and December of each year, beginning in December 2001, in the following percentages of the principal amount of the Advances under Term Credit A as of 1 September 2001:

            Dates                                    Amount of Each Payment
            -----                                    ----------------------
            December 2001 to June 2003               2.5%
            September 2003 to June 2004              5.0%
            September 2004 to June 2005              6.25%
            September 2005 to June 2006              9.375%

            In addition to the scheduled repayments and reductions, the aggregate amount available under Term Credit A and Term Credit B shall be repaid and permanently reduced in accordance with Section 5.1. Term Credit A shall, in any event, be repaid in full and cancelled on or before 30 June 2006.

3.5         INTEREST RATES AND FEES

            Interest and fees shall be payable on Advances under Term Credit A at the same rates as specified in Section 2.5 in relation to Advances under the Operating Credit.

            Interest and fees shall be distributed by the Agent to the Term Credit A Lenders based on their respective Proportionate Shares.

3.6         COMMITMENT FEE

            The Borrower shall pay a commitment fee based on the daily undrawn portion of Term Credit A at a rate equal to 0.7875% per annum. The commitment fee shall be calculated daily from and including 14 August 2001 to but excluding the date of the initial Advance or cancellation of Term Credit A, and shall be payable on 31 August 2001 or the date of the initial Advance, whichever is earlier. The commitment fee shall be promptly distributed by the Agent to the Term Credit A Lenders based on their respective Proportionate Shares.


                                   ARTICLE IV
                                  TERM CREDIT B

4.1         AMOUNT AND AVAILMENT OPTIONS

            Upon and subject to the terms and conditions of this Agreement, the Term Credit B Lenders agree to provide a credit for the use of the Borrower in the amount of up to US $200,000,000. At the option of the Borrower, Term Credit B may be used by requesting US Prime Rate Advances to be made by the Term Credit B Lenders or by requesting that LIBOR Advances be made by the Term Credit B Lenders.

            Term Credit B may be drawn only in a single Advance at the time of the initial Advance under this Agreement, other than Advances that are rollovers or conversions. Any amount under Term Credit B which is not drawn at the time of the initial Advance under this Agreement will be permanently cancelled.

4.2         NON-REVOLVING CREDIT

            Term Credit B is a non-revolving credit and the principal amount of any Advance under Term Credit B that is repaid may not be reborrowed.

4.3         USE OF TERM CREDIT B

            Term Credit B shall be used to assist in funding the Special Distribution and related expenses.

4.4         TERM AND REPAYMENT

            Term Credit B shall be repaid and permanently reduced by instalments that are each equal to 0.25% of the principal amount of the Advances under Term Credit B as of 1 September 2001. Payments shall be made on the last Business Days of each of March, June, September and December in each year, beginning on 28 September 2001. Term Credit B shall, in any event, be repaid in full and cancelled on or before 14 August 2007. In addition to the scheduled repayments and reductions, the aggregate amount available under Term Credit A and Term Credit B shall be repaid and permanently reduced in accordance with Section 5.1.

4.5         INTEREST RATES

            Interest rates on US Prime Rate Advances and LIBOR Advances shall vary according to the Reference Debt Ratings. Interest shall accrue and be payable on US Prime Rate Advances at the US Prime Rate per annum plus the Applicable Margin from time to time in effect. Interest shall accrue and be payable on LIBOR Advances at the LIBO Rate per annum for the applicable LIBOR Period plus the Applicable Margin from time to time in effect. Any change in the Applicable Margin shall take effect as provided in the definition of that term.

            Interest and fees for Term Credit B shall be promptly distributed by the Agent to the Term Credit B Lenders based on their respective Proportionate Shares.

4.6         ESCROW FOR ADVANCE

            The initial Advance under Term Credit B shall be made in US Dollars upon satisfaction of all conditions precedents in Sections 7.1 and 7.3, but shall not be released to the Borrower until the date for payment of the Special Distribution upon the Agent being satisfied that the Special Distribution will be paid on that date, including being satisfied that NSCL has established the payment date for the Special Distribution and that NSCL has notified the Toronto Stock Exchange of the payment date. Until then, the proceeds of the Advance shall be deposited with and held by the Agent in escrow and, without limiting the Lenders' other rights, may be set off against the Obligations relating to the Advance (and returned to the respective Term Credit B Lenders) upon any Event of Default occurring, or if the Special Distribution is not paid on the date for payment established by NSCL's board of directors.


                                    ARTICLE V
                             PREPAYMENTS OF CREDITS

5.1         PREPAYMENTS OF CREDITS

5.1.1 It shall be an Event of Failure under this Agreement (and is acknowledged by the Lenders to be an event of failure within the meaning of subparagraph 212(1)(b)(vii) of the INCOME TAX ACT (Canada)) if:

            (a) a Restricted Party sells or otherwise disposes of any part of its Property (including Capital Stock of any other person) having a fair market value in excess of an aggregate for all Restricted Parties during the term of this Agreement of 12.5% of the Consolidated Net Tangible Assets valued immediately before any disposition, other than dispositions to another Restricted Party, sales of inventory in the ordinary course of its business and the redemption of the shares of Pope & Talbot Mackenzie Pulp Operations Ltd. referred to in Section 1.1.87(m), if the proceeds are used to repay the debt secured by the pledge of those shares;

            (b) any Property of a Restricted Party is expropriated, condemned, destroyed, damaged or otherwise lost;

            (c)   the Acquisition is not completed on or before 31 August 2001;
                  or

            (d) a Restricted Party incurs any Debt, other than the Obligations, Debt contemplated in Section 1.1.87(l), the Bridge Loan and the NSCL Notes, at a time when the Funded Debt Ratio is greater than 50% after giving effect to any additional Debt.

5.1.2 If an Event of Failure occurs, the Borrower shall offer to repay Advances under Term Credits A and B equal to:

            (a) in the case of an Event of Failure under Section 5.1.1(a), 100% of the proceeds of all sales and other dispositions of Property in excess of the threshold specified in Section 5.1.1(a) above, net of all direct out of pocket costs of disposition and net of an allowance determined by NSCL's auditors and approved by the Agent for future income tax payable by the Restricted Parties as a result of any capital gain or income from the disposition, except to the extent such net proceeds are paid on account of the obligations secured by a Permitted Encumbrance having priority over the Security or are used to acquire revenue producing Property within the core business of the Restricted Parties within 12 months after the receipt thereof;

            (b) in the case of an Event of Failure under Section 5.1.1(b), 100% of the proceeds of all insurance (other than liability or business interruption insurance) and other compensation for the expropriation, condemnation, destruction, damage or other loss of any Property of a Restricted Party, except to the extent such proceeds are paid on account of the obligations secured by a Permitted Encumbrance having priority over the Security, are used to repair or replace the Property expropriated, condemned, destroyed, damaged or otherwise lost, or are used to acquire revenue producing Property within the core business of the Restricted Parties, in each case within 12 months (or such longer time as may be reasonably necessary in the case of repair or replacement) after the receipt thereof;

            (c) in the case of an Event of Failure under Section 5.1.1(c), $100,000,000 or the equivalent thereof in US Dollars (representing a portion of the proceeds of the sale of the Capital Stock of Norske Skog Canada Mackenzie Pulp Limited which were received on 15 June 2001 and retained by NSCL in anticipation of funding the Acquisition) if the Acquisition has not been completed on or before 31 August 2001;

            (d) in the case of an Event of Failure under Section 5.1.1(d), 100% of the proceeds (net of all direct out of pocket costs of issuance) from any issuance of Debt other than the Obligations, Debt contemplated in Section 1.1.87(l), the Bridge Loan and the NSCL Notes.

The offer to repay Advances shall be made by the Borrower to the Agent immediately upon expiry of the respective periods mentioned in items (a), (b) and (c) above or immediately upon receipt of proceeds in the case of item (d) above, and payment shall be made not later than the fourth Business Day after acceptance of the offer. The offer shall be deemed to be accepted by the Term Credit A Lenders unless the Term Credit A Lenders unanimously agree otherwise. The offer shall be deemed to be accepted by the Term Credit B Lenders unless Term Credit B Lenders holding, in the aggregate, a minimum of 66 2/3% of the outstanding amount of the Commitments for Term Credit B agree otherwise (without prejudice to any right of the Term Credit B Lenders to decline payment as specified in Section 5.1.7). If the offer is declined by the Term Credit A Lenders or Term Credit B Lenders (other than as specified in Section 5.1.7), the proceeds that would otherwise be paid to the Lenders which decline payment may be retained by the relevant Restricted Party or shall be used in accordance with any condition agreed upon by the Lenders and the Borrower as a basis of the Lenders' agreement to decline repayment of Advances. The Majority Lenders may require that proceeds referred to in item (b) above be immediately used to repay Term Credits A and B if:

            (e) an Event of Default or Pending Event of Default has occurred and is continuing; or

            (f) the Majority Lenders determine, acting reasonably, that the proceeds of such insurance together with other resources available and likely to become available to the Restricted Parties (the use of which would not contravene this Agreement) are not sufficient to fully repair or replace the Property in respect of which the insurance proceeds are payable within the remaining term of the then-outstanding Credits or within 365 days, whichever is less.

5.1.3 The following amounts shall be used to repay the Operating Credit, without prejudice to the Borrower's right to obtain further Advances under the Operating Credit, unless otherwise specified in this Agreement:

            (a) the proceeds referred to in Section 5.1.2(a), to the extent that they are not immediately used to repay Term Credits A and B, to repay obligations secured by a Permitted Encumbrance having priority over the Security, or to acquire revenue producing Property within the core business of the Restricted Parties;

            (b) the proceeds referred to in Section 5.1.2(b), to the extent that they are not immediately used to repay Term Credits A and B, to repay obligations secured by a Permitted Encumbrance having priority over the Security, or to repair or replace the Property expropriated, condemned, destroyed, damaged or otherwise lost, and are not required to be paid to the Trustee under Section 10.6;

            (c) all proceeds of business interruption insurance held by a Restricted Party.

If nothing is outstanding under the Operating Credit, any remaining amounts shall be held by the Agent as part of the Security for the Obligations until applied to payment of the Obligations or released to the affected Restricted Party. The Agent shall place all such funds in an interest-bearing account with the interest thereon to accrue to the benefit of the affected Restricted Party.

5.1.4 The proceeds of the NSCL Notes shall be used to repay the Bridge Loan if it has been funded and otherwise shall be used to assist in financing the Acquisition, refinancing the Pacifica Bank Debt and paying relating financing and restructuring transaction costs. If the gross proceeds of the NSCL Notes are greater than the outstanding unpaid principal of the Bridge Loan (including any interest added to principal), Term Credit A shall be repaid and permanently reduced by the Canadian Dollar equivalent of the amount by which the gross proceeds of the NSCL Notes exceed the outstanding unpaid principal of the Bridge Loan, and the repayment and reduction shall be applied against scheduled repayments and reductions of Term Credit A in inverse order of due date.

5.1.5 In addition to other required repayments and reductions, and except for proceeds that are used to repay the Bridge Loan, the aggregate amount available under Term Credits A and B shall, if the Funded Debt Ratio is greater than 50% after giving effect to any additional Debt, be repaid and permanently reduced by 100% of the proceeds (net of all direct out of pocket costs of issuance) from any issuance of Capital Stock, any right to acquire Capital Stock or any equity-equivalent security. Such payments shall be made on receipt of the proceeds and shall be applied on a PRO RATA basis to Term Credit A and Term Credit B and further on a PRO RATA basis against scheduled repayments and reductions of the respective

Credits, or as otherwise agreed to by the Term Credit A Lenders and the Term Credit B Lenders.

5.1.6 Notwithstanding the principal payments contemplated in Sections 4.4 and 5.1.5, the aggregate amount of all mandatory principal payments under Term Credit B within the first five years following the date of the initial Advance of Term Credit B (which will occur on 14 August 2001 subject to satisfaction of all conditions precedent) shall not exceed 25% of the principal amount of Term Credit B, except for payments required as a result of an Event of Default or Event of Failure. If the preceding sentence would prevent a mandatory payment in respect of Term Credit B, the Borrower may make a voluntary payment in respect of Term Credit B, failing which the principal payment that would have been paid in respect of Term Credit B if not prevented by the preceding sentence shall instead be paid in respect of Term Credit A as long as it remains outstanding and thereafter shall be applied to repay and permanently reduce the Operating Credit.

5.1.7 So long as any Advances or undrawn Commitments are outstanding under Term Credit A, each Term Credit B Lender shall have the right to refuse all or any portion of any voluntary or mandatory prepayments applicable to its Advances under Term Credit B. Any amount that is refused by a Term Credit B Lender shall be used to repay and permanently reduce Term Credit A.

5.1.8 Voluntary prepayments on Term Credit A and/or Term Credit B, other than those contemplated in Section 5.1.6, shall be applied to Term Credit A and Term Credit B on a PRO RATA basis, based on the outstanding principal amount at the time of payment. Voluntary prepayments shall be applied to reduce the scheduled instalments of Term Credit A and Term Credit B, including the payment due on maturity, in inverse order of due date. Mandatory prepayments and proceeds of offers to repay Advances upon an Event of Failure shall be applied to Term Credit A and Term Credit B PRO RATA and shall be applied to reduce the scheduled instalments of Term Credit A and Term Credit B, including the payment due on maturity, PRO RATA within each Credit, or as otherwise agreed by the respective Lenders. If any scheduled instalment of Term Credit B is prevented by reason of
Section 5.1.6, the reduction that would otherwise have been made to that instalment shall instead be made to the corresponding scheduled instalment of Term Credit A.

5.1.9 The provisions of this Section concerning use of proceeds shall not affect any provision of this Agreement that requires the consent of the Lenders or any of them to any disposition, incurrence of Debt or other matter contemplated above.

                                 ARTICLE VI
                     SECURITY AND EXCHANGE RATE FLUCTUATIONS

6.1         SECURITY

6.1.1 The Security includes the following, all in form and substance satisfactory to the Lenders and subject only to Permitted Encumbrances:

            (a) a $5,000,000,000 trust deed granted by each Restricted Party in favour of the Trustee, secured by a fixed charge over all freehold and leasehold real property and all equipment and a security interest and floating charge over all other Property, together with such other documents as the Lenders may require from time to time to charge Property located outside of British Columbia;

            (b) debentures issued under each trust deed and pledged in favour of the Agent for the benefit of the Lenders;

            (c) pledges in favour of the Trustee of all Capital Stock of the Restricted Parties other than NSCL that are owned by the Restricted Parties (including NSCL) from time to time;

            (d) pledges in favour of the Trustee of all Capital Stock of persons other than Restricted Parties (excluding Pope & Talbot Mackenzie Pulp Operations Ltd. but including Pope & Talbot, Inc.) that are owned by the Restricted Parties from time to time;

            (e) specific assignments by way of security of such Material Contracts as are designated by the Agent from time to time, by the relevant Restricted Parties in favour of the Trustee;

            (f) unconditional guarantees of the Obligations by each of the Restricted Parties, excluding the Borrower, which shall be unlimited except for limits imposed by applicable law.

            Notwithstanding the foregoing, but subject to compliance with Sections 10.5.3(d) and 10.5.3(e), the Restricted Parties shall not be required to deliver Security documents in a form customarily used in jurisdictions outside Canada, California and Delaware or arrange registrations of the Security outside Canada, California and Delaware as a condition precedent to the initial Advance under this Agreement, but shall cause such documents to be delivered immediately upon request by the Agent, together with all opinions and supporting documents that the Agent reasonably requires.

            Notwithstanding Section 6.1.1(d), if NSCL notifies the Agent that it wants to sell Capital Stock of Pope & Talbot, Inc., then provided an Event of Default has not occurred and is continuing the Agent shall promptly release such Capital Stock from the Security if the sale price per share equals or exceeds US $10, but if the sale price per share is less than US $10, then such release shall be in the discretion of the Agent acting reasonably.

            Except for the companies listed in Schedule I (other than any Restricted Parties), if at any time NSCL owns, establishes or acquires a Subsidiary that is wholly owned by NSCL, directly or indirectly (including but not limited to those that are acquired through the Acquisition), NSCL shall immediately cause that Subsidiary to become a Restricted Party, adopt this Agreement by delivering an agreement in the form of Schedule B so as to be bound by all of the terms applicable to Restricted Parties as if it had executed this Agreement as a Restricted Party, and deliver a guarantee and other security documents similar to those delivered by other Restricted Parties, which shall become part of the Security. NSCL shall also deliver or cause the delivery of a pledge of all of the Capital Stock of the new Subsidiary as part of the Trustee Security and cause the delivery of such legal opinions and other supporting documents as the Agent may reasonably require. In connection with the Acquisition, NSCL shall deliver a pledge of all Capital Stock of Pacifica concurrently with the completion of the Acquisition and shall cause all other requirements of this paragraph to be complied with in respect of Pacifica and its wholly-owned Subsidiaries (including but not limited to Pacifica Papers Sales Ltd., Pacifica Poplars Ltd., Pacifica Papers Kabushiki Kaisha, Pacifica Papers U.S. Inc., Pacifica Poplars Inc. and Pacifica Papers Sales Inc.) and Pacifica Papers Co. LP concurrently with the completion of the amalgamation of NSCL with Pacifica.

            If at any time any Restricted Party owns or obtains an interest in a person that is not a wholly owned Subsidiary, other than Powell River Energy Inc., NSCL shall cause that interest to immediately be pledged as part of the Trustee Security and cause the delivery of such legal opinions and other supporting documents as the Agent may reasonably require.

            If at any time all of the Capital Stock of a Restricted Party other than the Borrower or NSCL is sold in accordance with the terms of this Agreement, other than to another Restricted Party, then if no Event of Default or Pending Event of Default has occurred and is continuing, the Restricted Party of which the Capital Stock has been sold and any wholly-owned Subsidiary thereof that is a Restricted Party shall, on request by NSCL, cease to be a Restricted Party and the Agent shall deliver or direct the Trustee to deliver such releases of the Security, including guarantees, as may reasonably be required to release the obligations of those Restricted Parties. The Agent shall also discharge any Security (or direct the Trustee to do so) to the extent necessary to allow any Restricted Party to complete any sale or other disposition of Property permitted by this Agreement.

6.2         OBLIGATIONS SECURED BY THE TRUSTEE SECURITY

6.2.1 Debentures shall be issued by the Restricted Parties under their respective trust deeds and pledged to the Agent to secure the Obligations up to the Threshold Amount and the Other Secured Obligations (including guarantees by Restricted Parties of Other Secured Obligations incurred by other Restricted Parties) equally and ratably with each other but in priority to any other debts, liabilities and obligations secured by the Trustee Security. Out of an abundance of caution (recognizing that the Restricted Parties are not permitted to incur secured Funded Debt in excess of the Threshold Amount if the Acquisition is completed), further debentures shall be issued by the Restricted Parties under their respective trust deeds and pledged to the Agent to secure the Obligations in excess of the Threshold Amount, equally and ratably with the debts, liabilities and obligations of the Restricted Parties under or in connection with the Pacifica Notes, the Bridge Loan and/or the NSCL Notes if the Pacifica Notes, the Bridge Loan and/or the NSCL Notes are required to be secured under their terms. If the Acquisition is not completed, the limitations relating to the Threshold Amount shall not apply and no debentures shall be issued or pledged to secure the Pacifica Notes, the Bridge Loan or the NSCL Notes.

            As between the Lenders, all Obligations shall rank equally and ratably with each other notwithstanding that different Obligations may be designated as having been incurred with reference to different provisions of the Pacifica Indenture, the NSCL Notes and the Bridge Loan which might otherwise imply that different Obligations have different rankings. Each Lender shall (and hereby absolutely, unconditionally and irrevocably agrees to) do all such things, including delivery of indemnity agreements and assignments to other Lenders of Advances made by those Lenders as shall be required to ensure that result. Any such action on the part of the Operating Credit Lenders shall be binding on the Borrower. If any Lender fails to take the actions required under this Section, the Agent may, without prejudice to the other rights of the Lenders, make such adjustments to the payments to the defaulting Lender under this Agreement as are necessary to compensate the other Lenders for the defaulting Lender's failure.

            Further debentures may be issued by a Restricted Party under its trust deed and pledged to another Restricted Party to secure debts, liabilities and other obligations to the other Restricted Party as long as the debentures are subordinate to all debentures pledged to secure the Obligations and the Other Secured Obligations and are assigned to the Agent as additional security for the Obligations up to the Threshold Amount.

            Subject to Section 10.1.2, further debentures may be issued by a Restricted Party under its trust deed and pledged to secure Special Permitted Senior Indebtedness. Any debentures issued and pledged for that purpose may rank equally and ratably as to proceeds of enforcement of security with debentures issued and pledged to secure the Obligations and the Other Secured Obligations, but shall be designated as "Ratable Debentures" under the respective trust deeds.

6.2.2 Out of an abundance of caution (recognizing that the Restricted Parties are not permitted to incur secured Funded Debt in excess of the Threshold Amount if the Acquisition is completed), for the purposes of section 4.06 of the Pacifica Indenture (if the Acquisition is completed), the Advances under Term Credit A and Term Credit B are hereby classified by NSCL as being incurred under clause (i) of the definition of "Permitted Indebtedness" in the Pacifica Indenture and the Advances under the Operating Credit are hereby classified as being incurred under clause (xi) of the definition of "Permitted Indebtedness" to the maximum extent possible, thereafter under clause (i) of the definition of "Permitted Indebtedness" to the maximum extent possible, and thereafter under clause (ix) of the definition of "Permitted Indebtedness" to the maximum extent possible. If the Bridge Loan and/or the NSCL Notes are issued, NSCL hereby makes the corresponding classifications of Advances under the terms of the Bridge Loan and/or the NSCL Notes, as the case may be. The classifications are irrevocable without the consent of the Majority Lenders. To the extent that Advances under the Operating Credit would exceed the Threshold Amount at the time they are made, the Borrower shall only be entitled to obtain Advances if it is permitted to do so under the Pacifica Indenture and the terms of the Bridge Loan and the NSCL Notes.

            If any Advance is within the Threshold Amount at the time it is made and thereby entitled to be secured in priority to the Pacifica Notes, the Bridge Loan and the NSCL Notes, it shall remain entitled to that priority notwithstanding any subsequent diminution of the Threshold Amount. If any repayment is made under the Operating Credit, it shall be deemed to have first been made in respect of any Advance that was not within the Threshold Amount at the time it was made, and shall only be made in respect of any Advance that was within the Threshold Amount at the time it was made if no other Advances are then outstanding under the Operating Credit.

            For the purposes of section 4.06 of the Pacifica Indenture (if the Acquisition is completed), the Other Secured Obligations are hereby classified by NSCL as being incurred under clauses (v) and (vi) of the definition of "Permitted Indebtedness" in the Pacifica Indenture. If the Bridge Loan and/or the NSCL Notes are issued, NSCL hereby makes the corresponding classifications of Advances under the terms of the Bridge Loan and/or the NSCL Notes, as the case may be. The classifications are irrevocable without the consent of the Majority Lenders.

6.2.3 As of the date of this Agreement, the Other Secured Obligations are those listed in Schedule H. The Agent shall from time to time prepare and provide the Lenders and NSCL with a revision of Schedule H to reflect changes in the Other Secured Obligations, but the Agent's failure to do so shall not affect the security for the Other Secured Obligations if it has been agreed in accordance with this Section that they shall be secured by the Trustee Security. Other Secured Obligations listed on Schedule H from time to time shall be conclusively deemed to be secured by the Trustee Security (in the absence of manifest error) and shall not cease to be secured without the prior written consent of the respective Lenders to whom the Other Secured Obligations are owed. If the Obligations have been indefeasibly paid in full, the Lenders will release their interest in the Trustee Security upon receiving

Collateral to secure the Other Secured Obligations, in an amount satisfactory to the Lenders to whom Other Secured Obligations are owed, acting reasonably.

            Notwithstanding the rights of Lenders to benefit from the Trustee Security in respect of the Other Secured Obligations, all decisions concerning the Trustee Security and the enforcement thereof shall be made by the Lenders or the Majority Lenders in accordance with this Agreement. No Lender holding Other Secured Obligations from time to time shall have any additional right to influence the Trustee Security or the enforcement thereof as a result of holding Other Secured Obligations as long as this Agreement remains in force and the Agent shall vote any debentures issued under the Trustee Security and pledged to secure the Other Secured Obligations in the same manner as the debentures pledged to secure the Obligations. However, the Other Secured Obligations shall continue to be secured by the Trustee Security notwithstanding the termination of this Agreement by reason of payment of the Credits, or for any other reason. After the termination of this Agreement, decisions concerning the Trustee Security shall be made by the holders of Other Secured Obligations as they may determine among themselves.

6.3         CONSENT TO ASSIGNMENT OF CONTRACTS

            Each Restricted Party that is a party to any Contract with, or that has issued any instrument in favour of, any other Restricted Party or Restricted Parties hereby acknowledges that the rights of the other Restricted Party or Restricted Parties are charged by the Trustee Security, consents to the granting of the Trustee Security and agrees that the Trustee shall be entitled to enforce the Trustee Security in accordance with the terms thereof.

6.4         EXCHANGE RATE FLUCTUATIONS

            If fluctuations in rates of exchange in effect between US Dollars and Cdn. Dollars cause the amount of Advances (expressed in Cdn. Dollars) under the Operating Credit or Term Credit A to exceed the maximum amount of that Credit permitted herein by three percent or more at any time, the Borrower shall pay the Lenders immediately on demand such amount as is necessary to repay the excess. If the Borrower is unable to immediately pay that amount because LIBOR Periods have not ended or Bankers' Acceptances have not matured, the Borrower shall, immediately on demand, post Collateral with the Agent in the amount of the excess, which shall form part of the Security for the Obligations and be held until the amount of the excess is paid in full or is less than three percent. If, on the date of any Advance under the Operating Credit or Term Credit A (whether by rollover, conversion or otherwise), the amount of Advances (expressed in Cdn. Dollars) under that Credit exceeds the maximum amount of that Credit permitted herein because of fluctuations in rates of exchange, the Borrower shall immediately pay the Lenders the excess and shall not be entitled to any Advance that would result in the amount of that Credit being exceeded.

                                   ARTICLE VII
                             DISBURSEMENT CONDITIONS

7.1         CONDITIONS PRECEDENT TO INITIAL ADVANCE

            The following conditions precedent must be satisfied at or before the time of the first Advance under this Agreement, unless waived in accordance with Section 12.7.2. Where delivery of documents is referred to, the documents shall be delivered to the Agent, for and on behalf of the Lenders, and shall be in full force and effect and in form and substance satisfactory to the Lenders.

7.1.1       SPECIAL DISTRIBUTION - The Agent shall have received:

            (a) a certificate of NSCL with copies of all documents necessary to fully and fairly disclose all material terms of the Special Distribution;

            (b) evidence that all Permits and other approvals required for payment of the Special Distribution have been obtained and are in full force and effect and that the Special Distribution is permitted by applicable Requirements of Law.

7.1.2       OTHER DEBT AND ENCUMBRANCES - The Agent shall have received:

            (a) evidence that all existing credit facilities and other Debt of the Restricted Parties not forming part of Permitted Obligations have been or will be paid and performed in full and cancelled concurrently with the first Advance and that all security held in connection therewith has been or will be promptly released;

            (b) releases, discharges and postponements (in registrable form where appropriate) covering all Encumbrances affecting the collateral Encumbered by the Security which are not Permitted Encumbrances, and all statements and acknowledgments that are reasonably required in respect of other security interests affecting the Property of the Restricted Parties or other parties delivering Security to confirm that the collateral Encumbered by those Encumbrances does not include the collateral Encumbered by the Security or is a Permitted Encumbrance.

7.1.3       FINANCIAL INFORMATION - The Agent shall have received:

            (a) a certificate of NSCL containing its audited consolidated financial statements for its fiscal period ended 31 December 2000 and its unaudited consolidated financial statements for its fiscal period ended 30 June 2001 (and the Lenders must be satisfied with the matters disclosed by those statements);

            (b) a Compliance Certificate from NSCL for the fiscal period ended 30 June 2001, with calculations based on both NCSL's actual financial results and the PRO FORMA combined financial statements of NCSL and Pacifica;

            (c) PRO FORMA consolidated financial statements for NSCL as of 31 December 2000 (excluding PRO FORMA balance sheet) and 30 June 2001, giving effect to the Bridge Loan and/or NSCL Notes, the Pacifica Notes, the Acquisition and the Advances contemplated by this Agreement.

7.1.4       SECURITY AND OTHER DOCUMENTS - The Agent shall have received:

            (a) duly executed copies of this Agreement and the Security, duly registered as required;

            (b) certificates representing the Pledged Shares, and executed stock powers of attorney relating to those certificates;

            (c) certificates of insurance or other evidence that the covenants and conditions of the Credit Documents concerning insurance coverage are being complied with;

            (d)   the Fee Agreement;

            (e) agreements from other parties to Material Contracts that have then been specifically assigned as part of the Trustee Security, except to the extent that the Agent expressly permits such agreements to be obtained after the date of the initial Advance.

7.1.5       CORPORATE AND OTHER INFORMATION - The Agent shall have received:

            (a) a certificate of each Restricted Party with copies of its Constating Documents, a list of its officers and directors with specimens of the signatures of those who are executing Credit Documents on its behalf, and copies of the corporate proceedings taken to authorize it to execute, deliver and perform its obligations under the Credit Documents;

            (b) evidence that the delivery of Credit Documents will not contravene laws governing financial assistance or other similar laws which affect the Credit Documents;

            (c) evidence that the delivery of Credit Documents will not contravene any material covenants or agreements to which any Restricted Party is a party;

            (d) consents that are required from the directors, shareholders or partners of the Restricted Parties, either in connection with the pledges of Pledged Shares or in connection with any disposition of the Pledged Shares pursuant to the Trustee Security.

7.1.6       OPINIONS - The Agent shall have received:

            (a) the opinion of Borden Ladner Gervais LLP, counsel to the Lenders, addressed to the Agent and the Lenders;

            (b) the opinion of Lawson Lundell, Canadian counsel to the Restricted Parties, addressed to the Agent, the Lenders and Borden Ladner Gervais LLP;

            (c) the opinion of Shearman & Sterling, US counsel to the Restricted Parties, addressed to the Agent, the Lenders and Borden Ladner Gervais LLP;

            (d) the opinions of local counsel concerning the Security, addressed to the Agent, the Lenders and Borden Ladner Gervais LLP.

7.1.7       OTHER MATTERS - The following conditions must also be satisfied:

            (a) the Lenders must have received a certificate of NSCL, and otherwise be satisfied, that no Material Adverse Change has occurred since 30 June 2001;

            (b) the Agent shall have received satisfactory evidence that NSCL has obtained a Reference Debt Rating from each of Moody's and S&P that expressly contemplates the completion of the Special Distribution and the Acquisition on a basis consistent with this Agreement and have received satisfactory written or verbal confirmation from each of them that they do not intend to amend their Reference Debt Ratings;

            (c) the Agent shall have received payment of all fees owing to the Agent, the Lenders, or any of them and reimbursement of all expenses incurred, including but not limited to legal fees, in each case up to the time of the initial Advance;

            (d) the Agent shall have received such other documents as the Lenders may reasonably require.

7.1.8       DEADLINE FOR ADVANCE

            The initial Advance under the Credits must be made on or before 31 August 2001, failing which the Credits may be terminated at the option of any of the Lenders unless, before that date, other persons identified by the Borrower and satisfactory to the remaining Lenders have agreed to become Lenders in place of those Lenders who are unwilling to continue beyond that date.

7.2         CONDITIONS PRECEDENT TO ACQUISITION

            The following conditions precedent must be satisfied at or before the time of completion of the Acquisition, whether or not any Advance is made for the purpose of funding the Acquisition, unless waived in accordance with
Section 12.7.2. Where delivery of documents is referred to, the documents shall be delivered to the Agent, for and on behalf of the Lenders, and shall be in full force and effect and in form and substance satisfactory to the Lenders.

7.2.1       ACQUISITION OF PACIFICA - The Agent shall have received:

            (a) evidence that all Permits and other regulatory approvals required in connection with the Acquisition have been obtained and are in full force and effect, including but not limited to evidence of compliance with the COMPETITION ACT (Canada) and the INVESTMENT CANADA ACT;

            (b) a certificate of NSCL with copies of all documents necessary to fully and fairly disclose all material terms of the Acquisition, including but not limited to the Pacifica Arrangement, the terms of all of which must be satisfactory to the Lenders;

            (c) evidence that the Acquisition will be completed in accordance with the terms of the Pacifica Arrangement and of any applicable shareholders agreements, without waiver by NSCL of any material condition therein;

            (d) evidence that all Pacifica Bank Debt and other Debt of Pacifica and its Subsidiaries not forming part of Permitted Obligations has been or will be paid and performed in full and cancelled concurrently with the Acquisition and that all security held in connection therewith has been or will be promptly released;

            (e) a duly executed pledge of all Capital Stock of Pacifica, certificates representing the Pledged Shares and executed stock powers of attorney relating to those certificates;

            (f) an updated version of Schedule F, to include all Subsidiaries of Pacifica that will become Restricted Parties upon the amalgamation of NSCL and Pacifica;

            (g) a certificate of NSCL with copies of all documents necessary to fully and fairly disclose all material terms of the Pacifica Notes;

            (h) evidence satisfactory to the Lenders that Pacifica is not then, and will not reasonably be expected to be, required to make an offer to purchase the Pacifica Notes as a consequence of the Acquisition;

            (i) evidence that gross proceeds of not less than US $200,000,000 have been received from the Bridge Loan and/or the NSCL Notes and a certificate of NSCL with copies of all documents necessary to fully and fairly disclose all material terms of the Bridge Loan and/or the NSCL Notes, as applicable;

            (j) evidence satisfactory to the Lenders that, as of the time of completion of the Acquisition, neither the Bridge Loan nor the NSCL Notes, as applicable, nor the Pacifica Notes are required to be secured as a consequence of Advances under this Agreement.

7.2.2       OTHER MATTERS - The following conditions must also be satisfied:

            (a) the Lenders must be satisfied that no Material Adverse Change has occurred with respect to either (i) NSCL and its Subsidiaries taken as a whole, or (ii) Pacifica and its Subsidiaries taken as a whole, in each case since 30 June 2001;

            (b) the Agent shall have received payment of all fees owing to the Agent, the Lenders, or any of them and reimbursement of all expenses incurred, including but not limited to legal fees, in each case up to the time of the Advance;

            (c) the Agent shall have received such other documents as the Lenders may reasonably require.

7.3         CONDITIONS PRECEDENT TO ALL ADVANCES

            The obligation of the Lenders to make any Advance is subject to the conditions precedent that:

            (a) no Event of Default or (except in the case of a conversion of a LIBOR Advance into a Base Rate Advance or US Prime Rate Advance, the

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                                     - 51 -

                  conversion of a Bankers' Acceptance to a Prime Rate Advance or an Advance for the purpose of paying a demand under an L/C) Pending Event of Default has occurred and is continuing on the Drawdown Date, or would result from making the Advance, and without limiting the foregoing, all representations and warranties of the Restricted Parties contained in this Agreement, other than those expressly stated to be made as of a specific date, are true on and as of the date of the Advance;

            (b) the Advance is in compliance with the terms of the Pacifica Notes, Bridge Loan and/or NSCL Notes as applicable, Permitted Senior Indebtedness and Permitted Subordinated Indebtedness, to the extent they are outstanding (including but not limited to any limitation on additional indebtedness contained in the documentation relating to the Pacifica Notes, Bridge Loan, NSCL Notes, Permitted Senior Indebtedness or Permitted Subordinated Indebtedness ) and will not contravene or cause a default under any of the terms of the Pacifica Notes, Bridge Loan, NSCL Notes, Permitted Senior Indebtedness and Permitted Subordinated Indebtedness;

            (c) the Agent has received timely notice as required under Section 8.6;

            (d) all other terms and conditions of this Agreement upon which an Advance may be obtained are fulfilled.


                                  ARTICLE VIII
                                    ADVANCES

8.1         LENDERS' OBLIGATIONS RELATING TO L/CS AND OPERATING CREDITS 1 AND 2

            Notwithstanding that L/Cs under Operating Credit 1 are issued by an Issuing Bank, it is the intention of the parties that the credit risk and exposure of any Lender be in accordance with its Proportionate Share of Operating Credit 1 as adjusted in accordance with Section 8.2. Each Lender shall (and hereby absolutely, unconditionally and irrevocably agrees to) indemnify the Issuing Bank for that Lender's Proportionate Share under Operating Credit 1 of any payment made by the Issuing Bank in respect of an L/C for which the Issuing Bank is not immediately reimbursed by the Borrower, and shall do all such things, including delivery of indemnity agreements and assignments to other Lenders of Advances made by the Issuing Bank, as shall be required to ensure that result. Any such action on the part of the Lenders shall be binding on the Borrower. If the rating of the non-credit-enhanced senior debt of any Operating Credit Lender by S&P or Moody's is at any time less than "A" or "A2" respectively, that Lender shall, if requested by an Issuing Bank, provide Collateral (in a form satisfactory to the Issuing Bank acting reasonably) to secure that Lender's obligations under this clause.

            In addition, notwithstanding that Advances under Operating Credit 2 are for the time being made by RBC and its participation in Advances under Operating Credit 1 is reduced, and the participation of the other Operating Credit Lenders is increased, in accordance with Section 8.2, it is the intention of the parties that the ultimate credit risk and exposure of any Operating Credit Lender in respect of the Operating Credit (including in respect of L/Cs issued under either Operating Credit 1 or Operating Credit 2) be in accordance with its Proportionate Share of the entire amount of the Operating Credit. Accordingly, upon the Obligations becoming due and payable under Section 11.2, each Operating Credit Lender shall (and hereby absolutely, unconditionally and irrevocably agrees to) do all such things, including delivery of indemnity agreements and assignments to other Operating Credit Lenders of Advances made by RBC under Operating Credit 2 or assignments to RBC of Advances made by other Operating Credit Lenders under Operating Credit 1 as shall be required to ensure that result. Any such action on the part of the Operating Credit Lenders shall be binding on the Borrower.

            If any Lender fails to take the actions required under this Section, the Agent may, without prejudice to the other rights of the Lenders, make such adjustments to the payments to the defaulting Lender under this Agreement as are necessary to compensate the other Lenders for the defaulting Lender's failure.

8.2         ADJUSTMENT OF PROPORTIONATE SHARES FOR SPECIFIC CREDITS

            While RBC is the sole Lender making Advances under Operating Credit 2, its participation in Advances and payments (including commitment fees) under Operating Credit 1 shall be reduced and shall be adjusted by the Agent from time to time, having regard to the maximum principal amounts of Operating Credits 1 and 2 and the overall Commitment of RBC to Operating Credit, so that RBC's separate Proportionate Shares of Operating Credits 1 and 2 reflect its overall Proportionate Share of Operating Credit. The Agent shall amend Schedule E to this Agreement from time to time to reflect such adjustments and notify NSCL and all affected Lenders of the amendment.

8.3         EXCEPTIONS REGARDING PARTICULAR CREDITS

            Subject to the provisions of Section 8.1 regarding the assignment of interests under Operating Credit 2 in the event of acceleration of payment of the Obligations, the provisions of this Agreement do not apply to Operating Credit 2 to the extent that the provisions contemplate the participation in Advances and payments under Operating Credit 2 by any Lender other than RBC. All Advances under Operating Credit 2 shall be made solely by RBC and records concerning Advances shall be maintained solely by RBC, but RBC shall provide information concerning such Advances to the Agent from time to time upon request. All payments of principal, interest, fees and other amounts relating to Operating Credit 2 shall be made solely to RBC. In addition, any notices by the Borrower in connection with Operating Credit 2 shall be made to RBC, and notice and minimum amount requirements for Advances shall not apply to Advances by way of overdraft under Operating Credit 2.

            In connection with Advances by way of overdraft, RBC shall ascertain the positions or net positions of the Borrower's Canadian Dollar and US Dollar accounts daily and, if the positions or net positions are debits in favour of RBC, the debits will (if the Borrower is entitled to an Advance) be deemed to be a Prime Rate Advance (in the case of Canadian Dollars) or a Base Rate Advance (in the case of US Dollars) under Operating Credit 2 in the respective amounts of the debits. If the positions or net positions are credits in favour of the Borrower, the credits will be deemed to be repayments of Prime Rate Advances (in the case of Canadian Dollars) or Base Rate Advances (in the case of US Dollars) under Operating Credit 2 in the respective amounts of the credits.

            Subject to further notice by the Agent, the functions of the Agent that relate solely to Term Credit B are hereby delegated to the US Agent. Without limiting the foregoing, Advances under Term Credit B shall be funded by Term Credit B Lenders to the US Agent, payments of principal, interest, fees and other amounts relating to Term Credit B shall be made to the US Agent, notices by the Borrower in connection with Term Credit B shall be given to the US Agent and matters relating to assignments by Term Credit B Lenders shall be administered by the US Agent.

            Similarly, references in this Agreement to the Lenders generally shall, in the context of a particular Credit, be interpreted as referring only to the Lenders who have Commitments relating to that Credit. For example, no Lender other than a Term Credit A Lender shall have any right to receive payments in respect of Term Credit A or any obligation to make Advances under Term Credit A.

8.4         EVIDENCE OF INDEBTEDNESS

            The Obligations resulting from Prime Rate Advances, Base Rate Advances, US Prime Rate Advances and LIBOR Advances made by the Lenders shall be evidenced by records maintained by the Agent, and by each Lender concerning those Advances it has made. The Agent shall also maintain records of the Obligations resulting from Advances by way of Bankers' Acceptances and L/Cs, and each Lender shall also maintain records relating to Bankers' Acceptances that it has accepted. The Issuing Bank shall also maintain records relating to L/Cs that it has issued. The records maintained by the Agent, and by the Issuing Bank relating to L/Cs, shall constitute, in the absence of manifest error, conclusive evidence of the Obligations and all details relating thereto. The failure of the Agent or any Lender to correctly record any such amount or date shall not, however, adversely affect the obligation of the Borrower to pay the Obligations in accordance with this Agreement.

8.5         CONVERSIONS

            Subject to the other terms of this Agreement (including notice requirements), the Borrower may from time to time convert all or any part of the outstanding amount of any Advance into another form of Advance permitted by this Agreement. A conversion does not, however, constitute a new advance of funds by any Lender, but only an adjustment of the basis on which interest payable to the Lenders will be calculated.

8.6         NOTICE OF ADVANCES AND PAYMENTS

            The Borrower shall give the Agent irrevocable written notice, in the form attached as Schedule A to this Agreement, of any request for any Advance to it under the Credits. The Borrower shall also give the Agent irrevocable written notice in the same form of any payment by it (whether resulting from repayment, prepayment, rollover or conversion) of any Advance under the Credits, other than a scheduled repayment under Term Credit A or Term Credit B.

            Notice shall be given on or before the third Business Day (but not earlier than the fifth Business Day) prior to the date of any Advance or payment, except that notice shall be given in respect of an Advance by way of L/C at such earlier time as the Issuing Bank may reasonably require so that it has sufficient time to review the proposed form of L/C, and except that notice in respect of a Prime Rate Advance, Base Rate Advance, US Prime Rate Advance or payment thereof may be given on the Business Day before any such Advance or payment. Any cancellation of part or all of any Credit shall only be effective on three Business Days' notice as required by Section 8.7.

            Notices shall be given not later than 1:00 p.m. (Toronto time) on the date for notice. Payments (other than those being made solely from the proceeds of rollovers and conversions) must be made prior to 1:00 p.m. (Toronto time) on the date for payment. If a notice or payment is not given or made by those times, it shall be deemed to have been given or made on the next Business Day, unless all Lenders affected by the late notice or payment agree, in their sole discretion, to accept a notice or payment at a later time as being effective on the date it is given or made.

8.7         PREPAYMENTS AND REDUCTIONS

            Subject to giving notice required by Section 8.6 and to the other provisions of this Agreement, the Borrower may from time to time repay Advances outstanding under any Credit without penalty, except that (i) LIBOR Advances may not be paid prior to the end of the applicable LIBOR Periods unless the Borrower indemnifies the Lenders for any loss or expense that the Lenders incur as a result, including any breakage costs and (ii) Bankers' Acceptances may not be paid prior to their respective maturity dates.

            The Borrower may from time to time, by giving not less than three Business Days' express written notice to the Agent and paying all accrued and unpaid commitment fees to the effective date of cancellation, irrevocably notify the Agent of the cancellation in whole or in part of the undrawn amount any Credit by an amount which shall be a minimum of $1,000,000 and a whole multiple of $100,000, or the equivalent thereof in US Dollars. The Borrower shall have no right to any increase in the committed amount of that Credit thereafter.

8.8         PRIME RATE, BASE RATE, US PRIME RATE AND LIBOR ADVANCES

            Upon timely fulfilment of all applicable conditions as set forth in this Agreement, the Agent, in accordance with the procedures set forth in
Section 8.11, will make the requested amount of a Prime Rate Advance, Base Rate Advance, US Prime Rate Advance or LIBOR Advance available to the Borrower on the Drawdown Date requested by the Borrower by transferring such amount to the Designated Account. Each Prime Rate Advance shall be in an aggregate minimum amount of $1,000,000 and in a whole multiple of $100,000. Each Base Rate Advance or US Prime Rate Advance shall be in an aggregate minimum amount of US $1,000,000 and in a whole multiple of US $100,000. Each LIBOR Advance shall be in minimum amount of US $5,000,000 and a whole multiple of US $500,000, except for LIBOR Advances under Operating Credit 2, each of which shall be in minimum amount of US $1,000,000 and a whole multiple of US $100,000. The Borrower shall pay interest to the Agent for the account of the Lenders at the Branch of Account on any such Advances outstanding to it from time to time hereunder at the applicable rate of interest specified in Sections 2.5, 3.5 and 4.5.

            Interest on Prime Rate Advances, Base Rate Advances and US Prime Rate Advances shall be payable monthly on each Interest Payment Date. Interest on LIBOR Advances shall be payable on the last day of the applicable LIBOR Period and, if the LIBOR Period is longer than three months, every three months after the date of the relevant LIBOR Advance. All interest shall accrue from day to day and shall be payable in arrears for the actual number of days elapsed from and including the date of Advance or the previous date on which interest was payable, as the case may be, to but excluding the date on which interest is payable, both before and after maturity, default and judgment, with interest on overdue interest at the same rate payable on demand. Overdue interest with respect to a LIBOR Advance shall, upon the expiry of the LIBOR Period applicable to such LIBOR Advance, bear interest, payable on demand, calculated at the rates applicable to Base Rate Advances.

            Interest calculated with reference to the Prime Rate and the US Prime Rate shall be calculated monthly on the basis of a calendar year. Interest calculated with reference to the Base Rate shall be calculated monthly on the basis of a year of 365 days. Interest calculated with reference to the LIBO Rate shall be calculated on the basis of a year of 360 days for a term equal to the applicable LIBOR Period or, if a LIBOR Period is longer than three months, every three months. Each rate of interest which is calculated with reference to a period (the "DEEMED INTEREST PERIOD") that is less than the actual number of days in the calendar year of calculation is, for the purposes of the INTEREST ACT (Canada), equivalent to a rate based on a calendar year calculated by multiplying such rate of interest by the actual number of days in the calendar year of calculation and dividing by the number of days in the deemed interest period.

8.9         LIBOR PERIODS

            The Borrower may select, by irrevocable notice to the Agent, LIBOR Periods of one, two, three or six months to apply to any particular LIBOR Advance, provided that the Agent, in circumstances of market disruption or illiquidity, shall have the discretion to restrict the LIBOR Period. LIBOR Periods of other lengths shall also be available at the discretion of the Lenders from time to time. No LIBOR Period may end on a date which is not a Business Day or on a date which is later than the date on which the principal amount of any Credit is required to be reduced (in whole or in part) if that would adversely affect the Borrower's ability to cause the reduction of the Credit in question. The Borrower shall from time to time select and give notice to the Agent of the LIBOR Period for a LIBOR Advance which shall commence upon the making of the LIBOR Advance or at the expiry of any outstanding LIBOR Period applicable to a LIBOR Advance that is being rolled over. If the Borrower fails to select and give the Agent notice of a LIBOR Period for a LIBOR Advance in accordance with Section 8.6, the Lenders shall be deemed to have made a Base Rate Advance to the Borrower to replace the maturing LIBO Rate Advance. A rollover of a LIBOR Advance does not constitute a new advance of funds by the Lenders, but rather an adjustment of the basis on which interest is charged.

8.10        TERMINATION OF LIBOR ADVANCES

            If at any time a Lender determines in good faith and on reasonable grounds (which determination shall be conclusive and binding on the Borrower) that:

            (a) adequate and reasonable means do not exist for ascertaining the LIBO Rate applicable to a LIBOR Advance;

            (b) the LIBO Rate does not adequately reflect the effective cost to the Lender of making or maintaining a LIBOR Advance, except as a result of the Lender failing to obtain a deposit in the amount and for the term of the LIBOR Advance; or

            (c) it cannot readily obtain or retain funds in the London interbank market in order to fund or maintain any LIBOR Advance or cannot otherwise perform its obligations hereunder with respect to any LIBOR Advance, then upon written notice by the Agent to the Borrower,

            (d) the right of the Borrower to request LIBOR Advances from that Lender shall be and remain suspended until the Agent notifies the Borrower that any condition causing such determination no longer exists, and

            (e) if the Lender is prevented from maintaining a LIBOR Advance, the Borrower shall, at its option, either repay the LIBOR Advances owing by it to that Lender or convert the LIBOR Advances into other forms of Advance which are permitted by this Agreement, but the Borrower shall be responsible for any loss or expense that the Lender incurs as a result, including breakage costs if the Lender is prevented from maintaining a LIBOR Advance for reasons beyond its control.

8.11        CO-ORDINATION OF PRIME RATE, BASE RATE, US PRIME RATE AND LIBOR
            ADVANCES

            Each Lender shall advance its Proportionate Share of each Prime Rate Advance, Base Rate Advance, US Prime Rate Advance and LIBOR Advance in accordance with the following provisions:

            (a) the Agent shall advise each Lender of its receipt of a notice from the Borrower pursuant to Section 8.6 on the day such notice is received and shall, as soon as possible, advise each Lender of such Lender's Proportionate Share of any Advance requested by the notice;

            (b) each Lender shall deliver its Proportionate Share of the Advance to the Agent not later than 11:00 a.m. (Toronto time) on the Drawdown Date;

            (c) if the Agent determines that all the conditions precedent to an Advance specified in this Agreement have been met, it shall advance to the Borrower the amount delivered by each Lender by transferring it to the Designated Account prior to 2:00 p.m. (Toronto time) on the Drawdown Date, but if the conditions precedent to the Advance are not met by 2:00 p.m. (Toronto time) on the Drawdown Date, the Agent shall return the funds to the Lenders or invest them in an overnight investment as orally instructed by each Lender until such time as the Advance is made; and

            (d) if the Agent determines that a Lender's Proportionate Share of an Advance would not be a whole multiple of $100,000 or US $100,000, as the case may be, the amount to be advanced by that Lender may be increased or reduced by the Agent in its sole discretion to the extent necessary to reflect the requirements of this sub-paragraph.

8.12        EXECUTION OF BANKERS' ACCEPTANCES

            To facilitate the acceptance of Bankers' Acceptances hereunder, the Borrower hereby appoints each Lender as its attorney to sign and endorse on its behalf, as and when considered necessary by the Lender, an appropriate number of orders in the form prescribed by that Lender.

            Each Lender may, at its option, execute any order in handwriting or by the facsimile or mechanical signature of any of its authorized officers, and the Lenders are hereby authorized to accept or pay, as the case may be, any order of the Borrower which purports to bear such a signature notwithstanding that any such individual has ceased to be an authorized officer of the Lender. Any such order or Bankers' Acceptance shall be as valid as if he or she were an authorized officer at the date of issue of the order or Bankers' Acceptance.

            Any order or Bankers' Acceptance signed by a Lender as attorney for the Borrower, whether signed in handwriting or by the facsimile or mechanical signature of an authorized officer of a Lender may be dealt with by the Agent or any Lender to all intents and purposes and shall bind the Borrower as if duly signed and issued by the Borrower.

            The receipt by the Agent of a request for an Advance by way of Bankers' Acceptances shall be each Lender's sufficient authority to execute, and each Lender shall, subject to the terms and conditions of this Agreement, execute orders in accordance with such request and the advice of the Agent given pursuant to Section 8.15, and the orders so executed shall thereupon be deemed to have been presented for acceptance.

8.13        SALE OF BANKERS' ACCEPTANCES

            It shall be the responsibility of each Lender to arrange, in accordance with normal market practice, for the sale on each Drawdown Date of the Bankers' Acceptances issued by the Borrower and to be accepted by that Lender, failing which the Lender shall purchase its Bankers' Acceptances.

            In accordance with the procedures set forth in Section 8.15, the Agent will make the net proceeds of the requested Advance by way of Bankers' Acceptances received by it from the Lenders available to the Borrower on the Drawdown Date by transferring such amount to the Designated Account.

            Notwithstanding the foregoing, if in the determination of the Majority Lenders acting reasonably a market for Bankers' Acceptances does not exist at any time, or the Lenders cannot for other reasons, after reasonable efforts, readily sell Bankers' Acceptances or perform their other obligations under this Agreement with respect to Bankers' Acceptances, then upon written notice by the Agent to the Borrower, the Borrower's right to request Advances by way of Bankers' Acceptances shall be and remain suspended until the Agent notifies the Borrower that any condition causing such determination no longer exists.

8.14        SIZE AND MATURITY OF BANKERS' ACCEPTANCES AND ROLLOVERS

            Each Advance of Bankers' Acceptances shall be in a minimum amount of $5,000,000 and each Bankers' Acceptance shall be in the amount of $100,000 or whole multiples thereof. Each Bankers' Acceptance shall have a term of one, two, three or six months after the date of acceptance of the order by a Lender, provided that the Agent, in circumstances of market disruption or illiquidity, shall have the discretion to restrict the term or maturity dates of Bankers' Acceptances. No Bankers' Acceptance may mature on a date which is not a Business Day or on a date which is later than the date on which the principal amount of any Credit is required to be reduced (in whole or in part) if that would adversely affect the Borrower's ability to cause the reduction of the Credit in question. The face amount at maturity of a Bankers' Acceptance may be renewed as a Bankers' Acceptance or converted into another form of Advance permitted by this Agreement.

8.15        CO-ORDINATION OF BA ADVANCES

            Each Lender shall advance its Proportionate Share of each Advance by way of Bankers' Acceptances in accordance with the provisions set forth below.

8.15.1 The Agent, promptly following receipt of a notice from the Borrower pursuant to Section 8.6 requesting an Advance by way of Bankers' Acceptances, shall advise each Lender of the aggregate face amount and term(s) of the Bankers' Acceptances to be accepted by it, which term(s) shall be identical for all Lenders. The aggregate face amount of Bankers' Acceptances to be accepted by a Lender shall be determined by the Agent by reference to the respective Commitments of the Lenders, except that, if the face amount of a Bankers' Acceptance would not be Cdn. $100,000 or a whole multiple thereof, the face amount shall be increased or reduced by the Agent in its sole discretion to the nearest whole multiple of Cdn. $100,000.

8.15.2 Each Lender shall transfer to the Agent at the Branch of Account for value on each Drawdown Date immediately available Cdn. Dollars in an aggregate amount equal to the BA Discount Proceeds of all Bankers' Acceptances accepted and sold or purchased by the Lender on such Drawdown Date net of the applicable Bankers' Acceptance Fee and net of the amount required to pay any of its previously accepted Bankers' Acceptances that are maturing on the Drawdown Date or any of its other Advances that are being converted to Bankers' Acceptances on the Drawdown Date.

8.15.3 If the Agent determines that all the conditions precedent to an Advance specified in this Agreement have been met, it shall advance to the Borrower the amount delivered by each Lender by transferring it to the Designated Account prior to 2:00 p.m. (Toronto time) on the Drawdown Date, but if the conditions precedent to the Advance are not met by 2:00 p.m. (Toronto time) on the Drawdown Date, the Agent shall return the funds to the Lenders or invest them in an overnight investment as orally instructed by each Lender until such time as the Advance is made.

8.15.4 Notwithstanding any other provision hereof, for the purpose of determining the amount to be transferred by a Lender to the Agent for the account of the Borrower in respect of the sale of any Bankers' Acceptance issued by the Borrower and accepted by such Lender, the proceeds of sale thereof shall be deemed to be an amount equal to the BA Discount Proceeds calculated with respect thereto. Accordingly, in respect of any particular Bankers' Acceptance accepted by it, a Lender in addition to its entitlement to retain the applicable Bankers' Acceptance Fee for its own account (i) shall be entitled to retain for its own account the amount, if any, by which the actual proceeds of sale thereof exceed the BA Discount Proceeds calculated with respect thereto, and (ii) shall be required to pay out of its own funds the amount, if any, by which the actual proceeds of sale thereof are less than the BA Discount Proceeds calculated with respect thereto.

8.15.5 Whenever the Borrower requests an Advance that includes Bankers' Acceptances, each Lender that is not permitted by applicable law or by customary market practice to accept a Bankers' Acceptance or any other Lender that in any instance chooses not to accept a Bankers' Acceptance (each, a "NON BA LENDER") shall, in lieu of accepting its PRO RATA amount of such Bankers' Acceptances, make available to the Borrower on the Drawdown Date a loan (a "BA EQUIVALENT LOAN") in Canadian Dollars and in an amount equal to the BA Discount Proceeds of the Bankers' Acceptances that the Non BA Lender would have been required to accept on the Drawdown Date if it were able to accept Bankers' Acceptances. Each Non BA Lender shall also be entitled to deduct from the BA Equivalent Loan an amount equal to the Bankers Acceptance Fee that would have been applicable had it been able to accept Bankers' Acceptances. The BA Equivalent Loan shall have a term equal to the term of the Bankers' Acceptances that the Non BA Lender would otherwise have accepted and the Borrower shall, at the end of that term, be obligated to pay the Non BA Lender an amount equal to the aggregate face amount of the Bankers' Acceptances that it would otherwise have accepted. All provisions of this Agreement applicable to Bankers' Acceptances and Lenders that accept Bankers' Acceptances shall apply MUTATIS MUTANDIS to BA Equivalent Loans and Non BA Lenders and, without limiting the foregoing, Advances shall include BA Equivalent Loans.

8.16        PAYMENT OF BANKERS' ACCEPTANCES

            The Borrower shall provide for the payment to the Agent at the Branch of Account for the account of the applicable Lenders of the full face amount of each Bankers' Acceptance accepted for its account on the earlier of
(i) the date of maturity of a Bankers' Acceptance and (ii) the date on which any Obligations become due and payable pursuant to Section 11.2. The Lenders shall be entitled to recover interest from the Borrower at a rate of interest per annum equal to the rate applicable to Prime Rate Advances under the Credit under which the Bankers' Acceptance was issued, compounded monthly, upon any amount payment of which has not been provided for by the Borrower in accordance with this Section. Interest shall be calculated from and including the date of maturity of each Bankers' Acceptance up to but excluding the date such payment, and all interest thereon, both before and after demand, default and judgment, is provided for by the Borrower.

            If the Borrower provides cash in response to any Obligations becoming due and payable under Section 11.2, it shall be entitled to receive interest on the cash provided in accordance with Section 14.16 as long as the cash is held as Collateral.

8.17        DEEMED ADVANCE - BANKERS' ACCEPTANCES

            Except for amounts which are paid from the proceeds of a rollover of a Bankers' Acceptance or for which payment has otherwise been funded by the Borrower, any amount which a Lender pays to any third party on or after the date of maturity of a Bankers' Acceptance in satisfaction thereof or which is owing to the Lender in respect of such a Bankers' Acceptance on or after the date of maturity of such a Bankers' Acceptance, shall be deemed to be a Prime Rate Advance to the Borrower under this Agreement. Each Lender shall forthwith give notice of the making of such a Prime Rate Advance to the Borrower and the Agent (which shall promptly give similar notice to the other Lenders). Interest shall be payable on such Prime Rate Advances in accordance with the terms applicable to Prime Rate Advances.

8.18        WAIVER

            The Borrower shall not claim from a Lender any days of grace for the payment at maturity of any Bankers' Acceptances presented and accepted by the Lender pursuant to this Agreement. The Borrower waives any defence to payment which might otherwise exist if for any reason a Bankers' Acceptance shall be held by a Lender in its own right at the maturity thereof, and the doctrine of merger shall not apply to any Bankers' Acceptance that is at any time held by a Lender in its own right.

8.19        DEGREE OF CARE

            Any executed orders to be used as Bankers' Acceptances shall be held in safekeeping with the same degree of care as if they were the Lender's own property, and shall be kept at the place at which such orders are ordinarily held by such Lender.

8.20        INDEMNITY

            The Borrower shall indemnify and hold the Lenders, and each of them, harmless from any loss, cost, damage or expense with respect to any Bankers' Acceptance dealt with by the Lenders for the Borrower's account, but shall not be obliged to indemnify a Lender for any loss, cost, damage or expense caused by the gross negligence or wilful misconduct of that Lender.

8.21        OBLIGATIONS ABSOLUTE

            The obligations of the Borrower with respect to Bankers' Acceptances under this Agreement shall be unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement under all circumstances, including, without limitation, the following circumstances:

            (i) any lack of validity or enforceability of any order accepted by a Lender as a Bankers' Acceptance; or

            (ii) the existence of any claim, set-off, defence or other right which the Borrower may have at any time against the holder of a Bankers' Acceptance, a Lender or any other person or entity, whether in connection with this Agreement or otherwise.

8.22        SHORTFALL ON DRAWDOWNS, ROLLOVERS AND CONVERSIONS

            The Borrower agrees that:

            (a) the difference between the amount of an Advance requested by the Borrower by way of Bankers' Acceptances and the actual proceeds of the Bankers' Acceptances;

            (b) the difference between the actual proceeds of a Bankers' Acceptance and the amount required to pay a maturing Bankers' Acceptance, if a Bankers' Acceptance is being rolled over; and

            (c) the difference between the actual proceeds of a Bankers' Acceptance and the amount required to repay any Advance which is being converted to a Bankers' Acceptance;

shall be funded and paid by the Borrower from its own resources, by 11:00 a.m. on the day of the Advance or may be advanced as a Prime Rate Advance under a Credit if the Borrower is otherwise entitled to an Advance under the Credit.

8.23        PROHIBITED USE OF L/CS AND BANKERS' ACCEPTANCES

            The Borrower shall not enter into any agreement or arrangement of any kind with any person to whom Bankers' Acceptances have been delivered whereby the Borrower undertakes to replace such Bankers' Acceptances on a continuing basis with other Bankers' Acceptances, nor shall the Borrower directly or indirectly take, use or provide Bankers' Acceptances or L/Cs as security for loans or advances from any other person.

8.24        ISSUANCE AND MATURITY OF L/CS

            A request for an Advance by way of L/C shall be made by a Borrower in accordance with Section 8.6, except that a copy of the request shall be sent directly to the Issuing Bank. The Agent shall promptly notify the Lenders of the receipt of a request relating to Operating Credit 1, but L/Cs under Operating Credit 1 shall only be issued by the Issuing Bank as fronting bank for all Operating Credit Lenders. A request shall include the details of the L/C to be issued. The Issuing Bank shall promptly notify the Borrower of any comment concerning the form of the L/C requested by the Borrower and shall, if the Borrower is otherwise entitled to an Advance, issue the L/C to the Borrower at the branch where its account is maintained on the Drawdown Date or as soon thereafter as the Issuing Bank is satisfied with the form of L/C to be issued.

            Each L/C issued under this Agreement shall have a term which is not more than one year after its issuance date or renewal date and does not extend beyond the then-current maturity date of the Operating Credit. Collateral shall be provided for the benefit of the Lenders promptly upon demand by the Agent. An L/C may be renewed by the Borrower subject to complying with the terms of this Agreement applicable to an Advance by way of L/C.

8.25        PAYMENT OF L/C FEES


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                                     - 64 -

            Payment of L/C Fees and the fronting fee applicable to L/Cs shall be made to the Agent at the Branch of Account for the account of the Lenders (other than the fronting fee under Operating Credit 1, which shall be solely for the Issuing Bank's account), and shall be made at the time of issuance or renewal of an L/C.

8.26        PAYMENT OF L/Cs

            The Borrower shall provide for the payment to the Issuing Bank at the branch where the L/C was issued of the full face amount of each L/C (or the amount actually paid in the case of a partial payment) on the earlier of (i) the date on which the Issuing Bank makes a payment to the beneficiary of an L/C, and
(ii) the date on which any Obligations become due and payable pursuant to
Section 11.2. The Lenders shall be entitled to recover interest from the Borrower at a rate of interest per annum equal to the rate applicable to Prime Rate Advances (in the case of Canadian Dollar L/Cs) or Base Rate Advances (in the case of US Dollar L/Cs), compounded monthly, upon any amount payment of which has not been provided for by the Borrower in accordance with this Section. Interest shall be calculated from and including the date on which the Issuing Bank makes a payment to the beneficiary of an L/C, up to but excluding the date such payment, and all interest thereon, both before and after demand, default and judgment, is provided for by the Borrower.

            The obligation of the Borrower to reimburse the Lenders for a payment to a beneficiary of an L/C shall be absolute and unconditional, without prejudice to the Borrower's right to subsequently claim damages for matters arising from a Lender's wilful misconduct or gross negligence, and shall not be reduced by any demand or other request for payment of an L/C (a "DEMAND") paid or acted upon in good faith and in conformity with laws, regulations or customs applicable thereto being invalid, insufficient, fraudulent or forged, nor shall the Borrower's obligation be subject to any defence or be affected by any right of set-off, counter-claim or recoupment which the Borrower may now or hereafter have against the beneficiary, the Lender or any other person for any reason whatsoever, including the fact that the Issuing Bank paid a Demand or Demands (if applicable) aggregating up to the amount of the L/C notwithstanding any contrary instructions from the Borrower to the Issuing Bank or the occurrence of any event including, but not limited to, the commencement of legal proceedings to prohibit payment by the Issuing Bank of a Demand. Any action, inaction or omission taken or suffered by the Issuing Bank under or in connection with an L/C or any Demand, if in good faith and in conformity with laws, regulations or customs applicable thereto shall be binding on the Borrower and shall not place any Lender under any resulting liability to the Borrower. Without limiting the generality of the foregoing, the Issuing Bank may receive, accept, or pay as complying with the terms of the L/C, any Demand otherwise in order which may be signed by, or issued to, any administrator, executor, trustee in bankruptcy, receiver or other person or entity acting as the representative or in place of, the beneficiary.

            If the Borrower provides cash in response to any Obligations becoming due and payable under Section 11.2, it shall be entitled to receive interest on the cash provided in accordance with Section 14.16 as long as the cash is held as Collateral.

8.27        DEEMED ADVANCE - L/Cs

            Except for amounts which have been funded by the Borrower, any amount which the Issuing Bank pays to any third party in respect of an L/C in satisfaction or partial satisfaction hereof shall also be deemed to be a Prime Rate Advance in the case of Canadian Dollar L/Cs or a Base Rate Advance in the case of US Dollar L/Cs, in each case under the Credit under which the L/C was issued. The Issuing Bank shall forthwith give notice of the making of such an Advance to the Borrower and the Agent (which shall promptly give similar notice to the other Lenders in the case of Operating Credit 1). Interest shall be payable on such Advances in accordance with the terms applicable to such Advances.

8.28        PROHIBITED RATES OF INTEREST

            It is the intention of the parties to comply with applicable usury laws now or hereafter enacted. Accordingly, notwithstanding any other provisions of this Agreement or any other Credit Document, in no event shall any Credit Document require the payment or permit the collection of interest or other amounts in an amount or at a rate in excess of the amount or rate that is permitted by law or in an amount or at a rate that would result in the receipt by the Lenders or the Agent of interest at a criminal rate, as the terms "interest" and "criminal rate" are defined under the CRIMINAL CODE (Canada). Where more than one such law is applicable to any Restricted Party, that Restricted Party shall not be obliged to make payment in an amount or at a rate higher than the lowest amount or rate permitted by such laws. If from any circumstances whatever, fulfilment of any provision of any Credit Document shall involve transcending the limit of validity prescribed by applicable law for the collection or charging of interest, the obligation to be fulfilled shall be reduced to the limit of such validity, and if from any such circumstances the Agent or the Lenders shall ever receive anything of value as interest or deemed interest under any Credit Document in an amount that would exceed the highest lawful rate of interest permitted by applicable law, such amount that would be excessive interest shall be applied to the reduction of the principal amount of the relevant Credit, and not to the payment of interest, or if such excessive interest exceeds the unpaid principal balance of the relevant Credit, the amount exceeding the unpaid balance shall be refunded to the Borrower. In determining whether or not the interest paid or payable under any specified contingency exceeds the highest lawful rate, the Restricted Parties, the Agent and the Lenders shall, to the maximum extent permitted by applicable law, (a) characterize any non-principal payment as an expense, fee or premium rather than as interest, (b) exclude voluntary prepayments and the effects thereof, (c) amortize, prorate, allocate and spread the total amount of interest throughout the term of such indebtedness so that interest thereon does not exceed the maximum amount permitted by applicable law, and/or (d) allocate interest between portions of such indebtedness to the end that no such portion shall bear interest at a rate greater than that permitted by applicable law. For the purposes of the application of the CRIMINAL CODE (Canada), the effective annual rate of interest shall be determined in accordance with generally accepted actuarial practices and principles and in the event of any dispute, a certificate of a Fellow of the Canadian Institute of Actuaries appointed by the Agent shall be conclusive for the purpose of such determination.


                                   ARTICLE IX
                         REPRESENTATIONS AND WARRANTIES

9.1         REPRESENTATIONS AND WARRANTIES

            Each Restricted Party represents and warrants to the Lenders as specified below.

9.1.1       CORPORATE MATTERS

            (a) It is a duly incorporated or amalgamated and validly existing corporation or a duly organized and validly existing partnership, as the case may be, and has the power and authority to enter into and perform its obligations under any Credit Documents to which it is or will be a party, to own its Property and to carry on the business in which it is engaged.

            (b) It is in compliance with the requirements for carrying on business in all jurisdictions in which it carries on business, and has all Permits required as of the date hereof, to enter into and perform its obligations under any Credit Documents to which it is or will be a party, to own its Property and to carry on the business in which it is engaged, except to the extent that the non-compliance or absence of Permits would not have a material adverse effect on the ability of the Restricted Parties, taken as a whole, to do so.

            (c) The entering into and the performance by it of the Credit Documents to which it is or will be a party (i) have been duly authorized by all necessary corporate action on its part, (ii) do not and will not violate its Constating Documents, any Requirement of Law, any Permit or any Contract to which it is a party, and (iii) will not result in the creation of any Encumbrance on any of its Property or require it to create any Encumbrance on any of its Property other than Permitted Encumbrances and will not result in the forfeiture of any of its Property.

            (d) Its Constating Documents do not restrict the power of its directors to borrow money, to give financial assistance by way of loan, guarantee or otherwise, or to encumber any or all of its present and future Property to secure the Obligations, except for restrictions under any Constating Document which have been complied with in connection with the Credit Documents and the Permitted Obligations.

            (e) It is not in violation of any term of its Constating Documents and is not in violation of any Requirement of Law, Permit or Contract, the violation of which would materially and adversely affect its ability to own its Property and conduct its business, nor will its execution, delivery and performance of any Credit Documents to which it is a party result in any such violation.

            (f) It has good and marketable title to or the right to use or good, valid and subsisting leases or licenses in respect of all of the Property necessary for the operation of its business, free and clear of any Encumbrances, other than Permitted Encumbrances, and no person has any agreement or right to acquire any of its Property out of the ordinary course of business.

9.1.2       CREDIT DOCUMENTS

            (a) The Credit Documents to which it is or will be a party have been or will be duly executed and delivered by it and, when executed and delivered, will constitute legal, valid and binding obligations enforceable against it in accordance with their respective terms, subject to the availability of equitable remedies and the effect of bankruptcy, insolvency and similar laws affecting the rights of creditors generally.

            (b) As of the date of this Agreement, no Event of Default or Pending Event of Default has occurred and is continuing.

            (c) From and after the date on which the relevant Security is delivered, the Lenders will have the benefit of legal, valid and enforceable security upon all of its present and future Property subject only to Permitted Encumbrances, the availability of equitable remedies, and the effect of bankruptcy, insolvency and similar laws affecting the rights of creditors generally.

9.1.3       LITIGATION, FINANCIAL STATEMENTS ETC.

            (a) As of the date of execution of this Agreement, there are no litigation, arbitration or administrative proceedings or industrial or labour disputes outstanding and, to its knowledge after having made reasonable inquiry, there are no proceedings or disputes pending or threatened, against it which, in either case, could constitute a Material Adverse Change, except as disclosed on Schedule J.

            (b) All of the historical financial statements which have been furnished to the Lenders, or any of them, in connection with this Agreement are complete and, to its knowledge after reasonable inquiry, fairly present the financial position of NSCL on a consolidated basis as of the dates referred to therein and have been prepared in accordance with GAAP except, in the case of quarterly financial statements, notes to the statements and normal year-end audit adjustments required by GAAP are not included.

            (c) All projections, including forecasts, budgets, PRO FORMAS and business plans provided to the Agent were prepared in good faith based on assumptions which were believed to be reasonable and were believed at the time of preparation to be reasonable estimates of the prospects of the businesses referred to therein, and all material changes in the estimates of the prospects of those businesses occurring between the time of preparation and the date of this Agreement have been disclosed to the Lenders in writing.

            (d) As of the date of execution of this Agreement, it has no liabilities (contingent or other) or other obligations of the type required to be included in the consolidated financial statements of the Restricted Parties in accordance with GAAP which are not fully included on NSCL's audited financial statements provided to the Lenders for its fiscal year ended 31 December 2000 or NSCL's unaudited financial statements for the fiscal period ended 30 June 2001, other than liabilities and obligations incurred thereafter in the ordinary course of its business and the Obligations, none of which constitutes a Material Adverse Change.

            (e) It is not in default under any of the Permitted Encumbrances to an extent that would materially and adversely affect the financial position of NSCL on a consolidated basis, or the Restricted Party's ability to carry on its business or perform its obligations under the Credit Documents to which it is or will be a party.

            (f) There is no fact that it has not disclosed to the Agent in writing that materially and adversely affects its ability to perform its obligations under the Credit Documents to which it is or will be a party.

9.1.4       OTHER DEBT

            (a) This Agreement is in compliance with the terms of the Pacifica Notes, Bridge Loan, NSCL Notes, Permitted Senior Indebtedness and Permitted Subordinated Indebtedness to the extent they are outstanding obligations of a Restricted Party (including but not limited to any limitation on additional indebtedness contained in the documentation relating to the Pacifica Notes, Bridge Loan, NSCL Notes, Permitted Senior Indebtedness or Permitted Subordinated Indebtedness) and will not contravene or cause a default under any of the Pacifica Notes, Bridge Loan, NSCL Notes, Permitted Senior Indebtedness and Permitted Subordinated Indebtedness.

            (b) All Obligations are "Permitted Indebtedness" under the terms of the Pacifica Notes, Bridge Loan, NSCL Notes, Permitted Senior Indebtedness and Permitted Subordinated Indebtedness to the extent they are outstanding obligations of a Restricted Party.

            (c) All Obligations are "Senior Indebtedness" and "Designated Senior Indebtedness" (or equivalent terms) under the terms of any outstanding Permitted Subordinated Indebtedness and are entitled to the benefit of all subordination provisions under the terms of any outstanding Permitted Subordinated Indebtedness.

            (d) If the Acquisition is completed, the Credits will (when NSCL is amalgamated with Pacifica) constitute "New Credit Facilities" under the terms of the Pacifica Notes and the Bridge Loan and/or the NSCL Notes as applicable, and the Threshold Amount will be not less than $700,000,000 at the time the Acquisition is completed.

9.1.5       PROPERTY AND CAPITAL STOCK

            (a) Schedule F fully and fairly describes as of the date of this Agreement, the ownership of all of its issued and outstanding Capital Stock, the Capital Stock in Restricted Parties and other persons that it owns, the nature of the business that it carries on, the locations of its head office (and chief executive office, if different) and its freehold (or fee as the case may be) and leasehold real property, and the jurisdictions in which its other Property (other than accounts receivable) are located.

            (b) The Pledged Shares are validly issued as fully paid and non-assessable Capital Stock of the respective Restricted Parties or other issuers.

            (c) The consents of the shareholders or directors of the respective Restricted Parties or other issuers and any other consents that will be delivered at or prior to the time that the Pledged Shares become part of the Trustee Security are the only consents that are necessary or desirable in connection with the pledges of the Pledged Shares as part of the Trustee Security (including the enforcement of the pledges), and will be kept in full force and effect as long as they remain necessary or desirable.

            (d) It owns or is licensed or otherwise has the right to use all Intellectual Property that is necessary for the operation of its business, to its knowledge without conflict with the rights of any other person, except as specified on Schedule K. All Intellectual Property that it owns is listed on Schedule K, subject to modifications made by NSCL to the Agent in writing from time to time.

9.1.6       ENVIRONMENTAL MATTERS

            (a) To its knowledge having made all due inquiry, (i) there are no active or abandoned underground storage tanks located on any land which it occupies or controls, except those that comply with applicable Requirements of Law, (ii) there are no Hazardous Materials located on, above or below the surface of any land which it occupies or controls or contained in the soil or water constituting such land (except those that are in compliance with applicable Requirements of Law), (iii) no release of Hazardous Materials has occurred on or from such land (except those minor items that are in accordance with Permits or otherwise do not violate applicable Requirements of
                  Law) and (iv) no land that it occupies or controls has been used as a landfill or waste disposal site, except in each case as disclosed on Schedule J or as would not reasonably be expected to cause a Material Adverse Change.

            (b) Its business and Property have been and are being owned, occupied and operated in substantial compliance with applicable Requirements of Law intended to protect the environment (including, without limitation, laws respecting the disposal or emission of Hazardous Materials), to the best of its knowledge after reasonable inquiry there are no breaches thereof and no enforcement actions in respect thereof are threatened or pending which, in any such case, would reasonably be expected to cause a Material Adverse Change.

9.1.7       TAXES AND WITHHOLDINGS

            (a) It has (i) duly filed on a timely basis all material tax returns, elections and reports required to be filed by it and has paid, collected and remitted all material Taxes due and payable, collectible or remittable by it, and (ii) made adequate provision for material Taxes payable by it for the current period and any previous period for which tax returns are not yet required to be filed and, except as disclosed in writing to the Agent from time to time, there are no actions, proceedings or claims pending or, to its knowledge, threatened, against it in respect of material Taxes (it being agreed that, for purposes of this paragraph, the amount of a Tax is material if it equals or exceeds Cdn. $1,000,000 or the equivalent thereof in another currency).

            (b) It has (i) withheld from each payment made to any of its past or present employees, officers or directors, and to any non-resident of the country in which it is resident, the amount of all material Taxes and other deductions required to be withheld therefrom and has paid the same to the appropriate tax authority within the time required under any applicable legislation, and (ii) collected and remitted to the appropriate tax authority when required by law to do so all material amounts collectible and remittable in respect of goods and services tax and similar provincial or state Taxes, and has paid all such material amounts payable by it on account of sales Taxes including goods and services and value-added taxes (it being agreed that, for purposes of this paragraph, the amount of a Tax is material if it equals or exceeds Cdn. $1,000,000 or the equivalent thereof in another currency).

9.1.8       PENSION PLANS

            (a) During the twelve-consecutive-month period before the date of the execution and delivery of this Agreement and before the date of any Advance hereunder, (i) no steps have been taken to terminate any Pension Plan (wholly or in part), which could result in a Restricted Party being required by applicable Requirements of Law to make an additional contribution to the Pension Plan in excess of $1,000,000, (ii) no contribution failure has occurred with respect to any Pension Plan sufficient to give rise to a lien or charge under any applicable pension benefits laws of any other jurisdiction that, individually or in the aggregate could reasonably be expected to cause a Material Adverse Change, (iii) no condition exists and no event or transaction has occurred with respect to any Pension Plan which might result in the incurrence by any Restricted Party of any liability (other than a liability to pay benefits in accordance with the Pension Plan), fine or penalty in excess of $1,000,000, and
                  (iv) except as disclosed in the financial statements required to be provided pursuant to this Agreement or as otherwise disclosed in writing from time to time to the Agent, no Restricted Party has any contingent liability with respect to any post-retirement benefit under a Welfare Plan that, individually or in the aggregate could reasonably be expected to cause a Material Adverse Change.

            (b) Each Pension Plan is in compliance in all material respects with all applicable pension benefits and tax laws, (i) all contributions (including employee contributions made by authorized payroll deductions or other withholdings) required to be made to the appropriate funding agency in accordance with all applicable laws and the terms of each Pension Plan have been made in accordance with all applicable laws and the terms of each Pension Plan, (ii) all liabilities under each Pension Plan which are required by applicable Requirements of Law to be funded are fully funded, on a going concern and solvency basis, in accordance with the terms of the respective Pension Plans, the requirements of applicable pension benefits laws and of applicable regulatory authorities and the most recent actuarial report filed with respect to the Pension Plan, and (iii) no event has occurred and no conditions exist with respect to any Pension Plan that has resulted or could reasonably be expected to result in any Pension Plan having its registration revoked or refused for the purposes of any applicable pension benefits or tax laws or being placed under the administration of any relevant pension benefits regulatory authority or being required to pay any taxes or penalties under any applicable pension benefits or tax laws, except for any exceptions to clauses (i) through
                  (iii) above that, individually or in the aggregate, could not reasonably be expected to cause a Material Adverse Change.

9.1.9       ABORIGINAL CLAIMS

            (a) Except for matters which would not, in the aggregate, reasonably be expected to cause a Material Adverse Change, no Aboriginal group has asserted, by virtue of its Aboriginal status:

                  (i)      any claim against any Property of a Restricted Party;

                  (ii) any right, title, benefit or interest in any real property of a Restricted Party;

                  (iii) any claim of jurisdiction over any real property of a Restricted Party; or

                  (iv) any right to be consulted with respect to any change in the use, development or improvement in any real property of a Restricted Party.

            (b) Except for matters which would not, in the aggregate, reasonably be expected to cause a Material Adverse Change, it is not aware of and has not received, in relation to any of its real property, any notice of:

                  (i) the existence or potential existence of any Aboriginal heritage sites;

                  (ii) any actual or alleged interference with Aboriginal rights; or

                  (iii)    any specific or comprehensive claims.

            (c) Except for matters which would not, in the aggregate, reasonably be expected to cause a Material Adverse Change, it has disclosed to the Lenders all written correspondence, notices or minutes of meetings received from or involving any Aboriginal group relating to any claim, conflict or controversy.

9.1.10      OTHER MATTERS

            (a) Neither it nor any of its Subsidiaries is an "investment company" within the meaning of the Investment Company Act of 1940, as amended, or a "holding company", or a "subsidiary company" of a "holding company", or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company," within the meaning of the Public Utility Holding Company Act of 1935, as amended.

            (b) None of the proceeds of any Advance shall be used to purchase or carry, or to reduce or retire or refinance any credit incurred to purchase or carry, any margin stock (within the meaning of Regulations U and X of the Board of Governors of the Federal Reserve System of the United States) or to extend credit to others for the purpose of purchasing or carrying any margin stock.

9.2         SURVIVAL OF REPRESENTATIONS AND WARRANTIES

            Unless expressly stated to be made as of a specific date, the representations and warranties made in this Agreement shall survive the execution of this Agreement and all other Credit Documents, and shall be deemed to be repeated as of the date of each Advance (including any deemed Advance), subject to modifications made by NSCL to the Lenders in writing and accepted by the Majority Lenders, acting reasonably. The Lenders shall be deemed to have relied upon such representations and warranties at each such time as a condition of making an Advance hereunder or continuing to extend the Credits hereunder.


                                    ARTICLE X
                            COVENANTS AND CONDITIONS

10.1        FINANCIAL COVENANTS

10.1.1 During the term of this Agreement, NSCL shall at all times maintain an Interest Coverage Ratio of not less than 2.75 to 1 except that, if the Acquisition is completed by 31

August 2001, during the period from completion of the Acquisition to 31 December 2002 NSCL need only maintain an Interest Coverage Ratio of not less than 2.50 to 1.

10.1.2 During the term of this Agreement, the Funded Debt Ratio shall not at any time exceed the following:

            Period                                             Funded Debt Ratio
            ------                                             -----------------
            to 31 December 2001                                0.60 to 1
            from 1 January 2002 to 29 June 2003                0.55 to 1
            on and after 30 June 2003                          0.50 to 1

Notwithstanding the foregoing, if the Acquisition is completed by 31 August 2001, then the Funded Debt Ratio shall not at any time exceed the following:

            Period                                             Funded Debt Ratio
            to 31 December 2002                                0.60 to 1
            from 1 January 2003 to 31 December 2003            0.55 to 1
            on and after 1 January 2004                        0.50 to 1

10.1.3 During the term of this Agreement, NSCL shall at all times maintain a consolidated shareholders' equity of not less than a minimum of $625,000,000. That minimum shall increase to $750,000,000 on and after the date the Acquisition is completed. Whichever of those minimums is applicable, depending on whether the Acquisition is completed, shall then increase annually as of 31 December in each year, beginning in 2001, by an amount equal to 50% of NSCL's consolidated net income for each year, excluding any year in which NSCL incurs a consolidated net loss.

10.1.4 If the Acquisition is completed by 31 August 2001, the Secured Debt Ratio shall not at any time exceed 0.40 to 1, and the aggregate amount of Funded Debt that is secured by any Encumbrance shall not at any time exceed the Threshold Amount.

10.2        POSITIVE COVENANTS

            During the term of this Agreement, each Restricted Party shall perform the covenants specified below.

10.2.1      AMALGAMATION FOLLOWING ACQUISITION

            In the case of the NSCL, it shall cause the amalgamation of NSCL and Pacifica to be completed in accordance with the provisions of the CANADA BUSINESS CORPORATIONS ACT within five Business Days following the completion of the Acquisition.

10.2.2      PAYMENT; OPERATION OF BUSINESS

            (a) It shall duly and punctually pay the Obligations, either as Borrower or in accordance with its guarantee of the Obligations, at the times and places and in the manner required by the terms thereof.

            (b) It shall keep proper books of account and record, maintain its corporate status in all jurisdictions where it carries on business, operate its business in accordance with sound business practice and in compliance in all material respects with all applicable Requirements of Law (including but not limited to those regarding ownership of persons carrying on the type of business that it carries on) and Material Contracts and Material Permits.

            (c) It shall maintain in good standing and shall obtain, as and when required, all Permits and Contracts which may be material to permit it to acquire, own, operate and maintain its business and Property, lease any land forming part of its Property, and perform its obligations under the Credit Documents to which it is or will be a party.

            (d) It shall not (i) amend any provision of any Material Contract to which it is a party or give any consent, concession or waiver with respect thereto which, in either case, would cause a Material Adverse Change, or (ii) cancel, terminate or accept the surrender of any Material Contract if the cancellation, termination or surrender would cause a Material Adverse Change, unless a Replacement Contract is entered into in respect of the Material Contract in question.

10.2.3      INSPECTION

            It shall at all reasonable times and from time to time upon reasonable notice, permit representatives of the Lenders to inspect any of its Property and to examine and take extracts from its financial books, accounts and records, including but not limited to accounts and records stored in computer data banks and computer software systems, and to discuss its financial condition with its senior officers and (in the presence of such of its representatives as it may designate) its auditors, the reasonable expense of all of which shall be paid by the Borrower provided that:

            (a) the Lenders' exercise of their rights under this paragraph does not unreasonably interfere with the operations of the Restricted Parties;

            (b) the Lenders maintain the confidentiality of all information they receive in accordance with usual requirements of banker / customer confidentiality, and do not disclose or use it except for the purposes of this Agreement;

            (c) any representative of a Lender who is not an employee of that Lender has executed and delivered an agreement in favour of the Restricted Parties and the Lenders to use any information obtained as a result of any inspection or examination on behalf of a Lender only for the purposes of this Agreement, and has established to the reasonable satisfaction of NSCL and the Lenders that there is no inherent conflict of interest between the business and clientele of the Restricted Parties and the business and clientele (other than the Lenders) of that representative.

10.2.4      INSURANCE

            (a) It shall maintain insurance on all its Property with financially sound and reputable insurance companies or associations including all-risk property insurance, comprehensive general liability insurance and business interruption insurance, in amounts, with deductibles or retentions, and against risks that would be maintained by a prudent owner carrying on similar businesses in similar locations, and shall furnish to the Agent, on written request, satisfactory evidence of the insurance carried.

            (b) It shall cause policies of insurance referred to above to contain a standard mortgage clause and other customary endorsements for the benefit of lenders (including endorsements naming the Trustee as loss payee and additional insured as required by the Agent), all in a form acceptable to the Lenders acting reasonably, and a provision that such policies will not be amended in any manner which is prejudicial to the Lenders or be cancelled without 30 days' prior written notice being given to the Trustee by the issuers thereof. It shall also, subject to Section 10.6, cause all of the proceeds of insurance under such policies to be made payable and to be paid to the Trustee.

            (c) Whenever reasonably requested in writing by the Agent, it shall cause certified copies of the policies of insurance carried pursuant to this Section to be delivered to the Agent.

            (d) It shall provide the Agent promptly with such other evidence of the insurance as the Lenders may from time to time reasonably require.

10.2.5      TAXES, ENCUMBRANCES AND WITHHOLDINGS

            (a) It shall pay all Taxes and Encumbrances in respect of itself or its Property as they become due and payable unless they are being contested in good faith by appropriate proceedings and it has made adequate provision for payment of the contested amount.

            (b) It shall withhold from each payment made to any of its past or present employees, officers or directors, and to any non-resident of the country in which it is resident, the amount of all Taxes and other deductions required to be withheld therefrom and pay the same to the appropriate tax authority within the time required under any applicable Requirement of Law.

            (c) It shall collect from all Persons the amount of all Taxes required to be collected from them and remit the same to the proper tax or other receiving officers within the time required under any applicable Requirement of Law.

10.2.6      OTHER MATTERS

            (a) It shall, immediately upon receipt, deliver to the Trustee certificates representing all Capital Stock of other Restricted Parties or of other persons in which it owns Capital Stock that it acquires after the date that Capital Stock of the Restricted Parties or other persons is first delivered as part of the Trustee Security, together with executed stock powers of attorney relating to those certificates (or if certificates in respect of such Capital Stock are not available, take such other steps to perfect the Trustee Security relating to such Capital Stock as the Agent requires).

            (b) It shall observe and comply in all material respects at all times with the provisions of all Environmental Laws and shall provide such evidence of on-going compliance with Environmental Laws as the Majority Lenders may reasonably require from time to time including, without limitation, if so requested by the Majority Lenders, acting reasonably upon reasonable cause, arranging for one or more environmental site assessment and/or compliance audits (each consisting of a non-intrusive phase I audit and recommendations with respect to the findings described therein and such other audits or investigations recommended in each such phase I audit, including, without limitation, an intrusive phase II audit) and reports thereon by an independent consultant engaged by the Restricted Parties and acceptable to the Majority Lenders, acting reasonably. It shall also remove, clean up or otherwise remedy the matters referred to in Section 10.3.2(d).

            (c) If it is listed on Schedule I, it shall comply with the limits on its Property, business activities and other matters described on that Schedule and, if it owns Capital Stock of any other person listed on Schedule I, it shall cause that person to comply with the limits on its Property, business activities and other matters described on that Schedule.

            (d) It shall diligently and in good faith use all commercially reasonable efforts to obtain agreements in form and substance satisfactory to the Agent from other parties to Material Contracts that have been specifically assigned as part of the Trustee Security within 60 days following the initial Advance to the extent that the Agent has permitted such agreements to be obtained after the date of the initial Advance.

            (e) It shall diligently and in good faith use all commercially reasonable efforts to obtain consents in respect of the Security in form and substance satisfactory to the Agent from landlords of leasehold real property designated by the Agent from time to time in which any Restricted Party carries on business.

            (f) In the case of NSCL, if it issues the NSCL Notes after completion of the Acquisition, or if it issues Permitted Senior Indebtedness or Permitted Subordinated Indebtedness, it shall concurrently deliver a certificate with copies of all documents necessary to fully and fairly disclose all material terms thereof.

            (g) In the case of the Borrower, if requested by a Term Credit B Lender, it shall prepare, execute and deliver to such Lender a promissory note payable to the order of such Lender in a form approved by the Administration Agent to further evidence the Advances made by such Lender.

            (h) Without limiting its obligations under the Credit Documents, if it is a party to any Material Contract, it shall comply with all covenants contained in the assignments of Material Contracts forming part of the Trustee Security to which it is a party.

10.3        REPORTING AND NOTICE REQUIREMENTS

            During the term of this Agreement, NSCL shall deliver or cause the delivery of the periodic reports specified below and shall give notices in the circumstances specified below, or cause notices to be given. All financial statements and other reports shall be in a form satisfactory to the Lenders and all financial statements shall be prepared in accordance with GAAP. NSCL shall, as directed by the Agent from time to time, either distribute financial statements and other reports directly to the Lenders or supply the Agent with sufficient copies of financial statements and other reports to allow the Agent to distribute them to the Lenders.

10.3.1      PERIODIC REPORTS

            (a) NSCL shall, as soon as practicable and in any event within 45 days of the end of each of its fiscal quarters (including the fourth quarter), prepare and deliver its interim unaudited consolidated financial statements, modified to exclude persons that are not Restricted Parties, and the interim unaudited financial statements of the Borrower, as at the end of such quarter, in each case including, without limitation, balance sheet, statement of income and retained earnings and statement of changes in financial position.

            (b) NSCL shall, as soon as practicable and in any event within 90 days after the end of each of its fiscal years, prepare and deliver its modified consolidated annual financial statements (and the annual financial statements of the Borrower) including, without limitation, balance sheet, statement of income and retained earnings and statement of changes in financial position for such fiscal year, which shall be audited by an internationally recognized accounting firm.

            (c) NSCL shall, concurrently with the delivery of each of its quarterly and annual financial statements, prepare and deliver a Compliance Certificate.

            (d) NSCL shall, as soon as practicable and in any event not later than 30 days before the beginning of each of its fiscal years, prepare and deliver its financial forecast for the following five fiscal years (or six years in the case of the forecast to be delivered by 1 December 2001), which shall cover NSCL on a consolidated basis and shall include, without limitation, a projected income statement, a projected statement of changes in funds, estimates of capital expenditures and tax losses and deferrals.

            (e) NSCL shall promptly deliver copies of all information concerning its financial condition and Property that is provided to the Noteholders and the holders of the Permitted Senior Indebtedness and the Permitted Subordinated Indebtedness and not otherwise provided to the Lenders, copies of all notices received from the Noteholders and the holders of the Permitted Senior Indebtedness and the Permitted Subordinated Indebtedness, and all other information reasonably requested by the Lenders from time to time concerning the business, financial condition and Property of the Restricted Parties.

                  If there is any change in a subsequent period from the accounting policies, practices and calculation methods used by NSCL in preparing its financial statements for its fiscal year ended 31 December 2000, or components thereof, NSCL shall provide the Lenders with all information that the Lenders require to ensure that reports provided to the Lenders after any change are comparable to previous reports. In addition, all calculations made for the purposes of this Agreement shall continue to be made based on the accounting policies, practices and calculation methods that were used in preparing NSCL's financial statements for its fiscal year ended 31 December 2000 if the changed policies, practices and methods would materially affect the results of those calculations.

10.3.2      REQUIREMENTS FOR NOTICE

            (a) NSCL shall promptly notify the Lenders of any Event of Default or Pending Event of Default;

            (b) NSCL shall promptly notify the Lenders of (i) any material default (either by a Restricted Party or by any other party) under any Material Contract or Material Permit, (ii) any event which, with or without the giving of notice, lapse of time or any other condition subsequent, would be a material default or would otherwise allow the termination of any Material Contract or Material Permit or the imposition of any material sanction on any party to a Material Contract or Material Permit, (iii) the occurrence of any "force majeure" event as described in any Material Contract, (iv) any litigation or arbitration proceedings concerning any Material Contract, and (v) any matters requiring the consent of any other party to a Material Contract, and shall from time to time provide the Lenders with all information reasonably requested by any of the Lenders concerning the status thereof.

            (c) NSCL shall promptly notify the Lenders on becoming aware of the occurrence of any litigation, dispute, arbitration, proceeding, labour or industrial dispute or any other circumstance affecting it, the result of which if determined adversely would cause a Material Adverse Change, and shall from time to time provide the Lenders with all reasonable information requested by any of the Lenders concerning the status thereof.

            (d) NSCL shall promptly notify the Agent upon (i) learning of the existence of Hazardous Materials located on, above or below the surface of any land which any Restricted Party occupies or controls, or contained in the soil or water constituting such land, in each case except those being stored, used or otherwise handled or existing in substantial compliance with applicable Requirements of Law or that do not exceed levels prescribed under applicable Requirements of Law, guidelines or policies of applicable regulatory authorities or which would not constitute a breach of or non-compliance with any Requirements of Law, (ii) the occurrence of any release of Hazardous Materials that has occurred on or from such land and is reportable under applicable Requirements of Law, and (iii) any material enforcement actions, special investigations, control orders, stop orders, injunctions, prosecutions or civil proceedings under any Environmental Law or based on any allegation of material environmental damage or material release of Hazardous Materials, and shall provide the Agent with details, including cost, of the work required to remove, clean up or otherwise remedy the matters referred to in the notice.

            (e) NSCL shall provide notice to the Agent with copies of all relevant documentation promptly upon becoming aware of (i) the institution of any steps by any Restricted Party or any applicable regulatory authority to terminate any Pension Plan (wholly or in part) which could result in any Restricted Party being required to make an additional contribution to the Pension Plan in excess of $1,000,000, (ii) the failure to make a required contribution to any Pension Plan if such failure is sufficient to give rise to a lien or charge under any applicable pension benefits laws of any other jurisdiction that, individually or in the aggregate could reasonably be expected to cause a Material Adverse Change, (iii) the taking of any action with respect to a Pension Plan which could reasonably be expected to result in the requirement that any Restricted Party furnish a bond or other security to such Pension Plan or any applicable regulatory authority that, individually or in the aggregate could reasonably be expected to cause a Material Adverse Change, (iv) the occurrence of any event which could reasonably be expected to result in the incurrence by any Restricted Party of any material liability, fine or penalty with respect to any Pension Plan, other than liabilities associated with benefit enhancements granted under a Pension Plan in the ordinary course of the Restricted Party's business, or (v) the occurrence of any event which could reasonably be expected to result in any increase in excess of $1,000,000 in the contingent liability of any Restricted Party with respect to any post- retirement Welfare Plan benefit.

            (f) NSCL shall promptly notify the Agent if any change occurs in the ratings used to determine the Applicable Fee Rate and the Applicable Margin or if it learns that any change is being considered by the relevant ratings agencies.

            (g) NSCL shall promptly notify the Agent if the aggregate of the Market Values of all Other Secured Obligations that are Swaps to exchange one of Canadian Dollars, US Dollars and Japanese yen to another of those currencies, or that are Swaps to provide for the exchange of floating interest rate obligations for fixed interest rate obligations, is at any time negative from the Restricted Parties' perspective (that is, the Restricted Parties are "out of the money") to the extent of $140,000,000, and promptly provide such further reports concerning Market Value as the Agent may require while the negative Market Value continues to exceed $140,000,000.

10.4        OWNERSHIP OF THE RESTRICTED PARTIES

            During the term of this Agreement, there shall not, without the prior written consent of the Majority Lenders (which shall not be unreasonably withheld), be any change in the ownership or control of the Restricted Parties other than NSCL from that described on Schedule F, except as otherwise expressly permitted in this Agreement. In addition, there shall not be any change of control of NSCL which results in the Reference Debt Rating by Moody's or S&P being lowered. For the purpose of this Agreement, a change in control of NSCL shall be deemed to have occurred only in the following circumstances:

            (a) if the Existing Major Shareholder then holds Capital Stock of NSCL to which is attached 30% or more of the votes that may be cast to elect directors of NSCL and 30% or more of the total shareholders' equity of NSCL, a change of control shall be deemed to have occurred if Capital Stock of NSCL is held by or for the benefit of any person or group of persons acting jointly or in concert, other than by way of security only, in a quantity to which is attached more of the votes or more of the shareholders' equity than are attached to the Capital Stock of NSCL then held by the Existing Major Shareholder, or

            (b) if the Existing Major Shareholder does not then hold Capital Stock of NSCL to which is attached 30% or more of the votes that may be cast to elect directors of NSCL and 30% or more of the total shareholders' equity of NSCL, a change of control shall be deemed to have occurred if Capital Stock of NSCL to which is attached 30% or more of the votes that may be cast to elect directors of NSCL or 30% or more of the total shareholders' equity of NSCL is held by or for the benefit of any person or group of persons acting jointly or in concert, other than by way of security only.

10.5        NEGATIVE COVENANTS

            During the term of this Agreement, the Restricted Parties shall not do any of the things specified in this Section without the prior written consent of the Agent, which shall only be given subject to and in accordance with Sections 12.7.2, 12.7.3, 12.7.4 and 12.7.5 and which shall not be unreasonably withheld.

10.5.1      FINANCIAL TRANSACTIONS AND ENCUMBRANCES

            No Restricted Party shall:

            (a) create, incur or assume or suffer to exist or cause or permit any Encumbrance upon or in respect of any of its Property, except for Permitted Encumbrances;

            (b) do or permit anything to adversely affect the ranking or validity of the Security except by incurring a Permitted Encumbrance;

            (c) create, incur, assume or permit any debts, liabilities or obligations of any kind (including contingent liabilities) to remain outstanding, other than Permitted Obligations;

            (d) prepay, redeem, defease, repurchase or make other payments in respect of any of its Debt for borrowed money, other than:

                  (i)      the Obligations;

                  (ii) scheduled interest payments under the Bridge Loan, and repayment of the principal amount of the Bridge Loan from the proceeds of the NSCL Notes;

                  (iii) scheduled interest and principal payments under the Pacifica Notes, the NSCL Notes and any Permitted Senior Indebtedness (including additional interest that may be payable as a result of delays in effecting registration of the NSCL Notes under the SECURITIES ACT OF 1933 (United States) in accordance with the terms of the NSCL Notes);

                  (iv) scheduled interest payments under any Permitted Subordinated Indebtedness as long as no Event of Default or Pending Event of Default has occurred and is continuing or would result from payment being made;

                  (v) the purchase money and other obligations contemplated in Section 1.1.87(l);

                  (vi) Debts owing by any Restricted Party to another Restricted Party;

                  (vii) payments made with the proceeds of any issuance of Capital Stock, any right to acquire Capital Stock or any equity-equivalent security, to the extent not required by this Agreement to be paid on account of the Obligations;

            (e) make loans to any other person, guarantee, endorse or otherwise become liable for any debts, liabilities or obligations of any other person, or give other financial assistance of any kind to any other person, except for:

                  (i) the guarantees given as part of the Security or in connection with other debentures permitted to be issued under the Trustee Security;

                  (ii) loans and advances to other Restricted Parties that are incorporated in Canada;

                  (iii) guarantees of debts, liabilities and obligations of other Restricted Parties that are Permitted Obligations;

                  (iv) financial assistance in an aggregate amount of not greater than $5,000,000 to persons other than another Restricted Party that is incorporated in Canada;

            (f) enter into any Swap except for Swaps secured by the Trustee Security as Other Secured Obligations or other unsecured Swaps, or enter into any Swap if the notional amount or the term of the proposed transaction would adversely affect the Borrower's ability to make principal payments required under the terms of this Agreement or, in the case of interest rate Swaps and similar transactions, the aggregate notional amount swapped by all Restricted Parties at any time (net of offsetting transactions) exceeds the outstanding amount of the Credits at that time.

10.5.2      BUSINESS AND PROPERTY

            No Restricted Party shall:

            (a) effect any material change in the nature of its business, being the manufacture and sale of paper, pulp and containerboard, except that the Restricted Parties generally may discontinue their containerboard business and any Restricted Party may discontinue any aspect of its business that is transferred to and continued by another Restricted Party;

            (b) have any Subsidiaries or hold or acquire Capital Stock or other securities of, or make investments in, any other person, or acquire any Property that is not wholly-owned (apart from the interest of the lessor in Property leased by a Restricted Party), except:

                  (i) other Restricted Parties as specified on Schedule F and any other wholly owned Subsidiaries;

                  (ii) investments in Powell River Energy Inc. and other joint ventures existing as of the date of this Agreement, as specified on Schedule F;

                  (iii) other non-wholly-owned Property or persons, the value of which does not at any time exceed 10% of the value of Consolidated Net Tangible Assets;

            (c) permit any sale, lease, sale and lease-back or other disposition of any part of its Property (including Capital Stock it holds) except for (i) sales of inventory and obsolete or redundant equipment in the ordinary course of business,
                  (ii) redemption of the shares of Pope & Talbot Mackenzie Pulp Operations Ltd. referred to in Section 1.1.87(m), if the proceeds are used to repay the debt secured by the pledge of those shares, (iii) dispositions to another Restricted Party, provided that Property owned by a Restricted Party incorporated in Canada is not transferred to a Restricted Party not incorporated in Canada and Property located in Canada is not transferred outside Canada, (iv) dispositions in connection with transactions permitted by Section 10.5.3(a),
                  (v) other dispositions of Property (including Capital Stock of any other person) having a fair market value for all Restricted Parties up to an aggregate for all Restricted Parties during the term of this Agreement of 12.5% of the Consolidated Net Tangible Assets valued immediately before any disposition, (vi) dispositions from which the proceeds are used to acquire other Property or offered for prepayment of the Credits in accordance with Section 5.1;

            (d) permit any single or related series of sales, leases, sale and lease-backs or other dispositions of any part of its Property (including Capital Stock it holds) having a value greater than 10% of the Consolidated Net Tangible Assets valued immediately before any disposition, without the prior written consent of the Majority Lenders;

            (e) except for transactions between two or more Restricted Parties each of which is incorporated in the same jurisdiction, enter into any transaction of any kind with any affiliate or associate (as those terms are defined in the CANADA BUSINESS CORPORATIONS ACT), or person of which it is an associate except on terms that are no more onerous to a Restricted Party than if it were dealing with such person on an arm's length basis.

10.5.3      CORPORATE MATTERS

            No Restricted Party shall:

            (a) consolidate, amalgamate or merge with any other person, enter into any corporate reorganization or other transaction intended to effect or otherwise permit a change in its existing Constating Documents, liquidate, wind-up or dissolve itself, or permit any liquidation, winding-up or dissolution, except for transactions involving only one or more Restricted Parties (including but not limited to the continuation of NSCL under the CANADA BUSINESS CORPORATIONS ACT, the amalgamation of NSCL with Pacifica, the amalgamation of Norske Skog Canada Pulp Operations Limited with Export Sales Company Limited, and the reorganization of Pacifica Papers Co. LP into a general partnership between NSCL and Norske Skog Canada Pulp Operations Limited, in each case if the Acquisition is completed) if NSCL gives the Agent reasonable advance notice of the transactions and immediately takes whatever steps and delivers whatever documents (including opinions of counsel satisfactory to the Lenders) are reasonably required to ensure that the Lenders' rights are not adversely affected as a result;

            (b) change its name without providing the Lenders with prior written notice thereof and promptly taking other steps, if any, as the Lenders reasonably request to permit the Trustee and/or Agent to perfect the Security with respect to the change in name;

            (c) change the location of its Property (except for goods in transit) or the location of its chief executive office from the respective jurisdictions specified on Schedule F without providing the Agent with prior written notice thereof and promptly taking other steps, if any, as the Lenders reasonably request to permit the Trustee and/or Agent to perfect the Security with respect to the change in location;

            (d) allow inventory to be located in any jurisdiction where the Trustee Security over inventory has not been registered in accordance with local requirements unless (i) the amount of all such inventory for all Restricted Parties in each such jurisdiction is less than 15,000 tonnes and (ii) the net book value of all such inventory for all Restricted Parties in all such jurisdictions, measured on 30 June of each year with an adjustment for any unusual movements of inventory on or before that date, is less than 30% of then-existing consolidated net book value of NSCL's inventory;

            (e) allow Property other than inventory to be located in any jurisdiction where the Trustee Security over that Property has not been registered in accordance with local requirements unless the net book value of all such Property for all Restricted Parties in all such jurisdictions is less than 4% of then-existing consolidated net book value of NSCL's fixed assets; for greater certainty, accounts receivable of a Restricted Party shall be considered for the purpose of this item to be located where the chief executive office of the Restricted Party is located;

            (f) in the case of NSCL and the Borrower, change its fiscal year end, being 31 December;

            (g) change its auditors, unless an internationally recognized accounting firm is appointed;

            (h) be a party to any amendment or waiver of the terms of the Permitted Senior Indebtedness or the Permitted Subordinated Indebtedness, unless expressly permitted by any applicable Intercreditor Agreement;

            (i) be a party to any amendment or waiver to the terms of the Pacifica Notes, Bridge Loan or NSCL Notes or any documents relating to any of them if the amendment would adversely affect the rights of any Lender or make the terms thereof more onerous to any Restricted Party (including but not limited to any amendment that would shorten the maturity, require any additional prepayment, increase the interest rate or other compensation payable to Noteholders, impose additional requirements for securing the Noteholders or further limit the rights of the Restricted Parties to incur Debt or grant Encumbrances), or be a party to any amendment of any kind without immediately providing the Agent with copies of all documents and other information relating to the amendment.

10.6        USE OF INSURANCE PROCEEDS

10.6.1 Unless otherwise specified in this Section 10.6, all proceeds of insurance required to be maintained by the Restricted Parties under the terms of this Agreement shall be paid to the Trustee.

10.6.2 Proceeds of liability insurance shall be paid to the person to whom the affected Restricted Party is liable. Proceeds of insurance covering loss of or damage to property in an amount of less than $25,000,000 per claim may be paid by the insurer directly to the affected Restricted Party unless, if an Event of Default or Pending Event of Default has occurred and is continuing, the Agent requires that payment be made to the Trustee. Proceeds paid to the Restricted Parties shall be used in accordance with Section 5.1.

10.6.3 Subject to the rights of any holder of a Permitted Encumbrance that has priority over the Security, proceeds of insurance covering loss of or damage to property in an amount of $25,000,000 per claim or more shall be paid to the Trustee and the Agent shall direct the Trustee to disburse the proceeds to the affected Restricted Party on conditions customary for construction or equipment financing, to fund the repair or replacement of the property in respect of which the insurance proceeds are payable, or to acquire revenue producing Property within the core business of the Restricted Parties, provided that:

            (a) no Event of Default (including but not limited to one relating to Material Adverse Change) or Pending Event of Default has occurred and is continuing;

            (b) the Majority Lenders are satisfied, acting reasonably, that, if repair or replacement is contemplated, the proceeds of such insurance together with other resources available to the affected Restricted Party (the use of which would not contravene this Agreement) are sufficient to fully repair or replace the property in respect of which the insurance proceeds are payable within the remaining term of the then-outstanding Credits or within 365 days, whichever is less.

10.6.4 The proceeds of business interruption insurance shall be used to repay the Operating Credit, without prejudice to the Borrower's rights to further Advances under that Credit. If the Operating Credit is repaid in full at any time, the proceeds may be used to carry on the business of the Restricted Parties as long as the Majority Lenders are satisfied, acting reasonably, that adequate provision has been made for payment of the Obligations and any other obligations secured by the Security (payment of which is permitted in accordance with this Agreement).

10.7        MARKET VALUE OF SWAPS

            If the aggregate of the Market Values of all Other Secured Obligations that are Swaps to exchange one of Canadian Dollars, US Dollars and Japanese yen to another of those currencies, or that are Swaps to provide for the exchange of floating interest rate obligations for fixed interest rate obligations, is at any time negative from the Restricted Parties' perspective (that is, the Restricted Parties on an aggregate basis are "out of the money") to the extent of $150,000,000 or more, the Restricted Parties shall, within five Business Days of receiving notice from the Agent, terminate or re-price one or more Swaps or take other action acceptable to the Agent acting reasonably so that the Market Value of those Swaps is immediately reduced to a negative Market Value of not more than $135,000,000. The definition of Market Value in this Agreement shall not, however, be binding on the Restricted Parties or any Lender for the purpose of determining the price or other basis on which any such action is taken.


                                   ARTICLE XI
                                     DEFAULT

11.1        EVENTS OF DEFAULT

            Each of the following events shall constitute an Event of Default under this Agreement:

            (a) the Borrower fails to pay any amount of principal, interest, fees or other Obligations (including any amount relating to a Bankers' Acceptance or an L/C) within five Business Days of when due; or

            (b) a Restricted Party makes any representation or warranty under any of the Credit Documents which is incorrect or incomplete in any material respect when made or deemed to be made, it being agreed that an incorrect representation that there is no Pending Event of Default shall not result in the Restricted Parties being disentitled to any cure period otherwise associated with the Pending Event of Default; or

            (c) a Restricted Party ceases or threatens to cease to carry on its business, except as expressly permitted in this Agreement, or admits its inability or fails to pay its debts generally; or

            (d) a Restricted Party permits any default under one or more agreements or instruments relating to its Debt other than the Obligations (including but not limited to the Debt under the Pacifica Notes, Bridge Loan, NSCL Notes, the Permitted Senior Indebtedness and the Permitted Subordinated Indebtedness to the extent they are outstanding) or permits any other event to occur and to continue without being waived or cured after any applicable grace period specified in such agreements or instruments, if the effect of one or more of such events is to accelerate, or to permit (in accordance with any applicable inter-creditor and subordination arrangements) the acceleration of, the date on which Debt in an aggregate amount of $25,000,000 or more becomes due (whether or not acceleration actually occurs); or

            (e) a Restricted Party becomes a bankrupt (voluntarily or involuntarily); or becomes subject to any proceeding seeking liquidation, arrangement, relief of creditors or the appointment of a receiver or trustee over, or any judgment or order which has or might have a material and adverse effect on, any material part of its Property, and such proceeding, if instituted against the Restricted Party, or such judgment or order, is not contested diligently, in good faith and on a timely basis and dismissed or stayed within 30 days of its commencement or issuance; or

            (f) a Restricted Party denies, to any material extent, its obligations under the

                  Credit Documents or claims any of the Credit Documents to be invalid, with drawn or terminated in whole or in part; or any of the Credit Documents is invalidated in any material respect by any act, regulation or governmental action or is determined to be invalid in any material respect by a court or other judicial entity and such determination has not been stayed pending appeal; or

            (g) one or more final judgments, writs of execution, garnishments or attachments or similar processes representing claims in an aggregate of $25,000,000 or more for all Restricted Parties at any time are issued or levied against any of their Property and are not released, bonded, satisfied, discharged, vacated, stayed or accepted for payment by an insurer within 30 days after their entry, commencement or levy, unless such process is contested diligently, in good faith and on a timely basis and the applicable Restricted Party has made sufficient cash offset or other arrangements satisfactory to the Lenders with respect thereto; or

            (h) an Encumbrancer takes possession of all or a substantial portion of the Property of a Restricted Party by appointment of a receiver, receiver and manager, or otherwise; or

            (i) one or more transactions, events or conditions occur or exist which, when taken together, have a material adverse effect on the Agent's or the Lenders' ability to enforce their rights or remedies under any of the Credit Documents, or the financial condition, business or prospects of NSCL and its Subsidiaries, taken as a whole, in each case as determined by the Majority Lenders, acting in good faith and on commercially reasonable grounds; or

            (j) there is a breach of Section 10.1 and NSCL does not, within 30 days after it first identifies the breach, receive proceeds of an equity investment in a form and an amount sufficient to satisfy the Agent that the breach would not have occurred had the equity investment been made at the beginning of the relevant period for measurement of the provision of Section
                  10.1 that has been breached; or

            (k) there is a breach of any other provision of any of the Credit Documents and such breach is not corrected or otherwise satisfied within 30 days after the Agent, for and on behalf of the Lenders, gives written notice thereof; or

            (l) there is a change in the ownership or control of a Restricted Party which is not permitted by this Agreement; or

            (m) any Material Permit expires or is withdrawn, cancelled, terminated, or modified so as to cause a Material Adverse Change, and is not reinstated or replaced within 30 days thereafter so as to reverse the Material Adverse Change; or

            (n) a default under any Material Contract by a Restricted Party or any other party to a Material Contract occurs, or any other event occurs under any Material Contract, and continues without being waived after any applicable grace period specified in the Material Contract, if the effect of the default or other event (if not waived) is to terminate the Material Contract or if the default or other event results in a declaration of non-performance being issued or similar step being taken with respect to a Restricted Party, and the termination, declaration or similar step, if it arose from a breach by or other event relating to a Restricted Party, would cause a Material Adverse Change or, if it relates to a Material Contract listed in Part A of Schedule G and arose from a breach by or other event relating to a Person other than a Restricted Party, would cause an Event of Default under clause (i) above or would have a material adverse effect on the ability of the Restricted Parties as a whole to perform and discharge their obligations under this Agreement or the Material Contracts taken as a whole, in each case unless a Replacement Contract is entered into in respect of the Material Contract in question.

11.2        ACCELERATION AND TERMINATION OF RIGHTS

            If any Event of Default occurs, no Lender shall be under any further obligation to make Advances and the Majority Lenders may instruct the Agent to give notice to the Borrower (i) declaring the Lenders' obligations to make Advances to be terminated, whereupon the same shall forthwith terminate, (ii) declaring the Obligations or any of them to be forthwith due and payable, whereupon they shall become and be forthwith due and payable without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by the Borrower, and/or (iii) demanding that the Borrower deposit forthwith with the Agent for the Lenders' benefit Collateral equal to the full principal amount at maturity of all L/Cs and Bankers' Acceptances then outstanding for its account.

            Notwithstanding the preceding paragraph, if a Restricted Party becomes a bankrupt (voluntarily or involuntarily), or institutes any proceeding seeking liquidation, rearrangement, relief of debtors or creditor or the appointment of a receiver or trustee over any material part of its Property, then without prejudice to the other rights of the Lenders as a result of any such event, without any notice or action of any kind by the Agent or the Lenders, and without presentment, demand or protest, the Lenders' obligation to make Advances shall immediately terminate, the Obligations shall immediately become due and payable and the Borrower shall be obligated to deposit forthwith with the Agent for the Lenders' benefit Collateral equal to the full principal amount at maturity of all L/Cs and Bankers' Acceptances then outstanding for its account.

11.3        PAYMENT OF L/CS

            Immediately upon any Obligations becoming due and payable under
Section 11.2, the Borrower shall, without necessity of further act or evidence, be and become thereby unconditionally obligated to deposit forthwith with the Agent for the Lenders' benefit Collateral equal to the full principal amount at maturity of all L/Cs and Bankers' Acceptances then outstanding for its account and the Borrower hereby unconditionally promises and agrees to deposit with the Agent immediately upon such demand Collateral in the amount so demanded. The Borrower authorizes the Lenders, or any of them, to debit its accounts with the amount required to pay such L/Cs and to pay such Bankers' Acceptances, notwithstanding that such Bankers' Acceptances may be held by the Lenders, or any of them, in their own right at maturity. Amounts paid to the Agent pursuant to such a demand in respect of Bankers' Acceptances and L/Cs shall be applied against, and shall reduce, PRO RATA among the Lenders, to the extent of the amounts paid to the Agent in respect of Bankers' Acceptances and L/Cs, respectively, the obligations of the Borrower to pay amounts then or thereafter payable under Bankers' Acceptances and L/Cs, respectively, at the times amounts become payable thereunder.

            The Borrower shall be entitled to receive interest on cash held as Collateral in accordance with Section 14.16.

11.4        REMEDIES

            Upon the occurrence of any event by which any of the Obligations become due and payable under Section 11.2, the Security shall become immediately enforceable and the Majority Lenders may instruct the Agent to take such action or proceedings on behalf of the Lenders and in compliance with applicable Requirements of Law as the Majority Lenders in their sole discretion deem expedient to enforce the same, all without any additional notice, presentment, demand, protest or other formality, all of which are hereby expressly waived by the Restricted Parties.

11.5        SAVING

            The Lenders shall not be under any obligation to the Restricted Parties or any other person to realize any collateral or enforce the Security or any part thereof or to allow any of the collateral to be sold, dealt with or otherwise disposed of. The Lenders shall not be responsible or liable to the Restricted Parties or any other person for any loss or damage upon the realization or enforcement of, the failure to realize or enforce the collateral or any part thereof or the failure to allow any of the collateral to be sold, dealt with or otherwise disposed of or for any act or omission on their respective parts or on the part of any director, officer, agent, servant or adviser in connection with any of the foregoing, except that a Lender may be responsible or liable for any loss or damage arising from the wilful misconduct or gross negligence of that Lender.

11.6        PERFORM OBLIGATIONS

            If an Event of Default has occurred and is continuing and if any Restricted Party has failed to perform any of its covenants or agreements in the Credit Documents, the Majority Lenders, may, but shall be under no obligation to, instruct the Agent on behalf of the Lenders to perform any such covenants or agreements in any manner deemed fit by the Majority Lenders without thereby waiving any rights to enforce the Credit Documents. The reasonable expenses (including any legal costs) paid by the Agent and/or the Lenders in respect of the foregoing shall be secured by the Security.

11.7        THIRD PARTIES

            No person dealing with the Lenders or any agent of the Lenders shall be concerned to inquire whether the Security has become enforceable, or whether the powers which the Lenders are purporting to exercise have become exercisable, or whether any Obligations remain outstanding upon the security thereof, or as to the necessity or expediency of the stipu lations and conditions subject to which any sale shall be made, or otherwise as to the propriety or regularity of any sale or other disposition or any other dealing with the collateral charged by such Security or any part thereof.

11.8        POWER OF ATTORNEY

            Effective upon occurrence of an Event of Default, each Restricted Party hereby irrevocably constitutes and appoints any Vice-President, Managing Director or more senior officer of the Agent its due and lawful attorney with full power of substitution in its name and on its behalf, during the continuance of an Event of Default, to enforce any right, title or interest of the Lenders in, to or under the Security or any part thereof or any obligation to that Restricted Party or remedy available to that Restricted Party. This appointment is irrevocable to the maximum extent permitted by applicable law.

11.9        REMEDIES CUMULATIVE

            The rights and remedies of the Lenders under the Credit Documents are cumulative and are in addition to and not in substitution for any rights or remedies provided by law. Any single or partial exercise by the Lenders of any right or remedy for a default or breach of any term, covenant, condition or agreement herein contained shall not be deemed to be a waiver of or to alter, affect, or prejudice any other right or remedy or other rights or remedies to which the Lenders may be lawfully entitled for the same default or breach. Any waiver by the Lenders of the strict observance, performance or compliance with any term, covenant, condition or agreement herein contained, and any indulgence granted by the Lenders shall be deemed not to be a waiver of any subsequent default.

11.10       SET-OFF OR COMPENSATION

            In addition to and not in limitation of any rights now or hereafter granted under applicable law, if the Obligations become due and payable pursuant to Section 11.2, the Lenders, or any of them, may at any time and from time to time without notice to the Restricted Parties or any other person, any notice being expressly waived by the Restricted Parties, set-off and compensate and apply any and all deposits, general or special, time or demand, provisional or final, matured or unmatured, and any other indebtedness at any time owing by the Lenders, or any of them, to or for the credit of or the account of any Restricted Party against and on account of the Obligations notwithstanding that any of them are contingent or unmatured.


                                   ARTICLE XII
                            THE AGENT AND THE LENDERS

12.1        AUTHORIZATION OF AGENT AND RELATIONSHIP

            Each Lender hereby appoints TD as Agent and TD hereby accepts such appointment. The appointment may only be terminated as expressly provided in this Agreement. Each Lender hereby authorizes the Agent to take all action on its behalf and to exercise such powers and perform such duties under this Agreement as are expressly delegated to the Agent by its terms, together with all powers reasonably incidental thereto. The Agent shall have only those duties and responsibilities which are of a solely mechanical and administrative nature and which are expressly specified in this Agreement, and it may perform such duties by or through its agents or employees, but shall not by reason of this Agreement have a fiduciary duty in respect of any Lender. As to any matters not expressly provided for by this Agreement, the Agent is not required to exercise any discretion or to take any action, but is required to act or to refrain from acting (and is fully protected in so acting or refraining from acting) upon the instructions of the Lenders or the Majority Lenders, as the case may be. Those instructions shall be binding upon all Lenders, but the Agent is not required to take any action which exposes the Agent to personal liability or which is contrary to this Agreement or applicable law.

            Without limiting the foregoing, each of the Lenders hereby grants to the Agent a power of attorney, for the purposes of laws applicable to the Security from time to time, to sign documents comprising the Security from time to time (as the party accepting the grant of the security), and also grants to the Agent the right to delegate its authority as attorney to any other person, whether or not an officer or employee of the Agent. Each of the Lenders also hereby grants to the Agent, while it is acting as collateral agent or trustee in connection with the Security, a power of attorney, for the purposes of Article 2692 of the Civil Code of Quebec and for the purposes of other laws applicable to the Security from time to time, to sign documents comprising the Security from time to time (as the party accepting the grant of the security), and also grants to the Agent in that capacity the right to delegate its authority as attorney to any other person, whether or not an officer or employee of the Agent.

            Without limiting the foregoing, the Agent may perform its duties through one or more of its offices, may designate different offices for the performance of different duties from time to time and may delegate its duties to one or more of its affiliates from time to time, including but not limited to the US Agent. The provisions of this Agreement regarding the Agent shall apply MUTATIS MUTANDIS to the US Agent and other affiliates of the Agent to whom duties may be delegated from time to time.

            Neither the Arrangers nor the Syndication Agents have any responsibility to the Borrower or the Lenders in that capacity.

12.2        DISCLAIMER OF AGENT

            The Agent makes no representation or warranty, and assumes no responsibility with respect to the due execution, legality, validity, sufficiency, enforceability or collectability of this Agreement or any other Credit Document. The Agent assumes no responsibility for the financial condition of the Restricted Parties, or for the performance of the obligations of the Restricted Parties under this Agreement or any other Credit Document. The Agent assumes no responsibility with respect to the accuracy, authenticity, legality, validity, sufficiency or enforceability of any documents, papers, materials or other information furnished by the Restricted Parties to the Agent on behalf of the Lenders. The Agent shall not be required to ascertain or inquire as to the performance or observance of any of the terms, conditions, provisions, covenants or agreements contained herein or as to the use of the proceeds of the Credits or (unless the officers or employees of the Lender acting as Agent active in their capacity as officers or employees on the Restricted Parties' accounts have actual knowledge thereof, or have been notified thereof in writing by a Restricted Party or a Lender) of the existence or possible existence of any Event of Default or Pending Event of Default. Neither the Agent nor any of its directors, officers, agents or employees shall be liable for any action taken or omitted to be taken by it or them as Agent under or in connection with the Agreement except for its or their own gross negligence or wilful misconduct. With respect to its Commitment, the Lender acting as Agent shall have the same rights and powers hereunder as any other Lender, and may exercise the same as though it were not performing the duties and functions delegated to it as Agent hereunder.

12.3        FAILURE OF LENDER TO FUND

12.3.1 Unless the Agent has actual knowledge that a Lender has not made or will not make available to the Agent for value on a Drawdown Date the applicable amount required from such Lender pursuant to Sections 8.11 or 8.15, the Agent shall be entitled to assume that such amount has been or will be received from such Lender when so due and the Agent may (but shall not be obliged to), in reliance upon such assumption, make available to the Borrower a corresponding amount. If such amount is not in fact received by the Agent from such Lender on such Drawdown Date and the Agent has made available a corresponding amount to the Borrower on such Drawdown Date as aforesaid, such Lender shall pay to the Agent on demand an amount equal to the product of (i) the Interbank Reference Rate per annum multiplied by (ii) the amount that should have been paid to the Agent by such Lender on such Drawdown Date and was not, multiplied by (iii) a fraction, the numerator of which is the number of days that have elapsed from and including such Drawdown Date to but excluding the date on which the amount is received by the Agent from such Lender and the denominator of which is 365. A certificate of the Agent containing details of the amount owing by a Lender under this Section shall be binding and conclusive in the absence of manifest error. If any such amount is not in fact received by the Agent from such Lender on such Drawdown Date, the Agent shall be entitled to recover from the Borrower, on demand, the related amount made available by the Agent to the Borrower as aforesaid together with interest thereon at the applicable rate per annum payable by the Borrower hereunder.

12.3.2 Notwithstanding the provisions of Section 12.3.1, if any Lender fails to make available to the Agent its Proportionate Share of any Advance (such Lender being herein called the "DEFAULTING LENDER"), the Agent shall forthwith give notice of such failure by the Defaulting Lender to the Borrower and the other Lenders. The Agent shall then forthwith give notice to the other Lenders that any Lender may make available to the Agent all or any portion of the Defaulting Lender's Proportionate Share of such Advance (but in no way shall any other Lender or the Agent be obliged to do so) in the place of the Defaulting Lender. If more than one Lender gives notice that it is prepared to make funds available in the place of a Defaulting Lender in such circumstances and the aggregate of the funds which such Lenders (herein collectively called the "CONTRIBUTING LENDERS" and individually called the "CONTRIBUTING LENDER") are prepared to make available exceeds the amount of the Advance which the Defaulting Lender failed to make, then each Contributing Lender shall be deemed to have given notice that it is prepared to make available its Proportionate Share of such Advance based on the Contributing Lenders' relative commitments to advance in such circumstances. If any Contributing Lender makes funds available in the place of a Defaulting Lender in such circumstances, then the Defaulting Lender shall pay to any Contributing Lender making the funds available in its place, forthwith on demand, any amount advanced on its behalf together with interest thereon at the rate applicable to such Advance from the date of advance to the date of payment, against payment by the Contributing Lender making the funds available of all interest received in respect of the Advance from the Borrower. The failure of any Lender to make available to the Agent its Proportionate Share of any Advance as required herein shall not relieve any other Lender of its obligations to make available to the Agent its Proportionate Share of any Advance as required herein.

12.4        PAYMENTS BY THE BORROWER

            All payments made by or on behalf of the Borrower pursuant to this Agreement shall be made to and received by the Agent and shall be distributed by the Agent to the Lenders as soon as possible upon receipt by the Agent. Except as required to make payments in respect of the Other Secured Obligations or as otherwise provided in this Agreement (including but not limited to Sections
5.1.7 and 12.5), the Agent shall distribute:

            (a) payments of interest in accordance with each Lender's Proportionate Share of the relevant Credit;

            (b) repayments of principal in accordance with each Lender's Proportionate Share of the relevant Credit; or

            (c) all other payments received by the Agent including, without limitation, amounts received upon the realization of Security, in accordance with each Lender's Proportionate Share of the relevant Credit provided, however, that with respect to proceeds of realization, no Lender shall receive an amount in excess of the amounts owing to it in respect of the Obligations.

            If the Agent does not distribute a Lender's share of a payment made by the Borrower to that Lender for value on the day that payment is made or deemed to have been made to the Agent, the Agent shall pay to the Lender on demand an amount equal to the product of (i) the Interbank Reference Rate per annum multiplied by (ii) the Lender's share of the amount received by the Agent from the Borrower and not so distributed, multiplied by (iii) a fraction, the numerator of which is the number of days that have elapsed from and including the date of receipt of the payment by the Agent to but excluding the date on which the payment is made by the Agent to such Lender and the denominator of which is 365.

12.5        PAYMENTS BY AGENT

12.5.1 For greater certainty, the following provisions shall apply to any and all payments made by the Agent to the Lenders hereunder:

            (a) the Agent shall be under no obligation to make any payment (whether in respect of principal, interest, fees or otherwise) to any Lender until an amount in respect of such payment has been received by the Agent from the Borrower;

            (b) if the Agent receives less than the full amount of any payment of principal, interest, fees or other amount owing by the Borrower under this Agreement, the Agent shall have no obligation to remit to each Lender any amount other than such Lender's Proportionate Share of that amount which is the amount actually received by the Agent;

            (c) if any Lender advances more or less than its Proportionate Share of a Credit, such Lender's entitlement to such payment shall be increased or reduced, as the case may be, in proportion to the amount actually advanced by such Lender;

            (d) if a Lender's Proportionate Share of an Advance has been advanced, or a Lender's Commitment has been outstanding, for less than the full period to which any payment (other than a payment of principal) by the Borrower relates, such Lender's entitlement to such payment shall be reduced in proportion to the length of time such Lender's Proportionate Share of the relevant Credit or such Lender's Commitment, as the case may be, has actually been outstanding;

            (e) the Agent acting reasonably and in good faith shall, after consultation with the Lenders in the case of any dispute, determine in all cases the amount of all payments to which each Lender is entitled and such determination shall, in the absence of manifest error, be binding and conclusive; and

            (f) upon request, the Agent shall deliver a statement detailing any of the payments to the Lenders referred to herein.

12.5.2 Unless the Agent has actual knowledge that the Borrower has not made or will not make a payment to the Agent for value on the date in respect of which the Borrower has notified the Agent that the payment will be made, the Agent shall be entitled to assume that such payment has been or will be received from the Borrower when due and the Agent may (but shall not be obliged to), in reliance upon such assumption, pay the Lenders corresponding amounts. If the payment by such Borrower is in fact not received by the Agent on the required date and the Agent has made available corresponding amounts to the Lenders, the Borrower shall, without limiting its other obligations under this Agreement, indemnify the Agent against any and all liabilities, obligations, losses, damages, penalties, costs, expenses or disbursements of any kind or nature whatsoever that may be imposed on or incurred by the Agent as a result, except for those arising from the Agent's gross negligence or wilful misconduct. A certificate of the Agent with respect to any amount owing by the Borrower under this Section shall be conclusive evidence of the amount owing in the absence of manifest error. If the payment is not received by the Agent from the Borrower within a reasonable time following the disbursement to the Lenders by the Agent, the Lenders shall return the amounts received by them to the Agent with interest at the Interbank Reference

Rate.

12.6        DIRECT PAYMENTS

            The Lenders agree among themselves that, except as otherwise provided for in this Agreement (including but not limited to Sections 14.14 and 14.15), except as necessary to adjust for Advances that are not in each Lender's Proportionate Share under the Credits, and except for receipts relating to the Other Secured Obligations, all sums received by a Lender relating to this Agreement or by virtue of the Security, whether received by voluntary payment, by the exercise of the right of set-off or compensation or by counterclaim, cross-action or as proceeds of realization of any Security or otherwise, shall be shared by each Lender in its Proportionate Share under the Credits and each Lender undertakes to do all such things as may be reasonably required to give full effect to this Section, including without limitation, the purchase from other Lenders of such notes or a portion thereof by the Lender who has received an amount in excess of its Proportionate Share under the Credits as shall be necessary to cause such purchasing Lender to share the excess amount rateably in its Proportionate Share under the Credits with the other Lenders. If any sum which is so shared is later recovered from the Lenders who originally received it, the Lender shall restore its Proportionate Share under the Credits of such sum to such Lenders, without interest. If any Lender shall obtain any payment of moneys due under this Agreement as referred to above, it shall forthwith remit such payment to the Agent and, upon receipt, the Agent shall distribute such payment in accordance with the provisions of Section 12.5.

12.7        ADMINISTRATION OF THE CREDITS

12.7.1 Unless otherwise specified herein, the Agent shall perform the following duties under this Agreement:

            (a) prior to an Advance, ensure that all conditions precedent have been fulfilled in accordance with the terms of this Agreement, subject to Section 12.8.2 and any other applicable terms of this Agreement;

            (b) take delivery of each Lender's Proportionate Share of an Advance and make all Advances hereunder in accordance with the procedures set forth in Sections 8.11 and 8.15;

            (c) use reasonable efforts to collect promptly all sums due and payable by the Borrower pursuant to this Agreement;

            (d) make all payments to the Lenders in accordance with the provisions hereof;

            (e) hold the Security other than the Trustee Security on behalf of the Lenders and take all necessary steps to comply with registration requirements so that the Security remains perfected under applicable laws, but each Lender shall notify the Agent of any circumstance that might affect the perfection of the Security of which the Lender becomes aware;

            (f) hold all legal documents relating to the Credits, maintain complete and accurate records showing all Advances made by the Lenders, all remittances and payments made by the Borrower to the Agent, all remittances and payments made by the Agent to the Lenders and all fees or any other sums received by the Agent and, except for accounts, records and documents relating to the fees payable under the Fee Agreement, allow each Lender and their respective advisors to examine such accounts, records and documents at their own expense, and provide any Lender, upon reasonable notice, with such copies thereof as such Lender may reasonably require from time to time at the Lender's expense;

            (g) except as otherwise specifically provided for in this Agreement, promptly advise each Lender upon receipt of each notice and deliver to each Lender, promptly upon receipt, all other written communications furnished by the Restricted Parties to the Agent on behalf of the Lenders pursuant to this Agreement, including without limitation copies of financial reports and certificates which are to be furnished to the Agent;

            (h) forward to each of the Lenders, upon request and at the expense of the Lender so requesting (other than customary record books which shall be provided at the expense of the Borrower), copies of this Agreement, the Security and other Credit Documents (other than the Fee Agreement);

            (i) promptly forward to each Lender, upon request, an up-to-date loan status report; and

            (j) upon learning of same, promptly advise each Lender in writing of the occurrence of an Event of Default or Pending Event of Default or the occurrence of any event, condition or circumstance which would cause a Material Adverse Change or of any material adverse information coming to the attention of the Agent (using reasonable efforts) relative to the Security, provided that, except as aforesaid, the Agent shall be under no duty or obligation whatsoever to provide any notice to the Lenders and further provided that each Lender hereby agrees to notify the Agent of any Event of Default or Pending Event of Default of which it may reasonably become aware.

12.7.2 The Agent may take the following actions only with the prior consent of the Majority Lenders, unless otherwise specified in this Agreement:

            (a) subject to Sections 12.7.4 and 12.7.3, exercise any and all rights of approval conferred upon the Lenders by this Agreement;

            (b) give written notice to the Restricted Parties in respect of any matter in respect of which notice may be required, permitted, necessary or desirable in accordance with or pursuant to this Agreement, promptly after receiving the consent of the Majority Lenders, except that the Agent shall, without direction from the Lenders, immediately give the Borrower notice of any payment that is due or overdue under the terms of this Agreement unless the Agent considers that it should request the direction of the Majority Lenders, in which case the Agent shall promptly request that direction;

            (c) amend, modify or waive any of the terms of this Agreement, including waiver of an Event of Default or Pending Event of Default, if such action is not otherwise provided for in Sections 12.7.4 or 12.7.3;

            (d) declare an Event of Default or take action to enforce performance of the Obligations and to realize upon the Security including the appointment of a receiver, the exercise of powers of distress, lease or sale given by the Security or by law and take foreclosure proceedings and/or pursue any other legal remedy necessary;

            (e) decide to accelerate the amounts outstanding under the Credits;

            (f) pay insurance premiums, taxes and any other sums as may be reasonably required to protect the interests of the Lenders; and

            (g) enter into or amend, modify or waive any term of any Intercreditor Agreement.

12.7.3 Unless otherwise specified herein, the Agent may take the following actions only on the following basis:

            (a) amend, modify, discharge, terminate or waive any of the terms of this Agreement in a manner that adversely affects the rights in respect of payments due to the Operating Credit Lenders, the Term Credit A Lenders or the Term Credit B Lenders as classes in a way that is different from the way the other classes of Lenders are affected (such as by changing the way in which payments are shared among classes), except with the prior consent of Lenders holding at least 66 2/3% of the outstanding Commitments in each class of Lenders that is adversely affected;

            (b) amend, modify, discharge, terminate or waive the right of the Term Credit B Lenders to decline prepayment in accordance with
                  Section 5.1.7 except with the prior consent of Term Credit B Lenders holding at least 66 2/3% of the outstanding Commitments in respect of Term Credit B.

12.7.4 The Agent may take the following actions only if the prior unanimous consent of the Lenders is obtained, unless otherwise specified herein:

            (a) amend, modify, discharge, terminate or waive any of the terms of the Security, other than the pledge of the Capital Stock of Pope & Talbot, Inc. required under Section 6.1.1(d), which may be released by the Agent as set forth in Section 6.1;

            (b) amend, modify, discharge, terminate or waive any of the terms of this Agreement if such amendment, modification, discharge, termination or waiver would increase the amount of any Credit, amend the purpose of any Credit, reduce the interest rates and similar charges applicable to any Credit, reduce the fees payable with respect to any Credit, extend any date fixed for payment of principal, interest or any other amount relating to any Credit or extend the term of any Credit (for greater certainty, any extension of the Operating Credit shall be made in accordance with Section 2.4 and individual Term Credit B Lenders are entitled to decline payments to the extent permitted by Section 5.1.7); and

            (c)   amend the definition of "Majority Lenders" or this Section
                  12.7.4.

            For greater certainty, no Lender's Commitment or Proportionate Share may be amended without the consent of that Lender.

12.7.5 Notwithstanding Sections 12.7.2, 12.7.4 and 12.7.3, the Agent may, without the consent of the Lenders, make amendments to the Credit Documents that are for the sole purpose of curing any immaterial or administrative ambiguity, defect or inconsistency, but shall immediately notify the Lenders of any such action. The Agent may also consent to any change to the list of Material Contracts contained in Schedule G and may discharge any Security (or direct the Trustee to do so) to the extent necessary to allow any Restricted Party to complete any sale or other disposition of Property permitted by this Agreement.

12.7.6 As between the Restricted Parties, on the one hand, and the Agent and the Lenders, on the other hand:

            (a) all statements, certificates, consents and other documents which the Agent purports to deliver on behalf of the Lenders or the Majority Lenders shall be binding on each of the Lenders, and the Restricted Parties shall not be required to ascertain or confirm the authority of the Agent in delivering such documents;

            (b) all certificates, statements, notices and other documents which are delivered by the Restricted Parties to the Agent in accordance with this Agreement shall be deemed to have been duly delivered to each of the Lenders;

            (c) all payments which are delivered by the Borrower to the Agent in accordance with this Agreement shall be deemed to have been duly delivered to each of the Lenders;

            (d) unless an Event of Default or Pending Event of Default has occurred and is continuing, NSCL's consent to the appointment of any Successor Agent must be obtained, but NSCL's consent shall not be unreasonably withheld.

12.8        RIGHTS OF AGENT

12.8.1 In administering the Credits, the Agent may retain, at the expense of the Lenders if such expenses are not recoverable from the Borrower, such solicitors, counsel, auditors and other experts and agents as the Agent may select, in its sole discretion, acting reasonably and in good faith after consultation with the Lenders.

12.8.2 The Agent shall be entitled to rely on any communication, instrument or document believed by it to be genuine and correct and to have been signed by the proper individual or individuals, and shall be entitled to rely and shall be protected in relying as to legal matters upon opinions of independent legal advisors selected by it. The Agent may also assume that any representation made by a Restricted Party is true and that no Event of Default or Pending Event of Default has occurred unless the officers or employees of the Lender acting as Agent, active in their capacity as officers or employees responsible for the Restricted Parties' account have actual knowledge to the contrary or have received notice to the contrary from any other party to this Agreement.

12.8.3 The Agent may, without any liability to account, accept deposits from and lend money to and generally engage in any kind of banking, or other business with the Restricted Parties, as if it were not the Agent.

12.8.4 Except in its own right as a Lender, the Agent shall not be required to advance its own funds for any purpose, and in particular, shall not be required to pay with its own funds insurance premiums, taxes or public utility charges or the cost of repairs or maintenance with respect to the assets which are the subject matter of the Security, nor shall it be required to pay with its own funds the fees of solicitors, counsel, auditors, experts or agents engaged by it as permitted hereby.

12.8.5 The Agent shall be entitled to receive a fee for acting as Agent as agreed in the Fee Agreement or as otherwise agreed between the Agent and NSCL from time to time.

12.9        ACKNOWLEDGEMENTS, REPRESENTATIONS AND COVENANTS OF LENDERS

12.9.1 It is acknowledged and agreed by each Lender that it has itself been, and will continue to be, solely responsible for making its own independent appraisal of and investigations into the financial condition, creditworthiness, property, affairs, status and nature of the Restricted Parties. Accordingly, each Lender confirms to the Agent that it has not relied, and will not hereafter rely, on the Agent (a) to check or inquire on its behalf into the adequacy or completeness of any information provided by the Restricted Parties under or in connection with this Agreement or the transactions herein contemplated (whether or not such information has been or is hereafter distributed to such Lender by the Agent) or (b) to assess or keep under review on its behalf the financial condition, creditworthiness, property, affairs, status or nature of the Restricted Parties.

12.9.2 Each Lender represents and warrants that it has the legal capacity to enter into this Agreement pursuant to its charter and any applicable legislation and has not violated its charter, constating documents or any applicable legislation by so doing.

12.9.3 Each Lender agrees to indemnify the Agent (to the extent not reimbursed by the Borrower), rateably according to its Proportionate Share from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against the Agent in any way relating to or arising out of the Credit Documents or the transactions therein contemplated, provided that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the Agent's gross negligence or wilful misconduct. Without limiting the generality of the foregoing, each Lender agrees to reimburse the Agent for its Proportionate Share of any out-of-pocket expenses (including counsel fees) incurred by the Agent in connection with the preservation of any rights of the Agent or the Lenders under, or the enforcement of, or legal advice in respect of rights or responsibilities under this Agreement, to the extent that the Agent is not reimbursed for such expenses by the Borrower. The obligation of the Lenders to indemnify the Agent shall survive the termination of this Agreement and shall be performed by the Lenders promptly upon demand by the Agent.

12.9.4 Each of the Lenders acknowledges and confirms that in the event that the Agent does not receive payment in accordance with this Agreement, it shall not be the obligation of the Agent to maintain the Credits in good standing nor shall any Lender have recourse to the Agent in respect of any amounts owing to such Lender under this Agreement.

12.9.5 Each Lender acknowledges and agrees that its obligation to advance its Proportionate Share of Advances in accordance with the terms of this Agreement is independent and in no way related to the obligation of any other Lender hereunder.

12.9.6 Each Lender hereby acknowledges receipt of a copy of this Agreement and the Security (to the extent that the Security has been delivered) and acknowledges that it is satisfied with the form and content of such documents.

12.10       COLLECTIVE ACTION OF THE LENDERS

            Each of the Lenders hereby acknowledges that to the extent permitted by applicable law, the Security and the remedies provided under the Credit Documents to the Lenders are for the benefit of the Lenders collectively and acting together and not severally and further acknowledges that its rights hereunder and under the Security are to be exercised not severally, but by the Agent upon the decision of the Majority Lenders or Lenders as required by this Agreement. Accordingly, notwithstanding any of the provisions contained herein or in the Security each of the Lenders hereby covenants and agrees that it shall not be entitled to take any action hereunder or thereunder including, without limitation, any declaration of default hereunder or thereunder but that any such action shall be taken only by the Agent with the prior written agreement of the Majority Lenders. Each of the Lenders hereby further covenants and agrees that upon any such written agreement being given by the Majority Lenders, it shall co-operate fully with the Agent to the extent requested by the Agent. Notwithstanding the foregoing, in the absence of instructions from the Lenders and where in the sole opinion of the Agent, acting reasonably and in good faith, the exigencies of the situation warrant such action, the Agent may without notice to or consent of the Lenders take such action on behalf of the Lenders as it deems appropriate or desirable in the interest of the Lenders.

12.11       SUCCESSOR AGENT

            Subject to the appointment and acceptance of a Successor Agent as provided in this Section, and subject to Section 12.7.6(d), the Agent may resign at any time by giving 30 days' written notice thereof to the Lenders and NSCL, and may be removed at any time by the Majority Lenders upon 30 days' written notice. Upon receipt of notice by the Lenders of the resignation of the Agent, or upon giving notice of termination to the Agent, the Majority Lenders may, within 21 days, appoint a successor from among the Lenders or, if no Lender is willing to accept such an appointment, from among other banks to which the BANK ACT (Canada) applies, which each have combined capital and reserves in excess of $250,000,000, and which have offices in Vancouver, Toronto and New York (the "SUCCESSOR AGENT"). If no Successor Agent has been so appointed and has accepted such appointment within 21 days after the retiring Agent's giving of notice of resignation or receiving of notice of termination, then the retiring Agent may, on behalf of the Lenders, appoint a Successor Agent. Upon the acceptance of any appointment as Agent hereunder by a Successor Agent, the retiring Agent shall pay the Successor Agent any unearned portion of any fee paid to the Agent for acting as such, and the Successor Agent shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its further duties and obligations as Agent under this Agreement and the other Credit Documents. After any retiring Agent's resignation hereunder as Agent, the provisions of this Article shall continue to enure to its benefit and be binding upon it as to any actions taken or omitted to be taken by it while it was Agent hereunder.

12.12       PROVISIONS OPERATIVE BETWEEN LENDERS AND AGENT ONLY

            Except for the provisions of Sections 12.7.6, 12.9.2, 12.9.5, 12.10,
12.11 and 12.12, the provisions of this Article relating to the rights and obligations of the Lenders and the Agent INTER SE shall be operative as between the Lenders and the Agent only, and the Restricted Parties shall not have any rights or obligations under or be entitled to rely for any purpose upon such provisions.


                                  ARTICLE XIII
                               ADDITIONAL LENDERS,
                             SUCCESSORS AND ASSIGNS

13.1        SUCCESSORS AND ASSIGNS

13.1.1 The Credit Documents shall be binding upon and enure to the benefit of the Agent, the Arrangers, each Lender, the Restricted Parties and their respective successors and permitted assigns, except that the Restricted Parties shall not assign any rights or obligations with respect to this Agreement or any of the other Credit Documents without the prior written consent of each Lender.

            The collective rights and obligations of the Lenders under this greement are assignable in whole or in part (PRO RATA) and any Lender shall be entitled to assign in whole or in part its individual rights and obligations hereunder or to permit other financial institutions to participate in the Credits, all in accordance with the provisions of Section 13.2 and the other terms of this Agreement. The Restricted Parties hereby consent to the disclosure of any information relating to the Restricted Parties to any potential Lender or participant provided that the potential Lender or participant agrees in writing to keep the information confidential.

            No assignment shall be made in respect of an aggregate Commitment of less than $5,000,000 in respect of the Operating Credit and/or Term Credit A, or less than US $1,000,000 in respect of Term Credit B. No assignment may result in the Commitment of any Lender, determined as of the effective date of the Assignment Agreement with respect to such assignment, being less than $10,000,000, except that the Commitment of any Term Credit B Lender or the aggregate of the Commitment of any Term Credit B Lender and its Affiliated Funds may be not less than US $1,000,000 in respect of Term Credit B.

            Notwithstanding any other provisions of this Agreement, each Lender agrees that it shall not offer to assign or assign any portion of its rights and obligations under this Agreement including, without limitation, any portion of its Commitment, without the prior written consent of the Agent and NSCL, which consent shall not be unreasonably withheld, except that (i) the consent of the Agent and NSCL shall not be required for an assignment of its interest in Term Credit B by a Lender to an Affiliated Fund of that Lender or to another Lender and (ii) the consent of NSCL shall not be required if an Event of Default has occurred and is continuing or in connection with an assignment by TD, RBC or Merrill Lynch Capital Canada Inc. The Lenders agree that NSCL's consent shall not be considered to be unreasonably withheld if the proposed assignment would result in any material additional cost being incurred by the Borrower, including but not limited to any gross-up for withholding tax under Section 14.14. Notwithstanding the foregoing, the Borrower may not withhold its consent because of any increase in the discount rate applicable to Bankers' Acceptances of the proposed assignee compared to the assignor or any gross-up for withholding tax that may be applicable as a result of an assignment by TD, RBC and/or Merrill Lynch Capital Canada Inc. in order to achieve their desired hold positions in the syndication of the Credits.

13.1.2 Notwithstanding Section 13.1.1, any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including without limitation (i) any pledge or assignment to secure obligations to a Federal Reserve Bank and
(ii) in the case of any Lender that is a Fund, any pledge or assignment to any holders of obligations owed, or securities issued, by such Lender including to any trustee for, or any other representative of, such holders; provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto; and provided that the Borrower and the Restricted Parties shall not be liable for any increased costs as a result of such pledge or assignment, including any payment required to be made to a Federal Reserve Bank and any other such pledgee or assignee.

13.1.3 A participation by a Lender of its interest (or a part thereof) hereunder or a payment by a participant to a Lender as a result of the participation will not constitute a payment hereunder to the Lender or an Advance to the Borrower. A payment (excluding the effect of any premium or discount) made by an assignee to an assigning Lender in order for the assignee to assume its Proportionate Share of Advances made by the assigning Lender will reduce the Advances owing by the Borrower to the assigning Lender by the amount of the payment and will be result in Advances in the amount of the payment becoming owed to the assignee by the Borrowers as of the date that the payment is made. However, no such payment shall, as between the Borrowers and the Lenders, be or be deemed to be a repayment by the Borrowers or a new Advance by the Lenders.

13.2        ASSIGNMENTS

13.2.1 Subject to Section 13.1 and the other terms of this Agreement, the Lenders collectively or individually may assign to one or more assignees all or a portion of their respective rights and obligations under this Agreement (including, without limitation, all or a portion of their respective Commitments). The parties to each such assignment shall execute and deliver an Assignment Agreement to the Agent, for its consent (if necessary) and recording in the Register and, except in the case of the initial assignments of Term Credit B by TD, RBC and Merrill Lynch Capital Canada Inc. to persons who are not Lenders at the date of this Agreement but who have at the date of this Agreement provided commitments to become Lenders, and assignments by TD, RBC and Merrill Lynch Capital Canada Inc. to each other, shall pay a processing and recording fee to the Agent in the amount of $3500 in the case of each assignment by an Operating Credit Lender or Term Credit A Lender or US $3500 in the case of each assignment by a Term Credit B Lender. After such execution, delivery, consent and recording (i) the assignee thereunder shall be a party to this Agreement and, to the extent that rights and obligations hereunder have been assigned to it, have the rights and obligations of a Lender hereunder and (ii) the assigning Lender thereunder shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to such Assignment Agreement, relinquish its rights, other than rights to expense reimbursement and indemnification to which it is then entitled hereunder, and be released from its obligations under this Agreement, other than obligations in respect of which it is then in default and liabilities arising from its actions prior to the assignment. In the case of an Assignment Agreement covering all or the remaining portion of an assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto.

13.2.2 The agreements of an assignee contained in an Assignment Agreement shall benefit the assigning Lender thereunder, the other Lenders and the Agent in accordance with the terms of the Assignment Agreement.

13.2.3 The Agent shall maintain at its address referred to herein a copy of each Assignment Agreement delivered to and acknowledged by it and a register for recording the names and addresses of the Lenders and the Commitment under the Credits of each Lender from time to time (the "REGISTER"). The entries in the Register shall be conclusive and binding for all purposes, absent manifest error. The Borrower, the Agent and each of the Lenders may treat each person whose name is recorded in the Register as a Lender hereunder for all purposes of this Agreement, and need not recognize any person as a Lender unless it is recorded in the Register as a Lender. The Register shall be available for inspection by the Borrower or any Lender at any reasonable time and from time to time upon reasonable prior notice.

13.2.4 Upon its receipt of an Assignment Agreement executed by an assigning Lender and an assignee and approved by the Agent (as evidenced by its execution thereof), the Agent shall, if the Assignment Agreement has been completed and is in the required form with such immaterial changes as are acceptable to the Agent, record the information contained therein in the Register and update Schedule E. The Agent shall provide NSCL with an updated version of Schedule E not less frequently than quarterly.

13.3        PARTICIPATIONS

            Each Lender may (subject to the provisions of Section 13.1) sell participations to one or more financial institutions or other persons in or to all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Commitment), but the participant shall not become a Lender and:

            (a) the Lender's obligations under this Agreement (including, without limitation, its Commitment) shall remain unchanged;

            (b) the Lender shall remain solely responsible to the other parties hereto for the performance of such obligations;

            (c) the Borrower, the Agent and the other Lenders shall continue to deal solely and directly with the Lender in connection with the Lender's rights and obligations under this Agreement;

            (d) no participant shall have any right to approve any amendment or waiver of any provision of this Agreement, or any consent to any departure by any person therefrom.

            Notwithstanding the foregoing, each participant shall have the same benefit, as if it was a Lender, with respect to the rights provided to the Lenders in Section 14.15. Each participant shall also have the right to be provided by the Lender from whom it has obtained its participation with all information relating to the Restricted Parties which is provided to any Lender. Without limiting the foregoing, no participant shall have the benefit of Section
14.14 except to the extent that the Lender from whom it has obtained its participation is itself entitled to compensation under that Section.

                                   ARTICLE XIV
                            MISCELLANEOUS PROVISIONS

14.1        HEADINGS AND TABLE OF CONTENTS

            The headings of the Articles and Sections and the Table of Contents are inserted for convenience of reference only and shall not affect the construction or interpretation of this Agreement.

14.2        ACCOUNTING TERMS

            Each accounting term used in this Agreement, unless otherwise defined herein, has the meaning assigned to it under GAAP.

14.3        CAPITALIZED TERMS

            All capitalized terms used in any of the Credit Documents (other than this Agreement) which are defined in this Agreement shall have the meaning defined herein unless otherwise defined in the other document.

14.4        SEVERABILITY

            Any provision of this Agreement which is or becomes prohibited or unenforceable in any relevant jurisdiction shall not invalidate or impair the remaining provisions hereof which shall be deemed severable from such prohibited or unenforceable provision and any such prohibition or unenforceability in any such jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. Should this Agreement fail to provide for any relevant matter, the validity, legality or enforceability of this Agreement shall not thereby be affected.

14.5        NUMBER AND GENDER

            Unless the context otherwise requires, words importing the singular number shall include the plural and vice versa, words importing any gender include all genders and references to agreements and other contractual instruments shall be deemed to include all present or future amendments, supplements, restatements or replacements thereof or thereto.

14.6        AMENDMENT, SUPPLEMENT OR WAIVER

            No amendment, supplement or waiver of any provision of the Credit Documents, nor any consent to any departure by a Restricted Party therefrom, shall in any event be effective unless it is in writing, makes express reference to the provision affected thereby and is signed by the Agent for and on behalf of the Lenders or the Majority Lenders, as the case may be, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. In addition, any amendment or supplement shall require the written consent of the other parties to the Credit Document in question. No waiver or act or omission of the Agent, the Lenders, or any of them, shall extend to or be taken in any manner whatsoever to affect any subsequent Event of Default or breach by a Restricted Party of any provision of the Credit Documents or the rights resulting therefrom.

14.7        GOVERNING LAW

            Each of the Credit Documents, except for those which expressly provide otherwise, shall be conclusively deemed to be a contract made under, and shall for all purposes be exclusively governed by and construed in accordance with, the laws of the Province of British Columbia and the laws of Canada applicable in British Columbia. Each party to this Agreement hereby irrevocably and unconditionally attorns to the non-exclusive jurisdiction of the courts of British Columbia and all courts competent to hear appeals therefrom.

14.8        THIS AGREEMENT TO GOVERN

            In the event of any conflict between the terms of this Agreement and the terms of any other Credit Document (other than the Fee Agreement and any Intercreditor Agreement, which shall prevail as against this Agreement), the provisions of this Agreement shall govern to the extent necessary to remove the conflict.

14.9        PERMITTED ENCUMBRANCES

            The designation of an Encumbrance as a Permitted Encumbrance is not, and shall not be deemed to be, an acknowledgment by the Lenders that the Encumbrance shall have priority over the Security.

14.10       CURRENCY

            All payments made hereunder shall be made in the currency in respect of which the obligation requiring such payment arose. Unless the context otherwise requires, all amounts expressed in this Agreement in terms of money shall refer to Canadian Dollars.

            Except as otherwise expressly provided in this Agreement, wherever this Agreement contemplates or requires the calculation of the equivalent in one currency of an amount expressed in another currency, the calculation shall be made on the basis of the Exchange Rate at the effective date of the calculation.

14.11       LIABILITY OF LENDERS

            The liability of the Lenders in respect of all matters relating to this Agreement and the other Credit Documents is several and not joint or joint and several. Without limiting that statement, the obligations of the Lenders to make Advances is limited to their respective Proportionate Shares of any Advance that is requested, and, in the aggregate, to their respective Proportionate Shares of the total amounts of the Credits.

14.12       EXPENSES AND INDEMNITY

            All statements, reports, certificates, opinions, appraisals and other documents or information required to be furnished to the Lenders, the Agent, or any of them, by the Restricted Parties under this Agreement shall be supplied without cost to the Lenders, the Agent, or any of them. The Borrower shall pay on demand all reasonable third party costs and expenses of the Lenders, or any of them (including, without limitation, the reasonable fees and expenses of counsel for the Lenders and the Agent collectively, but not separately for individual Lenders and the Agent, on a solicitor and own client basis), incurred in connection with (i) the preparation, execution, delivery, administration, periodic review and enforcement of the Credit Documents; (ii) obtaining advice as to their rights and responsibilities in connection with the Credits and the Credit Documents; (iii) reviewing, inspecting and appraising the collateral that is the subject of the Security at reasonable intervals; (iv) the syndication of the Credits; (v) due diligence; and (vi) other matters relating to the Credits. Such costs and expenses shall be payable whether or not an Advance is made under this Agreement.

            The Borrower shall indemnify the Lenders, the Agent, the Arrangers, the Syndication Agents, and each of them, and their respective officers, directors, trustees, employees and agents against any liability, obligation, loss or expense which any of them may sustain or incur as a consequence of (i) any representation or warranty made herein by a Restricted Party which was incorrect at the time it was made or deemed to have been made, (ii) a default by the Borrower in the payment of any sum due from it under or in connection with the Credit Documents (irrespective of whether an Advance is deemed to be made to pay the amount that has not been paid), including, but not limited to, all sums (whether in respect of principal, interest or any other amount) paid or payable to lenders of funds borrowed by the Lenders, the Agent, or any of them, in order to fund the amount of any such unpaid amount to the extent the Lenders, the Agent, or any of them, are not reimbursed pursuant to any other provisions of this Agreement, (iii) the failure of the Borrower to complete any Advance or make any payment after notice therefor has been given under this Agreement, (iv) the failure of a purchaser of Bankers' Acceptances (other than one of the Lenders) to pay for and take delivery of them in any arrangement for sale made by the Borrower and communicated to the Agent, (v) any other default by a Restricted Party hereunder, and (vi) generally, the Lenders and the Agent having entered into this Agreement and the other Credit Documents and made Advances to the Borrower. A certificate of a Lender or the Agent as to the amount of any such loss or expense shall be conclusive evidence as to the amount thereof, in the absence of manifest error provided that the Lender determines the amount owing to it in good faith using any reasonable method and provides a detailed description of its calculation of the amount owing to it.

            In no event shall any party to this Agreement be liable for consequential damages suffered by any other party.

            The agreements in this Section shall survive the termination of this Agreement and repayment of the Obligations.

14.13       ENVIRONMENTAL INDEMNITY

            The Borrower shall protect, indemnify and hold the Agent and the Lenders and all directors, officers, employees and agents of the Agent or the Lenders harmless from and against any and all actual or potential claims, liabilities, damages, losses, fines, penalties, sanctions, judgments, awards, costs and expenses whatsoever (including, without limitation, costs and expenses of investigating, denying or defending any of the foregoing and costs and expenses for preparing any necessary environmental assessment report or other such reports) which arise out of or relate in any way to:

            (a) the presence, use, handling, production, transportation, storage, release, deposit, discharge or disposal of any Hazardous Materials in, on or about any Property owned, operated or occupied by the Restricted Parties and their Subsidiaries, whether by the Restricted Parties or any other person;

            (b) any remedial action taken by the Agent or any Lender in connection with any matter referred to in paragraph (a), including without limitation any repair, clean-up, remediation or detoxification of any of such Property and the preparation of any closure or other required plans; and

            (c) any breach by any Restricted Party of any Environmental Law.

            Notwithstanding anything to the contrary contained in this Agreement, (i) the indemnity provisions set forth above shall not apply with respect to Hazardous Materials, contaminants, wastes or other substances which the Borrower establishes were first placed on, in, under or about the property in question after the Agent or a Lender or other indemnified party took actual and exclusive possession of the property (either through foreclosure or otherwise), and (ii) the indemnity provisions set forth above are not intended to indemnify any indemnified party for its own gross negligence or wilful misconduct.

            If any Hazardous Materials are caused to be removed by any Restricted Party, the Agent, a Lender or any other indemnified party, then such Hazardous Materials will be and remain the property of the Restricted Party to which they belonged before removal, and such Restricted Party will assume any and all liability for such removed Hazardous Materials. The Borrower understands that its liability to the indemnified parties under this Section will survive the termination of this Agreement and repayment of the Obligations.

14.14       MANNER OF PAYMENT AND TAXES

            All payments to be made by or on behalf of the Restricted Parties (or in the case of upfront fees and indemnity fees, by the Agent or any Lender to another Lender or to an assignee of an interest in the Credits) in connection with the Credit Documents are to be made without set-off, compensation or counterclaim, free and clear of and without deduction for or on account of any Tax, including but not limited to withholding taxes, other than Excluded Taxes, except if such deduction is required by law or the administration thereof. If any Tax, other than Excluded Taxes, is deducted or withheld from any payments under the Credit Documents (including the remittance provided for in this Section), the Restricted Party making payment shall promptly remit to the Agent for the Lenders' benefit in the currency in which such payment was made, the equivalent of the amount of Tax so deducted or withheld together with the relevant receipt issued by the taxing or other receiving authority. Subject to
Section 8.28, if the Borrower is prevented by operation of law or otherwise from paying, causing to be paid or remitting such Tax, the interest or other amount payable under the Credit Documents will be increased to such rates as are necessary to yield and remit to the Lenders the principal sum advanced or made available together with interest at the rates specified in the Credit Documents after provision for payment of such Tax.

            If any Lender or the Agent becomes liable for any Tax in the jurisdiction in which the person making a payment under the Credit Documents is located as a result of a payment being made without the required Tax in that jurisdiction having been deducted or withheld, the payer shall indemnify the Lender or the Agent, as the case may be, for such Tax and any interest and penalties thereon, and the indemnity payment shall be increased as necessary so that after the imposition of any Tax in that jurisdiction on the indemnity payment (including Tax in respect of any such increase in the indemnity payment), the Lender or the Agent shall receive the full amount of Taxes, interest and penalties for which it is liable in that jurisdiction as a result of the failure to deduct or withhold Tax.

14.15       INCREASED COSTS ETC.

            If the introduction of or any change in or in the interpretation of, or any change in the application to any Restricted Party or any Lender of, any law or any regulation or guideline from any central bank or other governmental authority that is binding on any Restricted Party or any Lender (whether or not having the force of law), including but not limited to any reserve or special deposit requirement or any Tax (other than Excluded Taxes) or any capital requirement, has due to the Lenders' compliance therewith the effect, directly or indirectly, of (i) increasing the cost to the Lenders, or any of them, of performing their respective obligations hereunder; (ii) reducing any amount received or receivable by the Lenders, or any of them, hereunder or its effective return hereunder or on its capital; or (iii) causing the Lenders, or any of them, to make any payment or to forego any return based on any amount received or receivable by the Lenders, or any of them, hereunder, then upon demand from time to time the affected Restricted Party shall pay such amount as shall compensate the Lenders for any such cost, reduction, payment or foregone return that is not fully offset by an increase in the applicable interest rate or rates or fees hereunder. Any certificate of a Lender in respect of the foregoing will be conclusive evidence of the foregoing, except for manifest error, provided that the Lender determines the amounts owing to it in good faith using any reasonable averaging and attribution methods and provides a detailed description of its calculation of the amounts owing to it.

14.16       INTEREST ON MISCELLANEOUS AMOUNTS

            If a Restricted Party fails to pay any amount payable hereunder (other than principal, interest thereon or interest upon interest which is payable as otherwise provided in this Agreement) on the due date, that Restricted Party shall, on demand, pay interest on such overdue amount to the Agent from and including such due date up to but excluding the date of actual payment, both before and after demand, default or judgment, at a rate of interest per annum equal to the sum of the Prime Rate plus 3.0% per annum, compounded monthly.

            If the Borrower deposits cash as Collateral pursuant to a requirement under this Agreement, the Lender or Lenders holding the cash shall pay the Borrower interest on the cash while it continues to be held as Collateral at the rate offered by the relevant Lenders from time to time for deposits in the relevant currency of comparable size and term.

14.17       CURRENCY INDEMNITY

            In the event of a judgment or order being rendered by any court or tribunal for the payment of any amounts owing to the Lenders or any of them under this Agreement or for the payment of damages in respect of any breach of this Agreement or under or in respect of a judgment or order of another court or tribunal for the payment of such amounts or damages, such judgment or order being expressed in a currency (the "JUDGMENT CURRENCY") other than the currency payable hereunder or thereunder ("the AGREED CURRENCY"), the party against whom the judgment or order is made shall indemnify and hold the Lenders harmless against any deficiency in terms of the Agreed Currency in the amounts received by the Lenders arising or resulting from any variation as between (i) the exchange rate at which the Agreed Currency is converted into the Judgment Currency for the purposes of such judgment or order, and (ii) the exchange rate at which each Lender is able to purchase the Agreed Currency with the amount of the Judgment Currency actually received by the Lender on the date of such receipt. The indemnity in this Section shall constitute a separate and independent obligation from the other obligations of the Restricted Parties hereunder, shall apply irrespective of any indulgence granted by the Lenders, and shall be secured by the Security.

14.18       ADDRESS FOR NOTICE

            Notice to be given under the Credit Documents shall, except as otherwise specifically provided, be in writing addressed to the party for whom it is intended and, unless the law or a specific provision in another Credit Document deems a particular notice to be received earlier, a notice shall not be deemed received until actual receipt thereof by the other party. The addresses of the parties hereto for the purposes hereof shall be the addresses specified beside their respective signatures to this Agreement or on any Assignment Agreement, or such other mailing or telecopier addresses as each party from time to time may notify the other as aforesaid. Notice to the other Restricted Parties shall be sent in care of NSCL.

14.19       TIME OF THE ESSENCE

            Time shall be of the essence in this Agreement.

14.20       FURTHER ASSURANCES

            The Restricted Parties shall, at the request of the Agent acting on the instructions of the Majority Lenders, do all such further acts and execute and deliver all such further documents as may, in the reasonable opinion of the Majority Lenders, be necessary or desirable in order to fully perform and carry out the purpose and intent of the Credit Documents.

14.21       TERM OF AGREEMENT

            Except as otherwise provided herein, this Agreement shall remain in full force and effect until the payment and performance in full of all of the Obligations.

14.22       PAYMENTS ON BUSINESS DAY

            Whenever any payment or performance under the Credit Documents would otherwise be due on a day other than a Business Day, such payment shall be made on the following Business Day, unless the following Business Day is in a different calendar month, in which case the payment shall be made on the preceding Business Day.

14.23       COUNTERPARTS AND FACSIMILE

            This Agreement may be executed in any number of counterparts, each of which when executed and delivered shall be deemed to be an original, and such counterparts together shall constitute one and the same agreement. For the purposes of this Section, the delivery of a facsimile copy of an executed counterpart of this Agreement shall be deemed to be valid execution and delivery of this Agreement, but the party delivering a facsimile copy shall deliver an original copy of this Agreement as soon as possible after delivering the facsimile copy.

14.24       WAIVER OF JURY TRIAL, CONSEQUENTIAL DAMAGES ETC.

            Each party hereto hereby waives, to the fullest extent permitted by applicable law, any right it may have to a trial by jury in any legal proceeding directly or indirectly arising out of or relating to this the Credit Documents, the transactions contemplated thereby or any course of conduct, course of dealing, statements (whether oral or written) or actions of any party (whether based on contract, tort or any other theory).

            No party shall assert, and each party hereby waives (to the fullest extent permitted by applicable law), any claim against any other party on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, the Credit Documents, the transactions contemplated thereby or any course of conduct, course of dealing, statements (whether oral or written) or actions of any party (whether based on contract, tort or any other theory).

            The Restricted Parties acknowledge and agree that none of the Agent or the Lenders shall have any liability to them in relation to any due diligence investigations conducted by any of them in connection with the transactions contemplated hereby or be under any obligation whatsoever to disclose to them any information received or facts disclosed by any such investigations. The Restricted Parties further acknowledge and agree that they are not relying, will not rely, and will not be deemed, in any respect whatsoever, to have relied upon the facts received by and information disclosed to any of the Agent or the Lenders under or in connection with such due diligence investigations.

            Each party hereto (a) certifies that no representative, agent or attorney of any other party has represented, expressly or otherwise, that such other party would not, in the event of litigation, seek to enforce the foregoing provisions and (b) acknowledges that it and the other parties hereto have been induced to enter into this Agreement by, among other things, the waivers, acknowledgments and certifications in this Section.

14.25       ENTIRE AGREEMENT

            Except as expressly provided in the commitment letter, summary of terms and conditions and fee letter dated 25 July 2001 issued by TD, Merrill Lynch Capital Canada Inc. and RBC as underwriters to NSCL, this Agreement, the Fee Agreement and the Intercreditor Agreements constitute the entire agreement between the parties hereto concerning the matters addressed in this Agreement, and cancel and supersede any prior agreements, undertakings, declarations or representations, written or verbal, in respect thereof. Without limiting the foregoing, the commitment letter, summary of terms and conditions and fee letter referred to above are cancelled and superseded except as expressly provided therein.

14.26       DATE OF AGREEMENT

            This Agreement may be referred to as being dated 14 August 2001 or as of 14 August 2001, notwithstanding the actual date of execution.



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

         IN WITNESS OF WHICH, the parties have executed this Agreement on ___ August 2001.

ADDRESS FOR NOTICE                             THE TORONTO-DOMINION
                                               BANK, as Administration Agent
The Toronto-Dominion Bank
Corporate and Investment Banking               By:         /s/ Frazer Scott
66 Wellington Street West, 38th Floor                  ------------------------
Toronto-Dominion Bank Tower                            Name:  Frazer Scott
Toronto, Ontario                                       Title: Vice President
M5K 1A2

Attention:      Vice President, Loan            By:
                Syndications - Agency                   ------------------------
Facsimile:      416-982-5535                            Name:
                                                        Title:



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                                     - 120 -


ADDRESS FOR NOTICE                             THE TORONTO-DOMINION
                                               BANK, as Lender
The Toronto-Dominion Bank
TD Tower - Suite 660                           By:         /s/ Dean Sanga
700 West Georgia Street                                -------------------------
Vancouver, BC                                          Name:  Dean Sanga
V7Y 1A2                                                Title: Vice President

Attention:        Vice President, Corporate &
                  Investment Banking           By:
Facsimile:        604-654-3166                          ------------------------
                                                        Name:
                                                        Title:



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                                     - 121 -


ADDRESS FOR NOTICE                             THE TORONTO-DOMINION
                                               BANK, Houston Agency
The Toronto-Dominion Bank
909 Fannin Street, Suite 1700
Houston, Texas                                 By:      /s/ Jeffery R. Lents
77010                                              -----------------------------
                                                   Name:  Jeffery R. Lents
                                                   Title: Mgr., Syndications &
Attention:        Jeff Lents                              Credit Admin.
Facsimile:        713-951-0033

                                               By:
                                                   -----------------------------
                                                   Name:
                                                   Title:



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                                     - 122 -


ADDRESS FOR NOTICE                          ROYAL BANK OF CANADA

Royal Bank of Canada
Global Banking                              By:      /s/ Gerald W. Derbyshire
Suite 2100, Park Place,                          -------------------------------
666 Burrard Street                               Gerald W. Derbyshire
Vancouver, B.C.                                  Managing Director, Global
V6C 3B1                                          Banking

Attention:      Managing Director           By:         /s/ Baljit Mann
Facsimile:      604-665-6465                     -------------------------------
                                                 Baljit Mann
                                                 Associate




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                                     - 123 -


ADDRESS FOR NOTICE                          MERRILL LYNCH CAPITAL
                                            CANADA INC.
Merrill Lynch Capital Canada Inc.
181 Bay Street
5th Floor                                   By:        /s/ Andrew Maleckyj
Toronto, Ontario                                 -------------------------------
M5J 2V8                                          Name:  Andrew Maleckyi
                                                 Title:

Attention:     Carol Feeley, c/o Andrew
               Maleckyj                     By:
Facsimile:     416-369-2106                      -------------------------------
                                                 Name:
                                                 Title:



[SIGNATURE PAGE FOR CREDIT AGREEMENT DATED AS OF 14 AUGUST 2001 RELATING TO
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                                     - 124 -


         IN WITNESS OF WHICH, the parties have executed this Agreement on ___ August, 2001.

ADDRESS FOR NOTICE                            TORONTO DOMINION (TEXAS), INC.
                                              Houston Agency
Toronto Dominion (Texas), Inc.
909 Fannin Street, Suite 1700                 By:     /s/ Jeffery R. Lents
Houston, TX                                        -----------------------------
USA  77010                                         Name:  Jeffery R. Lents
                                                   Title: Vice President

Attention:        Jeff Lents
Facsimile:        713-951-0033



[SIGNATURE PAGE FOR CREDIT AGREEMENT DATED AS OF 14 AUGUST 2001 RELATING TO NORSKE SKOG CANADA LIMITED ET AL]

         IN WITNESS OF WHICH, the parties have executed this Agreement on ___ August, 2001.

ADDRESS FOR NOTICE                            TORONTO DOMINION (TEXAS), INC.
                                              as U.S. Administrative Agent
Toronto Dominion (Texas), Inc.
909 Fannin Street, Suite 1700                 By:     /s/ Jeffery R. Lents
Houston, TX                                        -----------------------------
USA  77010                                         Name:  Jeffery R. Lents
                                                   Title: Vice President

Attention:        Jeff Lents
Facsimile:        713-951-0033



[SIGNATURE PAGE FOR CREDIT AGREEMENT DATED AS OF 14 AUGUST 2001 RELATING TO NORSKE SKOG CANADA LIMITED ET AL]

         IN WITNESS OF WHICH, the parties have executed this Agreement on 14 August, 2001.

ADDRESS FOR NOTICE                          THE BANK OF NOVA SCOTIA

The Bank of Nova Scotia
650 West Georgia Street                     By:       /s/ K. R. Foellmer
18th Floor                                       ------------------------------
Vancouver, BC                                    Name:  K. R. Foellmer
V6B 4N7                                          Title: Director


Attention:    Kurt Foellmer                 By:       /s/ A. A. Okamoto
Facsimile:    604-661-1474                       -------------------------------
                                                 Name:  A. A. Okamoto
                                                 Title: Associate Director



[SIGNATURE PAGE FOR CREDIT AGREEMENT DATED AS OF 14 AUGUST 2001 RELATING TO
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                                     - 127 -


         IN WITNESS OF WHICH, the parties have executed this Agreement on 14 August, 2001.


ADDRESS FOR NOTICE                             BANK OF MONTREAL

Bank of Montreal
1501 McGill College Avenue,                    By:      /s/ Bruno Jarry
32nd Floor                                           ---------------------------
Montreal, QC                                         Name:  Bruno Jarry
H3A 3M8                                              Title: Director

                                                     Asset Portfolio Management

Attention:        Bruno Jarry
Facsimile:        514-282-5920
                                               By:
                                                     ---------------------------
                                                     Name:
                                                     Title:



[SIGNATURE PAGE FOR CREDIT AGREEMENT DATED AS OF 14 AUGUST 2001 RELATING TO NORSKE SKOG CANADA LIMITED ET AL]


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                                     - 128 -


         IN WITNESS OF WHICH, the parties have executed this Agreement on ___ August, 2001.


ADDRESS FOR NOTICE                          NATIONAL BANK OF CANADA

National Bank of Canada
1155 Metcalfe Street                        By:       /s/ Yanick Blanchard
5th Floor                                        ----------------------------
Montreal, QC                                     Name:  Yanick Blanchard
H3B 4S9                                          Title: Financial Analyst


Attention:      Rejean Guevremont           By:       /s/ Reseau Euevremont
Facsimile:      514-394-6938                     ----------------------------
                                                 Name:  Reseau Euevremont
                                                 Title: Assistant Vice President



[SIGNATURE PAGE FOR CREDIT AGREEMENT DATED AS OF 14 AUGUST 2001 RELATING TO
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                                    - 129 -


         IN WITNESS OF WHICH, the parties have executed this Agreement on 13 August, 2001.


ADDRESS FOR NOTICE                         HSBC BANK CANADA

HSBC Bank Canada
885 West Georgia Street                    By:      /s/ Ralph Hilton
Suite 200                                       --------------------------------
Vancouver, BC                                   Name:  Ralph Hilton
V6C 3E9                                         Title: AVP, Commercial Banking


Attention:        Ralph Hilton             By:      /s/ G. J. Sprung
Facsimile:        604-641-3095                  --------------------------------
                                                Name:  G. J. Sprung
                                                Title: VP, Commercial Banking



[SIGNATURE PAGE FOR CREDIT AGREEMENT DATED AS OF 14 AUGUST 2001 RELATING TO
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


                                     - 130 -


         IN WITNESS OF WHICH, the parties have executed this Agreement on ___ August, 2001.


ADDRESS FOR NOTICE                           CAISSE DE DEPOT ET PLACEMENT DU
                                             QUEBEC

Caisse De Depot Et Placement Du Quebec
2001 McGill College Avenue                    By:       /s/ Jean-Pierre Jette
Suite 600                                          -----------------------------
Montreal, QC                                       Name:  Jean-Pierre Jette
H3A 1G1                                            Title: Manager


Attention:        Francois Maheu              By:      /s/ Francois Maheu
Facsimile:        514-847-2493                     -----------------------------
                                                   Name:  Francois Maheu
                                                   Title: Manager



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


                                     - 131 -


         IN WITNESS OF WHICH, the parties have executed this Agreement on 13 August, 2001.


ADDRESS FOR NOTICE                           LAURENTIAN BANK OF CANADA

Laurentian Bank of Canada                    By:     /s/ W. A. Galbraith
130 Adelaide Street West                          ------------------------------
Toronto, ON                                       Name:  W. A. Galbraith
M5H 3P5                                           Title: Vice-President


Attention:        William Galbraith          By:    /s/ V. Pereira
Facsimile:        416-865-5717                    ------------------------------
                                                  Name:  V. Pereira
                                                  Title: Senior Manager



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                                     - 132 -


         IN WITNESS OF WHICH, the parties have executed this Agreement on 13 August, 2001.

ADDRESS FOR NOTICE                          COMERICA BANK CANADA

Comerica Bank Canada
South Tower, Royal Bank Plaza               By:     /s/ C. David Wright
Suite 2210                                       ---------------------------
Toronto, ON                                      Name:  C. David Wright
M5J 2J2                                          Title: Assistant Vice President

Attention:        Robert Rosen              By:
Facsimile:        416-367-2460                   -------------------------------
                                                 Name:
                                                 Title:



[SIGNATURE PAGE FOR CREDIT AGREEMENT DATED AS OF 14 AUGUST 2001 RELATING TO NORSKE SKOG CANADA LIMITED ET AL]

         IN WITNESS OF WHICH, the parties have executed this Agreement on 14 August, 2001.


ADDRESS FOR NOTICE                           CANADIAN WESTERN BANK

Canadian Western Bank
Park Place Branch                            By:    /s/ Bob Duffield
666 Burrard Street                               -------------------------------
Suite 100                                        Name:  Bob Duffield
Vancouver, BC                                    Title: Assistant Vice President
V6C 2X8

Attention:        Bob Duffield               By     /s/ Valerie Irvine
Facsimile:        604-688-7117                   -------------------------------
                                                 Name:  Valerie Irvine
                                                 Title: Manager



[SIGNATURE PAGE FOR CREDIT AGREEMENT DATED AS OF 14 AUGUST 2001 RELATING TO NORSKE SKOG CANADA LIMITED ET AL]

         IN WITNESS OF WHICH, the parties have executed this Agreement on ___ August, 2001.


ADDRESS FOR NOTICE                               THE TRAVELERS INSURANCE COMPANY

The Travelers Insurance Company
One Tower Square                                 By:    /s/ Allen R. Cantreli
Securities Department, 9-PB                           --------------------------
Hartford, CT                                          Name:  Allen R. Cantreli
USA  06183-2030                                       Title: Investment Officer


Attention:        Teddi McGuire
Facsimile:        860-954-3730



[SIGNATURE PAGE FOR CREDIT AGREEMENT DATED AS OF 14 AUGUST 2001 RELATING TO NORSKE SKOG CANADA LIMITED ET AL]

         IN WITNESS OF WHICH, the parties have executed this Agreement on ___ August, 2001.


ADDRESS FOR NOTICE                           TRAVELERS CORPORATE LOAN
                                             FUND, INC.
                                             By Travelers Asset Management
Travelers Corporate Loan Fund, Inc.          International Company LLC
One Tower Square
Securities Department, 9-PB
Hartford, CT
USA  06183-2030                               By:    /s/ Allen R. Cantreli
                                                  ------------------------------
                                                  Name:  Allen R. Cantreli
Attention:        Teddi McGuire                   Title: Investment Officer
Facsimile:        860-954-3730



[SIGNATURE PAGE FOR CREDIT AGREEMENT DATED AS OF 14 AUGUST 2001 RELATING TO NORSKE SKOG CANADA LIMITED ET AL]

         IN WITNESS OF WHICH, the parties have executed this Agreement on ___ August, 2001.


ADDRESS FOR NOTICE                           MERRILL LYNCH CAPITAL CORP.

Merrill Lynch Capital Corp.
4 World Financial Center,                    By:    /s/ Harold A. Siegel, Jr.
7th Floor                                         ------------------------------
New York, NY                                      Name:  Harold A. Siegel, Jr.
USA  10080                                        Title: Vice President

Attention:        Paul Fox                   By:
Facsimile:        212-738-1649                    ------------------------------
                                                  Name:
                                                  Title:



[SIGNATURE PAGE FOR CREDIT AGREEMENT DATED AS OF 14 AUGUST 2001 RELATING TO NORSKE SKOG CANADA LIMITED ET AL]

         IN WITNESS OF WHICH, the parties have executed this Agreement on ___ August, 2001.


ADDRESS FOR NOTICE                           OPPENHEIMER SENIOR FLOATING
                                             RATE FUND

Oppenheimer Senior Floating Rate Fund
c/o OppenheimerFunds, Inc.
6803 South Tucson Way                         By:     /s/ David Foxhoven
Englewood, CO                                      -----------------------------
USA  80112-3924                                    David Foxhoven
                                                   AVP Department Manager
Attention:        Myk Pleet
Facsimile:        303-845-0933                By:     /s/ Lisa Chaffee
                                                   -----------------------------
                                                   Lisa Chaffee
                                                   Manager Banking Operations



[SIGNATURE PAGE FOR CREDIT AGREEMENT DATED AS OF 14 AUGUST 2001 RELATING TO NORSKE SKOG CANADA LIMITED ET AL]

         IN WITNESS OF WHICH, the parties have executed this Agreement on ___ August, 2001.



ADDRESS FOR NOTICE                           KZH SHOSHONE LLC

KZH Shoshone LLC
c/o The Chase Manhattan Bank                 By:      /s/ Susan Lee
140 East 45th Street, 11th Floor                   -----------------------------
New York, NY                                       Name:  Susan Lee
USA  10017                                         Title: Authorized Agent

Attention:        Virginia Conway            By:
Facsimile:        212-622-0123                     -----------------------------
                                                   Name:
                                                   Title:



[SIGNATURE PAGE FOR CREDIT AGREEMENT DATED AS OF 14 AUGUST 2001 RELATING TO NORSKE SKOG CANADA LIMITED ET AL]

         IN WITNESS OF WHICH, the parties have executed this Agreement on 14 August, 2001.


ADDRESS FOR NOTICE                           KZH ING-1 LLC

KZH ING-1 LLC
c/o The Chase Manhattan Bank                 By:       /s/ Susan Lee
140 East 45th Street, 11th Floor                   -----------------------------
New York, NY                                       Name:  Susan Lee
USA  10017                                         Title: Authorized Agent

Attention:        Virginia Conway            By:
Facsimile:        212-622-0123                     -----------------------------
                                                   Name:
                                                   Title:



[SIGNATURE PAGE FOR CREDIT AGREEMENT DATED AS OF 14 AUGUST 2001 RELATING TO NORSKE SKOG CANADA LIMITED ET AL]

         IN WITNESS OF WHICH, the parties have executed this Agreement on ___ August, 2001.


ADDRESS FOR NOTICE                           SCUDDER FLOATING RATE FUND

Scudder Floating Rate Fund
c/o Zurich Scudder Investments, Inc.         By:     /s/ Kelly D. Babson
Two International Place                            -----------------------------
Boston, MA                                         Name:  Kelly D. Babson
USA  02110-4103                                    Title: Managing Director

Attention:     Kelly Babson / Tony Borges    By:
Facsimile:     617-295-4059                        -----------------------------
                                                   Name:
                                                   Title:



[SIGNATURE PAGE FOR CREDIT AGREEMENT DATED AS OF 14 AUGUST 2001 RELATING TO NORSKE SKOG CANADA LIMITED ET AL]

         IN WITNESS OF WHICH, the parties have executed this Agreement on 14 August, 2001.


ADDRESS FOR NOTICE                           KZH RIVERSIDE LLC

KZH Riverside LLC
c/o The Chase Manhattan Bank                 By:     /s/ Susan Lee
140 East 45th Street, 11th Floor                   -----------------------------
New York, NY                                       Name:  Susan Lee
USA  10017                                         Title: Authorized Agent

Attention:        Virginia Conway            By:
Facsimile:        212-622-1151                     -----------------------------
                                                   Name:
                                                   Title:



[SIGNATURE PAGE FOR CREDIT AGREEMENT DATED AS OF 14 AUGUST 2001 RELATING TO NORSKE SKOG CANADA LIMITED ET AL]

         IN WITNESS OF WHICH, the parties have executed this Agreement on ___ August, 2001.


ADDRESS FOR NOTICE                           PRINCIPAL LIFE INSURANCE COMPANY

Principal Life Insurance Company             By:     /s/ Douglas A. Drees
711 High Street                                   ------------------------------
Des Moines, IO                                    Name:  Douglas A. Drees
USA  50392                                        Title: Counsel

Attention:        Jon C. Heiny, Esq.         By:    /s/ JoEllen J. Watts
Facsimile:        515-248-0483                    ------------------------------
                                                  Name:  JoEllen J. Watts
                                                  Title: Counsel



[SIGNATURE PAGE FOR CREDIT AGREEMENT DATED AS OF 14 AUGUST 2001 RELATING TO NORSKE SKOG CANADA LIMITED ET AL]

         IN WITNESS OF WHICH, the parties have executed this Agreement on ___ August, 2001.


ADDRESS FOR NOTICE                           CARLYLE HIGH YIELD
                                             PARTNERS II, LTD.

Carlyle High Yield Partners II, Ltd.
520 Madison Avenue, 41st Floor
New York, NY                                 By:     /s/ Linda M. Pace
USA  10022                                        ------------------------------
                                                  Name:  Linda M. Pace
                                                  Title: Vice President

Attention:        Linda Pace                 By:
Facsimile:        212-381-4950                    ------------------------------
                                                  Name:
                                                  Title:



[SIGNATURE PAGE FOR CREDIT AGREEMENT DATED AS OF 14 AUGUST 2001 RELATING TO NORSKE SKOG CANADA LIMITED ET AL]

ADDRESS FOR NOTICE                          NORSKE SKOG CANADA LIMITED

Norske Skog Canada Limited
9th Floor
700 West Georgia Street                     By:        /s/ Peter Staiger
Vancouver, British Columbia                      ---------------------------
V7Y 1J7                                          Peter Staiger
                                                 Controller Treasurer

Attention:   Chief Financial Officer        By:       /s/ Ralph Leverton
Facsimile:   604-654-4070                        ---------------------------
                                                 Ralph Leverton
                                                 Vice President Finance, Chief
with a copy to:                                  Financial Officer and Secretary

Lawson Lundell
Barristers and Solicitors                        NORSKE SKOG CANADA
Suite 1600 Cathedral Place                       FINANCE LIMITED
925 West Georgia Street
Vancouver, British Columbia
V6C 3L2                                     By:        /s/ Ralph Leverton
                                                 -------------------------------
                                                 Ralph Leverton
Attention:        David J. Smith                 Secretary
Facsimile:        604-669-1620

                                             NORSKE SKOG CANADA PULP
                                             OPERATIONS LIMITED


                                             By:        /s/ Ralph Leverton
                                                   -----------------------------
                                                   Ralph Leverton
                                                   Vice President Finance


                                             ELK FALLS PULP AND PAPER
                                             LIMITED


                                             By:        /s/ Ralph Leverton
                                                   -----------------------------
                                                   Ralph Leverton
                                                   President



[SIGNATURE PAGE FOR CREDIT AGREEMENT DATED AS OF 14 AUGUST 2001 RELATING TO NORSKE SKOG CANADA LIMITED ET AL]

                                             NORSKE SKOG CANADA PULP
                                             SALES INC.

                                             By:        /s/ Ralph Leverton
                                                  ------------------------------
                                                  Ralph Leverton
                                                  Vice President Finance

                                             NORSKE SKOG CANADA SALES
                                             INC.

                                             By:        /s/ Ralph Leverton
                                                  ------------------------------
                                                  Ralph Leverton
                                                  Vice President Finance

                                             NSCL HOLDINGS INC.

                                             By:        /s/ Ralph Leverton
                                                  ------------------------------
                                                   Ralph Leverton
                                                   Vice President Finance

                                             NORSKE SKOG PAPER COMPANY

                                             By:        /s/ Ralph Leverton
                                                  ------------------------------
                                                  Ralph Leverton
                                                  Vice President Finance

                                             NORSKE SKOG CANADA (JAPAN) LTD.

                                             By:       /s/ James E. Armitage
                                                  ------------------------------
                                                  James E. Armitage
                                                  Director

                                             NORSKE SKOG PULP SALES
                                             (JAPAN) LTD.

                                              By:        /s/ Paul D. Simkin
                                                  ------------------------------
                                                  Paul D. Simkin
                                                  Director



[SIGNATURE PAGE FOR CREDIT AGREEMENT DATED AS OF 14 AUGUST 2001 RELATING TO NORSKE SKOG CANADA LIMITED ET AL]

                                   SCHEDULE A

                          NOTICE OF ADVANCE OR PAYMENT

                         [SEE REFERENCE IN SECTION 8.6]

TO:      THE TORONTO-DOMINION BANK
         Corporate and Investment Banking
         66 Wellington Street West, 38th Floor
         Toronto-Dominion Bank Tower
         Toronto, Ontario
         M5K 1A2

         Attention:        Vice President, Loan Syndications - Agency
         Facsimile:        416-982-5535

         We refer to the credit agreement dated as of 14 August 2001 between Norske Skog Canada Limited and others as Restricted Parties, The Toronto-Dominion Bank as Administration Agent and the Lenders, Arrangers and Syndication Agents named therein, as amended, supplemented, restated or replaced from time to time (the "Credit Agreement"). All capitalized terms used in this certificate and defined in the Credit Agreement have the meanings defined in the Credit Agreement.

REQUEST FOR ADVANCE

         Notice is hereby given pursuant to Section 8.6 of the Credit Agreement that the undersigned hereby irrevocably requests as follows:

         (A) that an Advance be made under the following Credit [CHECK ONE]:

                  Operating Credit 1                                       (  )
                  Term Credit A                                            (  )
                  Term Credit B                                            (  )

         (B) the requested Advance represents the following [CHECK ONE OR MORE]:

                  initial Advance under the Credit                              (  )
                  increase in Advances under the Credit                         (  )
                  rollover of existing Advances under the Credit                (  )
                  conversion of existing Advances to another type of Advance    (  )

         (C) the Drawdown Date shall be

         (D) the Advance shall be in the form of [CHECK ONE OR MORE AND COMPLETE DETAILS]:



                    Prime Rate Advance                                     (  )
                          Amount           $
                                             ---------------

                    Bankers' Acceptances                                   (  )
                          Face Amount:
                                             ---------------
                          Term:

                    Base Rate Advance                                      (  )
                          Amount           US$
                                              --------------

                    US Prime Rate Advance                                  (  )
                           Amount           US$
                                               -------------

                    LIBOR Advance                                          (  )
                           Currency:           -------------
                           Amount:             -------------
                           End of LIBOR Period:  -----------

                     L/C                                                   (  )
                           Nominal amount:      ------------
                           Expiry date:         ------------
                           [NOTE:  ATTACH PROPOSED FORM OR DETAILS]

         (E) the proceeds of the Advance shall be deposited in [SPECIFY DESIGNATED ACCOUNT]

         The undersigned hereby confirms as follows:

         (a) the representations and warranties made in Section 9.1 of the Credit Agreement, other than those expressly stated to be made as of a specific date, are true on and as of the date hereof with the same effect as if such representations and warranties had been made on and as of the date hereof, subject to modifications made by NSCL to the Lenders in writing and accepted by the Majority Lenders;

         (b) no Pending Event of Default or Event of Default has occurred and is continuing on the date hereof or will result from the Advance(s) requested herein [EXCEPT O];

         (c) after reasonable inquiry, there is no reason to believe that NSCL will not be in compliance with all covenants contained in
                  Section 10.1 of the Credit Agreement at the end of its current fiscal quarter and was not in compliance with those covenants at the end of its immediately preceding fiscal quarter if it has not yet delivered its Compliance Certificate for that quarter
                  [EXCEPT O];

         (d) the undersigned will immediately notify you if it becomes aware of the occurrence of any event which would mean that the statements in the immediately preceding paragraphs (a), (b) and (c) would not be true if made on the Drawdown Date;

         (e)      all other conditions precedent set out in Section 7.3 [AND
                  SECTION 7.1] of the Credit Agreement have been fulfilled.

         Notice of Payment

         Pursuant to Section 8.6 of the Credit Agreement, the undersigned hereby irrevocably notifies you of the following:

         (a) that a payment will be made under the following Credit [CHECK ONE]:

                  Operating Credit 1                                        (  )
                  Term Credit A                                             (  )
                  Term Credit B                                             (  )

         (b) the payment represents the following [CHECK ONE OR MORE]:

                  reduction in Advances under the Credit                    (  )
                  payment of existing Advances which will be rolled over
                  as the same type of Advance under the Credit              (  )
                  payment of existing Advances which will be converted to
                  another type of Advance under the Credit                  (  )

         (c)      the payment date shall be
                                            ------------------

         (d)      the Advance to be paid shall be in the form of [CHECK ONE OR
                  MORE AND COMPLETE DETAILS]:

                     Prime Rate Advance                                     (  )
                           Amount                $
                                                     ------------

                           Bankers' Acceptances                             (  )
                                    Face Amount:     ------------
                                    Maturity Date:   ------------


                    Base Rate Advance                                       (  )
                         Amount                  US$
                                                     -----------

                    US Prime Rate Advance                                   (  )
                         Amount                  US$
                                                     -----------

                    LIBOR Advance                                           (  )
                         Currency:                   -----------
                         Amount:
                         Start of current LIBOR Period: ---------


         DATED
               ------------------------------


                                                   NORSKE SKOG CANADA FINANCE
                                                   LIMITED


                                                   By:
                                                       -------------------------
                                                       Name:
                                                       Title:

                                   SCHEDULE B

                     AGREEMENT OF NEW RESTRICTED SUBSIDIARY

                         SUPPLEMENT TO CREDIT AGREEMENT

                         [SEE REFERENCE IN SECTION 6.1]

         THIS AGREEMENT supplements the credit agreement dated as of 14 August 2001 between Norske Skog Canada Limited and others as Restricted Parties, The Toronto-Dominion Bank as Administration Agent and the Lenders, Arrangers and Syndication Agents named therein, as amended, supplemented, restated or replaced from time to time (the "Credit Agreement").

RECITALS

A. Capitalized terms used and not defined in this Agreement have the meanings defined in the Credit Agreement.

B. The Credit Agreement contemplates that Pacifica, each of its material Subsidiaries and further Subsidiaries of NSCL shall become Restricted Parties in certain circumstances.

C. o (the "New Subsidiary") is required by the Credit Agreement to become a Restricted Party.

D. The New Subsidiary has delivered the documents listed on Appendix A to this Agreement, which form part of the Security, an opinion of its counsel and other resolutions and ancillary documents required by the Agent, and a pledge of all shares of the New Subsidiary owned by the other Restricted Parties has also been delivered as part of the Security.

         THEREFORE, for value received, and intending to be legally bound by this Agreement, the parties agree as follows:

1. The New Subsidiary hereby acknowledges and agrees to the terms of the Credit Agreement and agrees to be bound by all obligations of a Restricted Party under the Credit Agreement as if it had been an original signatory thereto.

2. The Agent, on behalf of the Lenders, acknowledges that the New Subsidiary shall be a Restricted Party as of the date of this Agreement.

         IN WITNESS OF WHICH, the undersigned have executed this Agreement as of o.

                                            THE TORONTO-DOMINION BANK as Agent



                                            By:
                                                -------------------------------
                                                Name:
                                                Title:


                                            [NEW SUBSIDIARY]



                                            By:
                                                -------------------------------
                                                Name:
                                                Title:


                             [NOTE:  APPENDIX A TO BE ATTACHED TO LIST SECURITY]

                                   SCHEDULE C

                             COMPLIANCE CERTIFICATE

                        [SEE REFERENCE IN SECTION 1.1.25]

TO:          THE LENDERS (as defined in the Credit Agreement referred to below)

AND TO:      THE TORONTO-DOMINION BANK, as Agent

--------------------------------------------------------------------------------

         We refer to Section 10.3.1(c) of the credit agreement dated as of 14 August 2001 between Norske Skog Canada Limited and others as Restricted Parties, The Toronto-Dominion Bank as Administration Agent and the Lenders, Arrangers and Syndication Agents named therein, as amended, supplemented, restated or replaced from time to time (the "Credit Agreement"). All capitalized terms used in this certificate and defined in the Credit Agreement have the meanings defined in the Credit Agreement.

1.       The undersigned hereby certifies that:

         (a) the representations and warranties made in Section 9.1 of the Credit Agreement, other than those expressly stated to be made as of a specific date, are true on and as of the date hereof with the same effect as if such representations and warranties had been made on and as of the date hereof, subject to modifications made by the undersigned to the Lenders in writing and accepted by the Majority Lenders;

         (b) no Pending Event of Default or Event of Default has occurred and is continuing on the date hereof [OR AS THE CASE MAY BE].

2. The undersigned hereby certifies that, as of the end of its most-recently completed fiscal quarter, which ended on ________,

         (a)      the Interest Coverage Ratio is   _______: 1.

         (b)      the Funded Debt Ratio is  ________ : 1.

         (c)      the Secured Debt Ratio is ________ : 1.

         (d)      the value of its Consolidated Net Tangible Assets is $_______.

         (e) [OMIT IF ACQUISITION NOT COMPLETED] its "Consolidated Fixed Charge Coverage Ratio" as defined under the Pacifica Indenture is _______ :1.

         (f) [OMIT IF ACQUISITION NOT COMPLETED] the Threshold Amount is $ _________ .

         (g) [INCLUDE FOR YEAR END ONLY] its shareholders equity is $_________.

3. Appendix A attached sets out the calculations of the amounts referred to in paragraph 2 above.

4. Appendix B attached contains a list of all sales or other dispositions of any Property of Restricted Parties (including Capital Stock of any other person) during the term of this Agreement, other than dispositions to another Restricted Party and sales of inventory in the ordinary course of its business, and a list of all material Property of a Restricted Party which has been expropriated, condemned, destroyed, damaged or otherwise lost, with a description of the use of the proceeds of disposition, insurance or other compensation.

5. Appendix C attached contains details of all Other Secured Obligations as of the end of the undersigned's most-recently completed fiscal quarter and the Market Value thereof.

6. Appendix D attached is an up to date version of Schedule F to the Credit Agreement. [OR There has been no change to the information contained in the version of Schedule F to the Credit Agreement dated o]

7. The undersigned hereby certifies that the current Reference Debt Ratings established by Moody's and S&P are o and o, respectively. Accordingly, the Applicable Fee Rate is o% per annum and the Applicable Margins are as follows:

         For the Operating Credit and Term Credit A:

         Margin for Prime Rate Advances/ Base Rate Advances - o%
         Margin for LIBO Rate Advances - o%

         For Term Credit B:

         Margin for US Prime Rate Advances - o%
         Margin for LIBO Rate Advances - o%

8. [INCLUDE WITH REPORT FOR QUARTER IN WHICH 30 JUNE FALLS] The undersigned hereby certifies that the consolidated net book value of its inventory as at 30 June [YEAR] is $o and the net book value of all inventory located in any jurisdiction where the Security has not been registered over inventory in accordance with local requirements is $o as at that date.

9. The undersigned hereby certifies that there is no jurisdiction where the Security has not been registered over inventory in accordance with local requirements in which the amount of inventory for all Restricted Parties is greater than 15,000 tonnes.

10. The undersigned hereby certifies that the current consolidated net book value of its fixed assets is $o and the net book value of all Property other than inventory located in any jurisdiction where the Security over such Property has not been registered in accordance with local requirements is $o.

11. Appendix E attached is an up to date version of Schedule G to the Credit Agreement. [OR There has been no change to the information contained in the version of Schedule G to the Credit Agreement dated o]

         DATED


                                            NORSKE SKOG CANADA LIMITED



                                            By:
                                                -------------------------------
                                                Name:
                                                Title:


                                            By:
                                                -------------------------------
                                                Name:
                                                Title:

                                   SCHEDULE D

                              ASSIGNMENT AGREEMENT

                        [SEE REFERENCE IN SECTION 1.1.9]

         The undersigned refer to the credit agreement dated as of 14 August 2001 between Norske Skog Canada Limited and others as Restricted Parties, The Toronto-Dominion Bank as Administration Agent and the Lenders, Arrangers and Syndication Agents named therein as amended, supplemented, restated or replaced from time to time (the "Credit Agreement"). All capitalized terms used in this Assignment Agreement and defined in the Credit Agreement have the meanings defined in the Credit Agreement.

         For value received, the "Assignor" and the "Assignee" named below hereby agree as follows:

1. The Assignor hereby sells and assigns, without recourse, to the Assignee, and the Assignee hereby purchases and assumes from the Assignor, the Proportionate Share specified on Appendix 1 in and to the Assignor's rights and obligations under the Credit Agreement, the Security and all other Credit Documents.

2. The Assignor (a) represents and warrants that it is the legal and beneficial owner of the interest being assigned by it hereunder, that such interest is free and clear of any lien or security interest and that it is entitled to enter into this Assignment Agreement; (b) makes no representation or warranty, other than as provided in this Assignment Agreement and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Credit Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement or any other Credit Document; and (c) makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Restricted Parties or any other guarantor or the performance or observance by the Restricted Parties or any other guarantor of any of the obligations under the Credit Agreement or any other Credit Document.

3. The Assignee, for the benefit of the Restricted Parties, the Agent and all Lenders from time to time, including the Assignor, (a) acknowledges receipt of any upfront fee payable by the Assignor, (b) confirms that it has received a copy of the Credit Agreement, together with such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment Agreement; (c) agrees that it will, independently and without reliance upon the Agent, the Assignor or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement; (d) appoints and authorizes the Agent to take such action on its behalf and to exercise such powers and discretion under the Credit Agreement as are delegated to the Agent by the terms thereof, together with such powers and discretion as are reasonably incidental thereto; (e) ratifies and adopts the powers of attorney and related powers given to the Agent under the Credit Agreement; (f) agrees that it will perform in accordance with their terms all of the obligations that by the terms of the Credit Agreement are required to be performed by it as a Lender, (g) agrees to be bound by the terms of all Intercreditor Agreements, and (h) specifies as its address for notice and payments its office at the address set forth on Appendix 1 hereto.

4. Following the execution of this Assignment Agreement, it shall immediately be delivered to the Agent, together with the processing and recording fee specified in Section 13.2.1 of the Credit Agreement if applicable, for approval and recording by the Agent, and NSCL, if applicable. The Assignee's agreement to become a Lender, as constituted by this Assignment Agreement, is irrevocable, unless the Assignee is not approved by the Agent, and NSCL if applicable. The Assignee shall become a Lender, and shall be bound by the obligations and entitled to the benefits in the Credit Agreement, immediately upon this Assignment Agreement being approved and recorded by the Agent and NSCL, if applicable (the "Effective Date"). On the Effective Date, the Assignee (a) shall pay the Assignor an amount equal to the Assignee's Proportionate Share of Prime Rate Advances, Base Rate Advances and US Prime Rate Advances made by the Assignor as of the Effective Date and (b) shall become entitled to receive standby fees in accordance with the Credit Agreement in respect of its Proportionate Share of the aggregate amount of the Credit that has not been advanced by the Lenders. The Assignee shall make further Advances to the Borrower beginning on the first Drawdown Date that is at least three Business Days following the Effective Date, as LIBOR Advances and Advances by way of Bankers' Acceptances made by the Assignor mature, until the Assignee has made Advances in an amount equal to its Proportionate Share of the aggregate Advances made by all Lenders under the Credit Agreement.

5. If Advances made by the Assignee to the Borrower are for any reason less than the Assignee's Proportionate Share of the aggregate Advances made by all Lenders under the Credit Agreement, the Assignee shall, on demand, indemnify the Assignor in respect of the principal amount of the corresponding Advances made by the Assignor in excess of the Assignor's Proportionate Share. The Advances by the Assignor in respect of which the Assignee is bound to indemnify the Assignor are set out on Appendix 2 to this Assignment Agreement. The Assignor shall pay the Assignee indemnity fees during the period in which the Assignee is obliged to indemnify the Assignor. The fee shall be in the amount specified on Appendix 2 and shall be payable on the Effective Date in respect of Advances by way of Bankers' Acceptances, and on each date on which the Borrower pays interest on LIBOR Advances, in respect of LIBOR Advances.

6. This Assignment Agreement shall be exclusively governed by, and construed in accordance with the laws of the Province of British Columbia, Canada.

7. This Assignment Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of this Assignment Agreement by telecopier shall be effective as delivery of a manually executed counterpart of this Assignment Agreement.

         IN WITNESS WHEREOF, the Assignor and the Assignee have caused this Assignment Agreement to be executed by their duly authorized officers as of the dates specified below.

                                       Assignor:
                                                -------------------------------



                                             By:
                                                -------------------------------
                                                Name:
                                                Title:

                                                Dated:
                                                      -------------------------



                                       Assignee:
                                                -------------------------------




                                             By:
                                                -------------------------------
                                                Name:
                                                Title:

                                                Dated:
                                                      -------------------------


Approved on                                 [IF APPLICABLE] Approved on

THE TORONTO-DOMINION BANK,                  NORSKE SKOG CANADA LIMITED
as Agent


By:                                         By:
    ------------------------------              --------------------------------
    Name:                                       Name:
    Title:                                      Title:

Effective Date:                             Date:
                ------------------               ---------------------


                                   APPENDIX 1
                                       TO
                              ASSIGNMENT AGREEMENT


Proportionate Share assigned by Assignor:
                                              --------------------------------

Proportionate Share retained by Assignor:
                                              --------------------------------

Payment Details, including address of Assignee for notices:





                                   APPENDIX 2
                                       TO
                              ASSIGNMENT AGREEMENT


Advances in respect of which the Assignee is to indemnify the Assignor, as of the Effective Date:


TYPE OF ADVANCE       MATURITY DATE OF ADVANCE       PRINCIPAL AMOUNT OF ADVANCE







INDEMNITY FEE:

                                   SCHEDULE E

                         PROPORTIONATE SHARES OF LENDERS

      [SEE REFERENCES IN SECTIONS 1.1.60, 1.1.96, 1.1.77, 1.1.117, 1.1.119,
                                  8.2, 13.2.4]

                              [NOTE: SEE ATTACHED]

                                   SCHEDULE F

                    DETAILS OF CAPITAL STOCK, PROPERTY ETC.

    [SEE REFERENCES IN SECTIONS 9.1.5(A), 10.4, 10.5.2(B)(I), 10.5.2(B)(II),
                                   10.5.3(C)]

1.       NORSKE SKOG CANADA LIMITED

Capital Stock:     Public Company

Head Office:      9th Floor, 700 West Georgia Street
                  P.O. Box 10058 Pacific Centre
                  Vancouver, British Columbia
                  V7Y 1J7

Real Property:

         Owned:

PID:              LEGAL DESCRIPTION:
005 932 092       Those parts of Lot 2 Section 5 Range 9 Chemainus District Plan 5803 shown outlined in red on Plan 925 RW
007 388 004       Lot 1 Section 3 Range 10 Chemainus District Plan 1471 except parts in
                  Plans 11613, 13731 and 16471
009 024 212       That part of Parcel C (DD 36578I) of Section 2 Range 7 Chemainus District
                  outlined in red on Plan 920 RW
005 419 239       That part of Lot 1 Section 2 Range 7 Chemainus District Plan 8697 in Plan
                  920 RW
009 024 174       That part of Parcel B (DD 99604I) of Section 5 Range 10 Chemainus
                  District outlined in red on Plan 925 RW
005  932 190      That part of Lot 2 Section 5 Range 9 Chemainus District Plan 5803 lying to the south east of the south easterly boundary of Plan 925 RW
009 024 336       That part of Section 3 Range 8 Chemainus District outlined in red on Plan
                  920 RW
009 024 310       That part of Section 4 Range 9 Chemainus District outlined in red on Plan
                  925 RW
009 024 379       That part of Parcel E (DD 141335I) of Section 4 Range 8 Chemainus
                  District outlined in red on Plan 920 RW
009 024 417       That part of Parcel D (DD 65699I) of Section 4 Range 9 Chemainus District
                  outlined in red on Plan 920 RW
009 044 132       That part of Parcel D (DD 118337I) of Section 4 and 5 Range 8 Chemainus
                  District outlined in red on Plan 920 RW and lying wholly within Section 4
005 968 585       That portion of that part of Lot 3 Section 1 Range 7 Chemainus District Plan
                  5467 lying to the West of the Westerly boundary of Plan 645 RW shown


PID:              LEGAL DESCRIPTION:
                  outlined in red on Plan 911 RW and containing 1.27 acres more or less
009 739 637       Section 8 Range 9 Chemainus District
009 739 611       Section 7 Range 9 Chemainus District
009 739 718       Those parts of Section 9 Range 8 Chemainus District lying East of the
                  Chemainus River, including all that part of a strip of land 33 feet wide as shown coloured purple and green on Plan 16 BL known as Mainguy Road
009 739 688       Those parts of Section 8 Range 8 Chemainus District lying East of the
                  Chemainus River, including all that part of a strip of land 33 feet wide as shown coloured purple and green on Plan 16 BL, known as Mainguy Road
009 739 653       Those parts of Section 7 Range 8 Chemainus District, lying East of the
                  Chemainus River including all that part of a strip of land 33 feet wide as shown coloured purple and green on Plan 16 BL, known as Mainguy Road
009 739 785       Lot 2A Chemainus District
009 739 777       Lot 2 Chemainus District
003 982 840       Lot 1 Section 3 Range 10 Chemainus District Plan 16471
004 798 619       Lot 1 Section 1 Range 7 Chemainus District Plan 12696
004 979 087       Lot 1 Sections 3 and 4 Ranges 9 and 10 Chemainus District Plan 12168
006 244 637       Lot 2 Section 4 Range 10 Chemainus District Plan 3198
009 956 069       Section 3 Range 9 Chemainus District except parts in Plans 920 RW and
                  921 RW
009 573 488       That part of Section 5 Renfrew District (situate in Cowichan Lake District)
                  as shown outlined in red on Plan 457 BL
006 912 524       Lot 3 Bl 3 Section 5 Renfrew District (situate in Cowichan Lake District)
                  Plan 1750
006 912 516       Lot 2 Bl 3 Section 5 Renfrew District (situate in Cowichan Lake District)
                  Plan 1750
008 768 820       District Lot 101 Cowichan Lake District
006 912 567       Lot 4 Bl 3 Section 5 Renfrew District (situate in Cowichan Lake District)
                  Plan 1750
006 912 494       Lot 1 Bl 3 Section 5 Renfrew District (situate in Cowichan Lake District)
                  Plan 1750
006 912 451       Lot 1 Bl 2 Section 5 Renfrew District (situate in Cowichan Lake District)
                  Plan 1750
007 655 517       Block 3 DL 12 Cowichan Lake District Plan 1231 except part in Plan 31221
005 145 473       Lot 1 DL 12 Cowichan Lake District Plan 11206
007 663 544       That part of District Lot 12 Cowichan Lake District being that portion of
                  Fern Road dedicated by Plan 1231 and closed by
                  Order-In-Council No. 1754 dated 16th day of July, 1956 as
                  shown outlined in red on Plan 458 BL
018 195 326       Lot 2 Section 20 Range 4 Quamichan District Plan VIP56262
005 338 859       That part of Lot 1 Section 17 Range 4 Quamichan District Plan 9537 shown


PID:              LEGAL DESCRIPTION:
                  in red on Plan 903 RW
009 662 481       That part of Parcel G (DD 36290I) of Sections 18 and 19 Range 4
                  Quamichan District shown outlined in red on Plan 903 RW and containing
                  0.08 acres and 0.30 acres more or less
009 662 278       That part of Parcel P (DD 76080I) of Sections 17, 18 and 19 Range 4
                  Quamichan District shown outlined in red on Plan 903 RW and lying entirely in Section 18
006 360 564       That part of Lot 10 Sections 17 and 18 Range 4 Quamichan District Plan
                  2785 shown in red on Plan 903 RW
006 738 567       That part of Lot 4 Bl 1 Section 20 Range 4 Quamichan District Plan 1908
                  shown outlined in red on Plan 903 RW
006 738 524       That part of Lot 3 Bl 1 Section 20 Range 4 Quamichan District Plan 1908
                  shown outlined in red on Plan 903 RW
006 738 354       That part of Lot 2 Bl 1 Section 20 Range 4 Quamichan District Plan 1908
                  shown outlined in red on Plan 903 RW
006 360 742       That part of Lot 11 Section 17 Range 4 Quamichan District Plan 2785
                  shown in red on Plan 903 RW
006 157 971       That part of Lot 1 Section 19 Range 4 Quamichan District Plan 3853
                  outlined red on Plan 903 RW
009 668 314       That part of Parcel D (DD 106367I) of Section 19 Range 4 Quamichan
                  District shown outlined in red on Plan 903 RW
006 068 065       That part of Lot 1 Section 19 Range 4 Quamichan District Plan 4134 shown in red on Plan 903 RW
004 680 499       Lot A Section 19 Range 4 Quamichan District Plan 12945
005 586 445       Lot 6 Section 17 Range 5 Quamichan District Plan 8636
005 586 437       Lot 5 Section 17 Range 5 Quamichan District Plan 8636
005 586 429       Lot 4 Section 17 Range 5 Quamichan District Plan 8636
006 442 382       That part of Lot 9 Section 10 Range 4 Somenos District Plan 2196 shown outlined in red on Plan 910 RW
008 162 794       That part of Lot 4 Bl 1 Section 1 Range 4 Somenos District Plan 972 shown outlined in red on Plan 903 RW
009 797 807       That part of Section 20 Range 7 Somenos District outlined in red on Plan
                  911 RW and containing 0.66 acres more or less
009 797 939       That part of Section 19 Range 7 Somenos District lying West of Parcel A
                  (DD 43540I) outlined in red on Plan 911 RW and containing 0.67 acres more or less
009 744 495       That part of the East 70 acres of Section 17 Range 6 Somenos District shown outlined in red on Plan 911 RW
006 406 891       That part of Lot 2 Section 2 Range 4 Somenos District Plan 2825 shown outlined in red on Plan 902 RW

PID:              LEGAL DESCRIPTION:
006 405 754       That part of Lot 1 Section 2 Range 4 Somenos District Plan 2825 shown outlined in red on Plan 902 RW
005 557 755       Lot 5 Section 1 Range 4 Somenos District Plan 9162
007 104 057       That part of Lot 1 Bl 1 Section 6 Range 4 Somenos District Plan 1599
                  shown outlined in red on Plan 902 RW
008 162 760       That part of Lot 3 Bl 1 Section 1 Range 4 Somenos District Plan 972 shown outlined in red on Plan 903 RW
005 934 389       That part of Lot 3 Section 16 Range 6 Somenos District Plan 5814 shown outlined in red on Plan 911 RW
009 796 649       That part of Parcel A (DD 43540I) of Sections 19 and 20 Range 7 Somenos
                  District lying within Section 19 included in Plan 911 RW
009 772 995       That part of Parcel A (DD 42185I) of Section 12 Range 5 Somenos District
                  shown outlined in red on Plan 910 RW
009 773 398       That part of Section 13 Range 5 Somenos District outlined in red on Plan
                  910 RW
005 934 354       That part of Lot 2 Section 16 Range 6 Somenos District Plan 5814 shown outlined in red on Plan 911 RW
008 162 824       That part of Lot 5 Bl 1 Section 1 Range 4 Somenos District Plan 972 shown outlined in red on Plan 903 RW
007 105 045       That part of Lot 4 Bl 1 Section 6 Range 4 Somenos District Plan 1599
                  shown outlined in red on Plan 902 RW
009 773 185       That part of Section 12 Range 5 Somenos District lying to the south of
                  Parcel A (DD 42185I) shown outlined in red on Plan 910 RW
009 774 483       Those parts of Parcel A (DD 89348I) of Sections 14 and 15 Range 5
                  Somenos District outlined in red on Plans 910 RW and 911 RW except part in Plan 15076
006 248 110       That part of Lot 3 Sections 15 and 16 Range 5 Somenos District Plan 3313
                  shown outlined in red on Plan 827R included within Plan 911 RW
006 441 980       That part of Lot 8 Sections 9 and 10 Range 4 Somenos District Plan 2196
                  shown outlined in red on Plan 910 RW
006 246 541       That part of Lot 1 Sections 15 and 16 Range 5 Somenos District Plan 3313
                  shown outlined in red on Plan 911 RW except that part in Plan 15076
009 744 517       That part of the west 50 acres of Section 18 Range 7 Somenos District shown outlined in red on Plan 911 RW
009 744 444       That part of Parcel B (DD 77714I) of Lot 82 Somenos District shown outlined in red on Plan 911 RW
009 744 509       That part of the West 50 acres of Section 17 Range 7 Somenos District shown outlined in red on plan deposited under DD 23410 included in Plan
                  911 RW
009 744 487       Those parts of Parcel A (DD 77714I) of Section 16 Range 6 Somenos

                  District shown outlined in red on Plan 911 RW
006 582 311       That part of Lot B Section 7 Range 4 Somenos District Plan 2457 shown outlined in red on Plan 902 RW
006 568 556       That part of Lot 7 Section 2 Range 3 Somenos District Plan 2461 shown in red on Plan 902 RW
009 872 906       That part of the south 1/2 of Section 8 Range 4 Somenos District shown outlined in red on Plan 902 RW
006 441 505       That part of Lot 5 Sections 8 and 9 Somenos District Plan 2196 shown outlined in red on Plan 902 RW
006 563 643       That part of Lot 1 Section 4 Range 4 Somenos District Plan 2458 shown outlined in red on Plan 902 RW
006 609 007       That part of Lot D Section 7 Range 4 Somenos District Plan 2457 shown outlined in red on Plan 902 RW
006 246 851       That part of Lot 2 Section 15 Range 5 Somenos District Plan 3313 shown outlined in red on Plan 911 RW except that part in Plan 15076
006 442 641       That part of Lot 16 Section 11 Range 5 Somenos District Plan 2196 shown outlined in red on Plan 910 RW
006 442 561       That part of Lot 10 Section 10 Range 4 Somenos District Plan 2196 shown outlined in red on Plan 910 RW
005 576 695       That part of Section 11 Range 4 Somenos District shown outlined in red on
                  Plan 910 RW
009 759 492       That part of Section 4 Range 3 Somenos District shown outlined in red on
                  Plan 902 RW
006 407 234       That part of Lot 4 Section 2 Range 4 Somenos District Plan 2825 shown outlined in red on Plan 902 RW
009 774 939       That part of Parcel C (DD 174586I) of Section 14 Range 5 Somenos District
                  outlined in red on Plan 910 RW
006 581 684       That part of Lot A Section 7 Range 4 Somenos District Plan 2457 shown outlined in red on Plan 902 RW
006 608 787       That part of Lot C Section 7 Range 4 Somenos District Plan 2457 shown outlined in red on Plan 902 RW
009 764 151       That part of Section 5 Range 4 Somenos District shown outlined in red on
                  Plan 902 RW
005 576 571       That part of Lot 2 Section 1 Range 4 Somenos District Plan 8611 shown in red on Plan 903 RW
006 440 347       That part of Lot 3 Section 9 Range 4 Somenos District Plan 2196 shown outlined in red on Plan 910 RW
007 104 375       That part of Lot 2 Bl 1 Section 6 Range 4 Somenos District Plan 1599
                  shown outlined in red on Plan 902 RW
006 406 939       That part of Lot 3 Section 2 Range 4 Somenos District Plan 2825 shown

PID:              LEGAL DESCRIPTION:
                  outlined in red on Plan 902 RW
007 104 936       That part of Lot 3 Bl 1 Section 6 Range 4 Somenos District Plan 1599
                  shown outlined in red on Plan 902 RW
006 373 968       That part of Lot 2 Section 3 Ranges 3 and 4 Somenos District Plan 2794
                  shown in red on Plan 902 RW
006 383 025       That part of Lot 1 Section 3 Range 3 Somenos District Plan 2776 shown outlined in red on Plan 902 RW
005 576 539       Lot 1 Section 1 Range 4 Somenos District Plan 8611
003 733 998       Lot 1 Section 9 Range 4 Somenos District Plan 19355
007 388 209       Lot 15 Section 3 Range 10 Chemainus District Plan 1471 Except part in
                  Plan 11574
013 194 976       That part of Section 5 Ranges 8, 9 and 10 and Section 4 Range 8 Chemainus
                  District shown outlined in red in DD 27614
013 194 470       That part of Sections 4 and 5 Range 8 Chemainus District shown outlined in red on plan attached to DD 24931
013 194 381       That part of Section 4 Range 8 Chemainus District shown outlined in red on plan attached to DD 23242
013 143 123       That part of Sections 5 and 6 Range 10 and that part of the foreshore of
                  District Lot 172 Chemainus District shown coloured red on plan deposited under DD 14529I
009 922 431       That part of Section 1 Range 11 Chemainus District lying to the North of the
                  Northerly boundary of Chaplin Street as said street is shown on Plan 739 and the production easterly of the said northerly boundary, except parts in Plans
                  4257 and 23431
009 920 145       That part of Section 5 Range 9 Chemainus District lying Northerly and
                  Westerly of Plan 5803, except parts in Plans 4302 and 9775
009 925 431       District Lot 4 Chemainus District
009 921 168       That part of Section 2 Ranges 10 and 11 Chemainus District in Plan DD
                  8239I containing 31.7 acres more or less except part in Plan 856 BL
009 862 021       District Lot 8 Chemainus District
005 852 293       Lot 1 District Lot 7 Chemainus District Plan 6538
009 034 595       District Lot 7 Chemainus District except part in Plan 6538
009 861 998       District Lot 6 Chemainus District
004 627 938       Lot 3 Chemainus District
009 926 887       District Lot 172 Chemainus District except that part included in the right of way of the Esquimalt and Nanaimo Railway Company
006 116 981       That part of Lot 1 Section 1 Range 10 Chemainus District Plan 4357 shown outlined in red on Plan 815 R
000 167 886       Lot A Section 4 Range 9 Chemainus District Plan 32612
004 169 948       Lot 1 Section 4 Range 10 Chemainus District Plan 15020

PID:              LEGAL DESCRIPTION:
000 573 736       Lot 1 Section 4 Range 10 Chemainus District Plan 5180 except part in Plan
                  15020 and 41332
006 116 965       That part of Lot 1 Section 1 Range 10 Chemainus District Plan 4357 lying to the north of  a boundary parallel to the northerly boundary of said lot and extending from a point on the easterly boundary of said lot distant 1.515 chs.
                  from the north east corner of said lot
006 116 973       That part of Lot 1 Section 1 Range 10 Chemainus District Plan 4357 lying south of a boundary parallel to the northern boundary of said lot and extending from a point on the easterly boundary thereof distant 1.515 chs.
                  from the north east corner of said lot, except that part thereof shown outlined in red on Plan 815R
006 066 551       Lot 1 Section 1 Range 11 Chemainus District Plan 4257
009 921 958       That part of Section 6 Range 10 Chemainus District lying to the north of the right of way of the Esquimalt and Nanaimo Railway Company
009 920 196       Section 6 Range 9 Chemainus District except parts in Plans 4302 and 5803
009 920 803       Section 4 Range 9 Chemainus District except the west 30 chains and except parts in Plans 925 RW, 13072, 22398 and 32612
009 920 064       That part of Section 5 Range 8 Chemainus District lying easterly of the centre line of Tsussie Creek (which is the easterly bondary of Plan 4302) and to the north of the northerly boundary of the right of way of the Esquimalt and Nanaimo Railway Company shown on Plan DD 27614, except parts in
                  Plans 5803 and 9775
024 662 666       Lot 1 of Sections 4, 5 & 6 Range 10 Chemainus District Plan VIP69811
024 662 674       Lot 2 of Sections 2, 3 & 4 Ranges 10 & 11 Chemainus District and of
                  Sections 5 & 6 Range 10 Chemainus District and of District
                  Lots 141 and 475 Cowichan District Plan VIP69811
024 663 018       Lot 3 of Sections 2, 3, & 4 Ranges 10 & 11 and District Lot 107 Chemainus
                  District and of District Lots 141 and 145 Cowichan District Plan VIP69811
024 663 034       Lot 4 of Sections 2, 3 & 4 Range 10 Plan VIP69811
024 663 115       Lot 5 Section 2 Ranges 10 and 11 Chemainus District Plan VIP69811

         Leased:

         REAL PROPERTY LEASES

PID:              LEGAL DESCRIPTION:
005-003-580       District Lot 541, Block 52 (EP9962), Plan 210 and Parcels A, B, C et al,
                  Toronto Dominion Tower, 700 West Georgia, Vancouver (Originally 81760
                  Sq. Ft. Floors 7-11 amended numerous times) Head Lease Bos HQ FCCL


PID:              LEGAL DESCRIPTION:
                  (also month to month lease of space on 19th Floor - Yr. 2001) (Fletcher
                  Challenge Canada Limited)
007-388-411       Sections 2 and 3, Chemainus Lot 6, Range 10, Plan 1471, Gas Monitoring
                  Trailer Site, Cecil Street, Crofton  P&P (Fletcher Challenge Canada
                  Limited)
009-021-558       Section 2, Chemainus Lot A Range 6 and 7, Plan 45436, Gas Monitoring
                  Trailer Site, Nimmo Road, Crofton P&P (Fletcher Challenge Canada
                  Limited)
000-222-437       Sections 12 and 13, Lot 4, Range 2, Plan 32988, Comaiken, Gas Monitoring
                  Trailer Site Located at 7338 Walton Mountain Road, Crofton P&P (Fletcher
                  Challenge Canada Limited)
                  District Lot 196, PT Lots 25, 26, 27, 28, Block 43, District
                  Plan 198, 625 Powell Street, Vancouver (basement storage
                  space) Bos FCCL (also contains TWFL historical records)
                  (Fletcher Challenge Canada Limited)
N/A               District Lots 12 and 13, Lot 1, NWD Plan 29318, Proposed
                  Warehouse Distribution Centre (under negotiation by the Wesik
                  Group) Distribution Pulp FCCL (ownership not available at this time)

         PROVINCIAL WATER LOT LEASES

         Crofton Facility:

         W/Lot Lease #102130 - District Lot 107G; Blk D Chemainus (Prev. #13180) Log Booming & Wharfage (Sublet 15 Dec 1993 Stuart Channel Wharves) W/Lot Lease #102653 - District Lot 107G; Blk A & B Chemainus (Prev. #13181) Warehouse & Dock #1 & #2 & Part Stuart Channel Wharves Dock #3 (.2274 AC. SCW) W/Lot Lease #101412 - Lot 161; Blk B Cowichan Log Storage, Shipping & Industrial PT W/Lot Lease #106051 - DL 565, 676, 2008; Blk E Cowichan (Prev. #101709 & PT 103929) Log Dumping, Booming, Storage, Scow & Chip Barge Moorage, Industrial Purposes

         Elk Falls Facility:

         W/Lot Lease #101447 - Blk A Lot 1504; Sayward (Prev. #29554) Duncan Bay Fronting Pulp Mill Complex W/Lot Lease #100785 - Lot 411 and Lot 1516; Blk B Sayward Duncan Bay next to Middle Point Barge Tie Up & Log Storage (Upland DL 2,26)

         FEDERAL WATER LOT LEASES

         W/Lot Lease #05020, between the North Fraser Port Authority (landlord) and Norske Skog

         Canada Limited (tenant), for a Chip Loading Site Fronting Kent Avenue (0.806 ha.)

Nature of Business:  Paper Manufacturing

Jurisdictions in which its property other than accounts receivable is located:
British Columbia

Capital Stock Holdings:

CORPORATION                         CERTIFICATE NO.           NUMBER AND CLASS OF SECURITIES

BPC Holdings Ltd.                   7-A                       2,230 Class A Preference Shares
                                    8-A                       1,900 Class A Preference Shares
                                    9-A                       819 Class A Preference Shares
                                    10-A                      4,095 Class A Preference Shares
                                    11-A                      5,430 Class A Preference Shares
                                    12-A                      740 Class A Preference Shares
                                    7                         1 common share
                                    8                         80,000,000 common shares
                                    9                         2,417,782 common shares
                                    10                        11,100,689 common shares

Elk Falls Pulp and Paper
 Limited                            3                         1 common share

Norske Skog Canada
 (Japan) Ltd.                       C No.002                  1,000 shares

Norske Skog Canada
 Pulp Operations Limited            6                         53,683,253 common shares
                                    7                         46,026,332 common shares
                                    8                         24,474,668 common shares
                                    9                         1 common share

Norske Skog Canada
 Sales Inc.                         7                         1,000 common shares

1076899 Holdings Ltd.               1-C                       101 common shares

1203819 Ontario Limited             C-1                       1 common share


CORPORATION                         CERTIFICATE NO.           NUMBER AND CLASS OF SECURITIES

3264904 Canada Limited              3                         1 common share

468327 B.C. Ltd.                    1-C                       2,000 common shares

566816 B.C. Ltd.                    2                         100 common shares

British Columbia Forest
 Products Limited                   2                         1 common share

Catalyst Paper Corporation
 (B.C.)                             1                         1 common share

Catalyst Paper Corporation
 (Canada)                           1                         1 common share

Crofton Pulp and Paper
 Limited                            7                         1 common share
                                    8                         1 common share

Echelon Paper Corporation
 (B.C.)                             1                         1 common share

Echelon Paper Corporation
 (Canada)                           1                         1 common share

NSC Holdings
 (Barbados) Limited                                           100% of Capital
                                                              Stock (details
                                                              unknown)

NSC Holdings
 (Philippines) Inc.               (unknown)                 79,475 common shares

 NSCL Holdings Inc.                 4                       1,000 common stock

Pope & Talbot Inc.               CS20955                 1,750,000 common shares

2.       NORSKE SKOG CANADA FINANCE LIMITED

Capital Stock:        Authorized Capital: 10,000 Common Shares without par value

                  Issued and outstanding Shares: 10 Common Shares
                  Members: Norske Skog Pulp Operations Limited

Head Office:      9th Floor, 700 West Georgia Street
                  P.O. Box 10058 Pacific Centre
                  Vancouver, British Columbia
                  V7Y 1J7

Real Property:

         Owned:            Nil

         Leased:           Nil

Nature of Business:     To borrow funds and lend them on to the Norske Group of
                        Companies

Jurisdictions in which its property other than accounts receivable is located:
British Columbia

Capital Stock Holdings:  Nil

3.       NORSKE SKOG CANADA PULP OPERATIONS LIMITED

Capital Stock:    Authorized capital:  unlimited number of common shares
                  Issued and outstanding shares:  124,189,254 common shares
                  Members:  Norske Skog Canada Limited

Head Office:      9th Floor, 700 West Georgia Street
                  P.O. Box 10058 Pacific Centre
                  Vancouver, British Columbia
                  V7Y 1J7

Real Property:

         Owned:            Nil

         Leased:           Real Property Leases

         FEDERAL WATER LOT LEASES

         W/Lot Lease #E-04-06, between the Fraser River Port Authority (landlord) and 3264912 Canada Limited (now Norske Skog Canada Pulp Operations Limited), for a Barge Tie-up & Fiber Supply Loading Area near Port Mann (2.248 ha.)

Nature of Business:  Pulp Manufacturing

Jurisdictions in which its property other than accounts receivable is located:
British Columbia

Capital Stock Holdings:

CORPORATION                       CERTIFICATE NO.       NUMBER AND CLASS OF
                                  SECURITIES
Norske Skog Canada Pulp
 Sales Inc.                       3                      1 common share
Norske Skog Pulp Sales
 (Japan) Ltd.                     B No.001               600 shares
Norske Skog Canada
 Finance Limited                  2                      10 common shares
Allwin Technical Services Inc.    2                      1 common share
                                  4                      1,349,999 common shares

4.       ELK FALLS PULP AND PAPER LIMITED

Capital Stock:   Authorized capital:  10,000,000 common shares without par value
                 Issued and outstanding shares:  1 common
                 Members:  Norske Skog Canada Limited

Head Office:     9th Floor, 700 West Georgia Street
                 P.O. Box 10058 Pacific Centre
                 Vancouver, British Columbia
                 V7Y 1J7

Real Property:

         Owned:

PID:              LEGAL DESCRIPTION:

000 849 731       District Lot 120 (DD 2157781) Sayward District Except Part in Plans 14946
                  and VIP57724

PID:              LEGAL DESCRIPTION:

000 849 821       That part of District Lot 67 Sayward District shown outlined in red on Plan
                  1374 RW
000 848 905       Lot A DL 68 Sayward District Plan 20538
000 849 561       That part of DL 151 Sayward District shown outlined in red on Plan 1433R
000 849 502       That Part of DL 163 Sayward District shown outlined in red on Plan 1431R
001 233 475       Block B of Lot 1504 Sayward District
001 233 467       Block C of Lot 1504 Sayward District
001 233 459       Block D of Lot 1504, Sayward District
000 848 913       Lot 1 DL 68 Sayward District Plan 16712
000 849 855       That part of DL 52 Sayward District shown outlined in red on Plan 659 RW
000 849 847       That part of DL 67 Sayward District shown outlined in red on Plan 659 RW
000 849 910       District Lot 26 Sayward District except part in Plans 34604 and 42540
000 848 921       Lot 1 DL 109 Sayward District Plan 16956
000 849 430       District Lot 164 Sayward District shown outlined in red on Plan 1431R
001 233 432       District Lot 109 Sayward District except Parcel A (DD 285472-I) and those parts in Plans 1373-R, 16956, 19371, 50636 and VIP54479 and VIP64521
001 233 441       Lot 1599 Sayward District except that portion in Plan VIP 64521
000 846 287       District Lot 2 Sayward District except those parts in Plans 19371, 42540,
                  50636, VIP 64521 and VIP 64522
015 101 231       Amended Bl 24 (See 235568L) DL 313 Plan 827
015 101 240       Lot A (See M51221L) Bl 23 DL 313 Plan 827

Note: Elk Falls Pulp and Paper Limited holds legal title only to the above properties. Norske Skog Canada Limited holds beneficial title.

         Leased:

PID:              LEGAL DESCRIPTION:

N/A               Site Lease CNR #10763, NWD PT FR Sections 1 and 2, B5NR2W
                  TP38, Port Mann Chip Loading Site, 14021 Port Mann Shore
                  District of Surrey, Fibre Supply EFFIL (Elk Falls Pulp and
                  Paper Limited)

Nature of Business:  Bare Trust Company

Jurisdictions in which its property other than accounts receivable is located:
British Columbia

Capital Stock Holdings:  Nil

5.       NORSKE SKOG CANADA SALES INC.

Capital Stock:    Authorized capital:  10,000 common shares without par value
                  Issued and outstanding shares:  1,000 common shares
                  Members:  Norske Skog Canada Limited

Head Office:      9th Floor, 700 West Georgia Street
                  P.O. Box 10058 Pacific Centre
                  Vancouver, British Columbia
                  V7Y 1J7

Real Property:

         Owned:            Nil

         Leased:           Nil

Nature of Business:  Paper Sales

Jurisdictions in which its property other than accounts receivable is located:
         British Columbia

Capital Stock Holdings:  Nil

6.       NORSKE SKOG CANADA PULP SALES INC.

Capital Stock:  Authorized capital:  100,000,000 common shares without par value
                Issued and outstanding shares:  1 common share
                Members:  Norske Skog Canada Pulp Operations Limited

Head Office:    9th Floor, 700 West Georgia Street
                P.O. Box 10058 Pacific Centre
                Vancouver, British Columbia
                V7Y 1J7

Real Property:

         Owned:            Nil

         Leased:           Nil

Nature of Business:  Pulp Sales

Jurisdictions in which its property other than accounts receivable is located:
         British Columbia, Ontario, New Jersey, New York, Wisconsin,
         Michigan, Illinois, Washington, Australia, Belgium, Germany, United Kingdom, Japan, Italy, France, Switzerland, Spain

Capital Stock Holdings:  Nil

NORSKE SKOG PULP SALES (JAPAN) LTD.

Capital Stock: Authorized capital:  800 shares with a par value of(Y)50,000 each
               Issued and outstanding shares:  600 shares
               Members:  Norske Skog Canada Pulp Operations Limited

Head Office:      Seiki Building, 5th Floor
                  3-6, Kudan Kita 1-chome,
                  Chiyoda-ku
                  Tokyo, Japan

Real Property:

                  Owned:            Nil
                  Leased:           Nil

Nature of Business:  Pulp Sales

Jurisdictions in which its property other than accounts receivable is located:
Japan

Capital Stock Holdings:  Nil

7.       NORSKE SKOG CANADA (JAPAN) LTD.

(known as Fletcher Challenge Paper Sales (Japan) Ltd. until 1 August 2001)

Capital Stock:    Authorized capital:  4,000 shares with a par value of
                  (Y)50,000 each
                  Issued and outstanding shares: 1,000 shares (value of (Y)50,000 each)
                  Members:  Norske Skog Canada Limited

Head Office:      Ginza Fujiya Building 6F
                  3-1 Ginza 1-chome, Chuo-ku
                  Tokyo 104-0061, Japan

Real Property:

         Owned:            Nil

         Leased:           Nil

Nature of Business:  Paper Sales

Jurisdictions in which its property other than accounts receivable is located:
Japan

Capital Stock Holdings:  Nil

8.       NSCL HOLDINGS INC.

Capital Stock:    Authorized capital:  1,000,000 common stock with a par value of US$1
                  Issued and outstanding shares:  1,000 common stock
                  Members: Norske Skog Canada Limited

Head Office:      The Corporation Trust Company
                  Corporation Trust Center
                  1209 Orange Street
                  Wilmington, DE 19801 USA

Chief Executive Office:             800 South Broadway, Suite 210
                                    Walnut Creek,
                                    California  94596

Real Property:

         Owned:            Nil

         Leased:           Nil

Nature of Business:  Holding Company

Jurisdictions in which its property other than accounts receivable is located:
         not applicable (holding company)

Capital Stock Holdings:

CORPORATION                         CERTIFICATE NO.           NUMBER AND CLASS OF SECURITIES
Norske Skog Paper Company           4                          1,000 common stock
Arizona Newsprint Industries
 Corporation                        2                          1,000 common stock
NSC Fibre Inc.                      2                          1,000 common stock

9.       NORSKE SKOG PAPER COMPANY

Capital Stock:    Authorized capital:  1,000,000 common shares
                  Issued and outstanding shares:  1,000 common shares
                  Member: NSCL Holdings Inc.

Head Office:      800 South Broadway, Suite 210
                  Walnut Creek,
                  California  94596

Real Property:

         Owned:            Nil

         Leased:           Nil

Nature of Business:  Paper Sales

Jurisdictions in which its property other than accounts receivable is located:
         California, Colorado, Illinois, Washington, Oregon

Capital Stock Holdings:  Nil

                                   SCHEDULE G

                               MATERIAL CONTRACTS

                      [SEE REFERENCE IN SECTION 1.1.67(A)]

                           Norske Skog Canada Limited

PART A

Fibre Supply Material Contracts:

1. Chip and sawlog supply agreement made the 8th day of September, 1980 between British Columbia Forest Products Limited (which changed its name to Fletcher Challenge Canada Limited, which changed its name to Norske Skog Canada Limited) and Doman Industries Limited, as amended by a letter agreement dated May 26, 1995 from Fletcher Challenge Canada to Doman Forest Products Limited and by a letter agreement dated July 14, 1998 from Fletcher Challenge Canada Limited to Doman Forest Products Limited

Current Parties:  Norske Skog Canada Limited and Doman Industries Limited

2. Sawdust purchase agreement made as of the 1st day of January, 1987 between Doman Forest Products Limited and Crown Forest Industries Limited, as amended by a letter agreement dated May 26, 1995 from Fletcher Challenge Canada to Doman Forest Products Limited and by a letter agreement dated July 14, 1998 between Fletcher Challenge Canada Limited to Doman Forest Products Limited

Current Parties: Crown Forest Industries Limited and Doman Forest Products
Limited

3. Chip and pulplog supply agreement dated December 30, 1991 among Fletcher Challenge Canada Limited (which is now named Norske Skog Canada Limited), Crown Forest Industries Limited and International Forest Products Limited, as amended by an amending agreement dated the 18th day of June, 1997 among International Forest Products Limited, Fletcher Challenge Canada Limited and Crown Forest Industries Limited, as assigned by Crown Forest Industries Limited to Elk Falls Forest Industries Limited pursuant to an assignment made the 25th day of September, 2000 among Crown Forest Industries Limited, Elk Falls Forest Industries Limited and International Forest Products Limited, and then assigned by Elk Falls Forest Industries Limited to Norske Skog Canada Limited pursuant to an assumption and distribution agreement made the 1st day of January, 2001 between Elk Falls Forest Industries Limited and Norske Skog Canada Limited in connection with the wind-up of Elk Falls Forest Industries Limited

Current Parties: Norske Skog Canada Limited and International Forest Products Limited

4. Residual fibre supply agreement dated December 30, 1991 among Fletcher Challenge

Canada Limited (which is now named Norske Skog Canada Limited), Crown Forest Industries Limited and International Forest Products Limited, as assigned by Crown Forest Industries Limited to Elk Falls Forest Industries Limited pursuant to an assignment made the 25th day of September, 2000 among Crown Forest Industries Limited, Elk Falls Forest Industries Limited and International Forest Products Limited, and then assigned by Elk Falls Forest Industries Limited to Norske Skog Canada Limited pursuant to an assumption and distribution agreement made the 1st day of January, 2001 between Elk Falls Forest Industries Limited and Norske Skog Canada Limited in connection with the wind-up of Elk Falls Forest Industries Limited

Current Parties: Norske Skog Canada Limited and International Forest Products Limited

5. Chip supply agreement dated November 19, 1992 between Crown Forest Industries Limited and Riverside Forest Products Limited, as assigned by Crown Forest Industries Limited to Elk Falls Forest Industries Limited pursuant to an assignment made the 6th day of July, 2000 between Crown Forest Industries Limited, Elk Falls Forest Industries Limited and Riverside Forest Products Limited, and then assigned by Elk Falls Forest Industries Limited to Norske Skog Canada Limited pursuant to an assignment and distribution agreement made the 1st day of January, 2001 between Elk Falls Forest Industries Limited and Norske Skog Canada Limited in connection with the wind-up of Elk Falls Forest Industries Limited

Current Parties: Norske Skog Canada Limited and Riverside Forest Products
Limited

6. Amended and restated chip and pulplog supply agreement made as of the 23rd day of June, 1997 between 3264891 Canada Limited and 3264812 Canada Limited (which subsequently amalgamated with 3264939 Canada Limited to form 3418146 Canada Limited, which changed its name to Fletcher Challenge Canada Pulp Operations Limited) and TimberWest Forest Limited (which changed its name to TFL Forest Ltd.), as assigned in part by TimberWest Forest Limited to TimberWest Forest Company, a partnership of TimberWest Forest Corp., TFL Forest Ltd. and PFP Forest Ltd. pursuant to an unwritten assignment and amended by chip and pulplog supply agreement amendment made as of the 1st day of January, 1999 between Fletcher Challenge Canada Pulp Operations Limited (which changed its name to Norske Skog Canada Limited), TFL Forest Ltd. and TimberWest Forest Company, a partnership of TimberWest Forest Corp., TFL Forest Ltd. and PFP Forest Ltd.

Current Parties: Norske Skog Canada Pulp Operations Limited and TFL Forest Ltd. and TimberWest Forest Company, a partnership of TimberWest Forest Corp., TFL Forest Ltd. and PFP Forest Ltd.

7. Amended and restated timber harvesting management agreement made as of the 1st day of January, 1999 between Fletcher Challenge Canada Limited (which changed its name to Norske

Skog Canada Limited), TimberWest Forest Corp. and TimberWest Forest Company, a partnership of TimberWest Forest Corp., TFL Forest Ltd. and PFP Forest Ltd.

Current Parties: Norske Skog Canada Limited and TimberWest Forest Corp. and TimberWest Forest Company, a partnership of TimberWest Forest Corp., TFL Forest Ltd. and PFP Forest Ltd.

Non-Fibre Supply Material Contracts:

8. Pulp Contract of Affreightment dated September 13, 2000 between Star Shipping A/S and Fletcher Challenge Canada Pulp Operations Limited for Star Shipping A/S to ship wood pulp from Norske Skog mills to North Europe, the Mediterranean, Japan and Korea

Current Parties: Norske Skog Canada Pulp Operations Limited and Star Shipping
A/S

9. Norsul Contract of Affreightment dated April 11, 2000 between Companhia de Navegacao Norsul (Brasil) and Norske Skog Canada Limited for Companhia de Navegacao Norsul (Brasil) to ship newsprint from British Columbia to Central and East Coast South America

Current Parties: Companhia de Navegacao Norsul (Brasil) and Norske Skog Canada Limited

10. Distribution Centre Services Agreement dated June 1, 1999 between Sylvan Distribution Ltd. and Fletcher Challenge Canada Limited for Sylvan Distribution Ltd. to provide distribution centre services; including handling, storage and cross docking, to Norske Skog Canada Limited at its leased warehouse space in Surrey

Current Parties: Sylvan Distribution Ltd. and Norske Skog Canada Limited

11. Sublease of Upland Lease dated June 12, 1998 between Wesik Enterprises Ltd. ("Wesik"), as sublandlord, and Fletcher Challenge Canada Limited, as subtenant

Current Parties: Wesik Enterprises Ltd. and Norske Skog Canada Limited

12. Option to Renew Upland Lease dated June 12, 1998 between Wesik and Fletcher Challenge Canada Limited

Current Parties: Wesik Enterprises Ltd. and Norske Skog Canada Limited

13. Sublease of Waterlot Lease dated June 12, 1998 between Wesik, as sublandlord, and Fletcher Challenge Canada Limited, as subtenant

Current Parties: Wesik Enterprises Ltd. and Norske Skog Canada Limited

14. Property Management Services Agreement dated March 1, 1999 between Wesik and the Corporation for Wesik to provide property management services for the Upland Lease, the Waterlot Lease and the improvements on the leased properties

Current Parties: Wesik Enterprises Ltd. and Norske Skog Canada Limited

15. Rail Spur Sublicence dated June 18, 1998 between Wesik, as sublicensor, and the Fletcher Challenge Canada Limited, as sublicensee, permitting the Corporation to use the rail spur on the leased properties

Current Parties: Wesik Enterprises Ltd. and Norske Skog Canada Limited

16. Vancouver Island Gas Restated Joint Venture Agreement dated November 4, 1994 among Harmac Pacific Inc., Howe Sound Pulp, MacMillan Bloedel Limited, Western Pulp Limited Partnership and the Fletcher Challenge Canada Limited (known as "Vancouver Island Gas Restated Joint Venture")

Current Parties: Pope & Talbot Ltd., Howe Sound Pulp and Paper Limited, Pacifica Papers Inc., Western Pulp Limited Partnership and the Norske Skog Canada Limited

17. Addendum to the Vancouver Island Gas Restated Joint Venture Agreement dated July 4, 1995 among Harmac Pacific Inc., Howe Sound Pulp, MacMillan Bloedel Limited, Western Pulp Limited Partnership and the Fletcher Challenge Canada Limited (known as "Vancouver Island Gas Restated Joint Venture") wherein the joint venturers agreed to enter into good faith negotiations to fix the tolls to be charged for the transportation of gas on the Pacific Coast Energy Corporation system

Current Parties: Pope & Talbot Ltd., Howe Sound Pulp and Paper Limited, Pacifica Papers Inc., Western Pulp Limited Partnership and the Norske Skog Canada Limited

18. Oxygen Supply Agreement dated September 1, 1993 between Praxair Canada Inc. ("Praxair") and Fletcher Challenge Canada Limited, as amended by Amending Agreement to the Air Separation Services Amending Agreement dated September 1, 1993 and Amending Agreement to the Air Services Amending Agreement Dated September 1, 1993 dated January 1, 1995, for the supply of oxygen and separation services for the compressed air delivered to Fletcher Challenge Canada Limited at Praxair's Facility at the Crofton pulp mill

Current Parties: Praxair Canada Inc. and Norske Skog Canada Limited

19. Air Separation Services Agreement dated October 1, 1993 between Praxair and Fletcher Challenge Canada Limited, as amended by Amending Agreement to the Air Separation Services Agreement Dated October 1, 1993 dated January 1, 1995, for the supply of oxygen and separation services to Fletcher Challenge Canada Pulp Operations Limited at Praxair's Facility at the Elk Falls pulp mill

Current Parties: Praxair Canada Inc. and Norske Skog Canada Limited

20. Oxygen Supply Agreement dated March 1, 1990 between Linde Canada Inc. (formerly Linde Division, Union Carbide Canada Limited) and Fletcher Challenge Canada Limited for Linde Canada Inc. to construct a facility at the Crofton pulp mill and to supply oxygen to Fletcher Challenge Canada Limited

Current Parties: Praxair Canada Inc. and Norske Skog Canada Limited

PART B

Fibre Supply Material Contracts:

21. Chip and pulplog supply agreement dated April 5, 1993 between Fletcher Challenge Canada Limited (which is now named Norske Skog Canada Limited) and Columbia River Shake & Shingle Ltd., J.S. Jones Holdings Ltd., J.S. Jones Timber Ltd., Teal Cedar Products (1977) Ltd. and Teal Cedar Products Ltd. (which are now Columbia River Shake & Shingle Ltd. and Teal Cedar Products Ltd. as a result of amalgamations)

Current Parties: Norske Skog Canada Limited and Columbia River Shake & Shingle Ltd. and Teal Cedar Products Ltd.

22. Stag/Pitt Lake fibre supply agreement dated April 5, 1993 between Fletcher Challenge Canada Limited (which is now named Norske Skog Canada Limited) and Columbia River Shake & Shingle Ltd., J.S. Jone Holdings Ltd., J.S. Jones Timber Ltd., Teal Cedar Products (1977) Ltd. and Teal Cedar Products Ltd. (which are now Columbia River Shake & Shingle Ltd. and Teal Cedar Products Ltd. as a result of amalgamations)

Current Parties: Norske Skog Canada Limited and Columbia River Shake & Shingle Ltd. and Teal Cedar Products Ltd.

23. Chip purchase agreement made as of January 16, 1995 between West Chilcotin Forest Products Ltd. and Fletcher Challenge Canada Limited (which changed its name to Norske Skog Canada Limited)

Current Parties: Norske Skog Canada Limited and West Chilcotin Forest Products Ltd.

24. Amended and restated woodchip purchase agreement made as of April 1, 1995 between Summit Timber Company and Fletcher Challenge Canada Limited, as amended by woodchip purchase agreement amendment made as of the 1st day of May, 1996 between Summit Timber Company and Fletcher Challenge Canada Limited (which changed its name to Norske Skog Canada Limited)

Current Parties:  Norske Skog Canada Limited and Summit Timber Company

25. De-inked pulp sales agreement with an effective day of April 1, 1999 between Newstech Recycling Inc. and Fletcher Challenge Canada Limited (which changed its name to Norske Skog Canada Limited)

Current Parties:  Norske Skog Canada Limited and Newstech Recycling Inc.

26. Log supply agreement dated December 30, 1991 among Fletcher Challenge Canada Limited (which is now named Norske Skog Canada Limited), Crown Forest Industries Limited and International Forest Products Limited, as assigned by Crown Forest Industries Limited to Elk Falls Forest Industries Limited pursuant to an assignment made the 25th day of September, 2000 among Crown Forest Industries Limited, Elk Falls Forest Industries Limited and International Forest Products Limited, and then assigned by Elk Falls Forest Industries Limited to Norske Skog Canada Limited pursuant to an assumption and distribution agreement made the 1st day of January, 2001 between Elk Falls Forest Industries Limited and Norske Skog Canada Limited in connection with the wind-up of Elk Falls Forest Industries Limited

Current Parties: Norske Skog Canada Limited and International Forest Products Limited

27. Fibre products rights agreement dated November 19, 1992 between Crown Forest Industries Limited and Riverside Forest Products Limited, as assigned by Crown Forest Industries Limited to Elk Falls Forest Industries Limited pursuant to an assignment made the 6th day of July, 2000 between Crown Forest Industries Limited, Elk Falls Forest Industries Limited and Riverside Forest Products Limited, and then assigned by Elk Falls Forest Industries Limited to Norske Skog Canada Limited pursuant to an assignment and distribution agreement made the 1st day of January, 2001 between Elk Falls Forest Industries Limited and Norske Skog Canada Limited in connection with the wind-up of Elk Falls Forest Industries Limited

Current Parties: Norske Skog Canada Limited and Riverside Forest Products
Limited

Non-Fibre Supply Material Contracts:

28. Forest Terminals San Diego Clerking Services Agreement dated March 1, 1995 made between Fletcher Challenge Paper Company and NPSCL for NPSCL to perform the clerking services for all inbound, water-borne goods at the Port of San Diego, California

Current Parties: Norske Skog Paper Company and Norsk Pacific Steamship Company Limited

29. Long Beach Terminal Services Agreement dated March 1, 1995 for NPSCL to perform terminal services for inbound water-borne goods at the Port of Long Beach, California, Pier D, Berth D50, D52, D53 and D54

Current Parties: Norske Skog Paper Company and Norsk Pacific Steamship Company Limited

30. Contract of Affreightment dated January 3, 1981 between NPSCL and Crown Zellerbach Corporation, as assigned to Fletcher Challenge Paper Company for NPSCL to ship cargo from British Columbia to California, as amended by Thorseggen Amending Agreement dated March 30, 1983, Addendum to Contract of Affreightment dated August 14, 1989 and Second Amendment to Contract of Affreightment dated April 1, 1995

Current Parties: Norske Skog Paper Company and Norsk Pacific Steamship Company Limited

31. Full Service Agreement dated October 26, 1999 between 3538109 Canada Inc. ("3538109") and Fletcher Challenge Canada Pulp Operations Limited for 3538109 to provide maintenance services to the pulp mills

Current Parties: Norske Skog Canada Pulp Operations Limited and Allwin Technical Services Inc.

32. Licence Agreement dated October 26, 1999 among 3538109, Fletcher Challenge Canada Pulp Operations Limited and ASEA Brown Boweri Inc. for 3538109 to manage ASEA Brown Boweri Inc.'s proprietary assets

Current Parties: Norske Skog Canada Pulp Operations Limited and Allwin Technical Services Inc. and ASEA Brown Boweri Inc.

33. Maintenance Area Use Agreement (Crofton) dated October 26, 1999 between 3538109 and Norske Skog Canada Pulp Operations Limited for Norske Skog Canada Pulp Operations Limited to lease or licence certain portions of buildings within the Crofton pulp mill

Current Parties: Norske Skog Canada Pulp Operations Limited and Allwin Technical Services Inc.

34. Maintenance Area Use Agreement (Elk Falls) dated October 26, 1999 between 3538109 and Norske Skog Canada Pulp Operations Limited for Norske Skog Canada Pulp Operations Limited to lease or licence certain portions of buildings within the Elk Falls pulp mill

Current Parties: Norske Skog Canada Pulp Operations Limited and Allwin Technical Services Inc.

35. PCC Supply Agreement dated October 14,1997 between Specialty Minerals Inc. and Fletcher Challenge Canada Limited for the purchase of precipitated calcium carbonate for paper filling and coating applications

Current Parties: Specialty Minerals Inc. and Norske Skog Canada Limited

36. Chip Barge Transportation Contract dated May 31, 1979, between Crown Zellerbach Canada Limited, as assigned to Fletcher Challenge Canada Limited, and Norsk Pacific Steamship Company Limited ("NPSCL") to supply tugs and barges to provide transportation and to receive, carry and deliver wood chips, sawdust and hog fuel from mills in British Columbia to consuming pulp mills as requested by Crown, as amended by First Amendment to Chip Barge Transportation Contract dated May 31, 1994

Current Parties: Norske Skog Canada Limited and Norsk Pacific Steamship Company Limited

37. Switching and Delivery Agreement dated March 15, 2000 between Fletcher Challenge Canada Limited and Canadian Pacific Railway Company and Soo Line Railway Company (together, the "Railway") for the Railway to provide switching and delivery services to Norske Skog Canada Limited

Current Parties: Norske Skog Canada Limited and Canadian Pacific Railway Company and Soo Line Railway Company

38. Electricity Supply Agreement (Elk Falls) dated April 1, 2001 between British Columbia Hydro and Power Authority and Norske Skog Canada Limited for the supply of electricity to Norske Skog Canada Limited at point of delivery near Duncan Bay, B.C. from April 1, 2001 for a period of one year.

Current Parties: British Columbia Hydro and Power Authority and Norske Skog Canada Limited

39. Electricity Supply Agreement (Crofton) dated April 1, 2001 between British Columbia Hydro and Power Authority and Norske Skog Canada Limited for the supply of electricity to

Norske Skog Canada Limited at point of delivery at Crofton, B.C. from April 1, 2001 for a period of one year

Current Parties: British Columbia Hydro and Power Authority and Norske Skog Canada Limited

40. Share Purchase Agreement and related agreements amongst BPC Holdings Limited, Fletcher Challenge Canada Limited, Fletcher Challenge Limited and Fletcher Challenge Industries Canada Inc. dated September 29, 1997.

41. Share Purchase Agreement amongst Fletcher Challenge Industries Canada Inc., Fletcher Challenge Canada Limited, Fletcher Challenge Limited, Elk Falls Forest Industries Limited and Fletcher Challenge Limited dated June 27, 1997, amended January 1, 2001 by Amended Share Purchase Agreement amongst 3848051 Canada Inc., Norske Skog Canada Limited, Elk Falls Forest Industries Limited and Norske Skog Industrier ASA.



                              Pacifica Papers Inc.

PART A

Fibre Supply Material Contracts:

1. Chip and log supply agreement dated for reference the 8th day of June, 1998 between MacMillan Bloedel Limited (now Weyerhaeuser Company Limited) and MB Paper Limited (now Pacifica Papers Inc.)

Current Parties:  Weyerhaeuser Company Limited and Pacifica Papers Inc.

2. Hog fuel supply agreement made as of the 8th day of June, 1998 between MacMillan Bloedel Limited (now Weyerhaeuser Company Limited) and MB Paper Limited (now Pacifica Papers Inc.)

Current Parties:  Weyerhaeuser Company Limited and Pacifica Papers Inc.

3. Letter agreement dated August 24, 1999 between Pacifica Papers Inc. and Gates Construction Inc.

Current Parties:  Gates Construction Inc. and Pacifica Papers Inc.

4. Newstech Asset Purchase Agreement dated June 15, 1990 among Newstech Recycling Inc., MacMillan Bloedel Limited and Fletcher Challenge Canada Limited to provide for the rights of the parties in certain circumstances arising under the Deinked Pulp Sales Agreement.

Current Parties: Newstech Recycling Inc., MacMillan Bloedel Limited and Fletcher Challenge Canada Limited

5. Deinked Pulp Sales Agreement dated April 1, 1999 between Newstech Recycling Inc. and Pacifica Papers Inc. in which Newstech agrees to sell and deliver deinked newsprint pulp from the Newstech Mill.

Current Parties:  Newstech Recycling Inc. and Pacifica Papers Inc.

Non-Fibre Supply Material Contracts:

6. Transportation Service Agreement dated December 14, 1995 among Pacific Coast Energy Corporation (now Centra Gas B.C. Inc.) and MacMillan Bloedel Limited, Howe Sound Pulp and Paper Limited, Fletcher Challenge Canada Limited, Western Pulp Limited Partnership and Harmac Pacific Inc. to provide MacMillan Bloedel with transportation service in respect of gas.

Current Parties: Pacific Coast Energy Corporation (now Centra Gas B.C. Inc.) and MacMillan Bloedel Limited, Howe Sound Pulp and Paper Limited, Fletcher Challenge Canada Limited, Western Pulp Limited Partnership and Harmac Pacific Inc.

7. Transportation, Terminal and Warehouse Services Agreement dated December 22, 1997 between MB Paper Limited and Fraser River Terminal Inc. for the provision of transportation, terminal and warehouse services to MB Paper.

Current Parties:  MB Paper Limited and Fraser River Terminal Inc.

8. Transportation Services Contract dated October 23, 1997 between MB Paper Limited, Kingcome Navigation Company and Seaspan International Ltd. for Kingcome to provide a log barging, log towing and railcar barging and related transportation services to MB Paper.

Current Parties: MB Paper Limited, Kingcome Navigation Company and Seaspan International Ltd.

9. Interchange/Operating Agreement dated April 11, 2000 (date on letter attached to Agreement) among E&N Railway Company (1998) Ltd. and Alberni Specialities (Division of Pacifica Papers) and Alberni Pacific Railway for interchange on railway lines.

Current Parties: E&N Railway Company (1998) Ltd. and Alberni Specialities (Division of Pacifica Papers) and Alberni Pacific Railway

10. Barge Transportation Rate Agreement dated August 31, 2000 between Seaspan International Ltd. and Pacifica Papers Inc. confirming the towing rates between Powell River and various terminals on an "as required" basis.

Current Parties:  Seaspan International Ltd. and Pacifica Papers Inc.

11. Canadian Pacific Railway Confidential Contract (CPRS 129829) dated September 1, 1998 between Canadian Pacific Railway and Pacifica Papers Co. Ltd. Partnership for rail transportation service for shipments for Pacifica.

Current Parties: Canadian Pacific Railway and Pacifica Papers Co. Ltd.
Partnership

12. Confidential Contract CPRS 133433 dated July 15, 1999 between Canadian Pacific Railway and Pacifica Papers Co. Ltd. Partnership for rail transportation service.

Current Parties: Canadian Pacific Railway and Pacifica Papers Co. Ltd.
Partnership

13. Power Purchase Agreement between Pacifica Papers Inc. and Powell River Energy Inc. dated January 31, 2001.

Current Parties: Pacifica Papers Inc. and Powell River Energy Inc.

14. Shared Facilities Agreement between Pacifica Pacifica Papers Inc. and Powell River Energy Inc. dated January 30, 2001.

Current Parties: Pacifica Papers Inc. and Powell River Energy Inc.

PART B

Non-Fibre Supply Material Contracts:

15. Partnering Agreement dated September 1, 1995 between MacMillan Bloedel Limited and Anglo-American Clays Corporation for the supply of clay products to the Port Alberni and Powell River Mills.

Current Parties:  MacMillan Bloedel Limited and Anglo-American Clays Corporation

16. Electricity Supply Agreement dated June 1, 1998 between British Columbia Hydro and Power Authority and Pacific Papers Inc. for the supply of electricity to the Port Alberni Mill.

Current Parties: British Columbia Hydro and Power Authority and Pacific Papers Inc.

17. Electricity Supply Agreement dated June 1, 1998 between British Columbia Hydro and Power Authority and Pacifica Papers Inc. for the supply of electricity to the Powell River Mill.

Current Parties: British Columbia Hydro and Power Authority and Pacifica Papers Inc.

18. Guaranty dated January 18, 2001 between Pacifica Papers Inc. and Enron North America Corp. in the amount of $20 million in favour of Pacifica.

Current Parties:  Pacifica Papers Inc. and Enron North America Corp.

                                   SCHEDULE H

                            OTHER SECURED OBLIGATIONS

                         [SEE REFERENCE IN SECTION 6.2]


US Dollar to Canadian Dollar foreign exchange contracts between Norske Skog Canada Sales Inc. and RBC existing as of the date of this Agreement in an aggregate notional amount of US $155,000,000.

US Dollar to Japanese yen foreign exchange contracts between Norske Skog Canada Sales Inc. and RBC existing as of the date of this Agreement in an aggregate notional amount of 143,000,000 Japanese yen.

US Dollar collar option agreements between Norske Skog Canada Sales Inc. and RBC existing as of the date of this Agreement in an aggregate notional amount of US $45,000,000.

US Dollar to Canadian Dollar foreign exchange contracts between Norske Skog Canada Sales Inc. and TD existing as of the date of this Agreement in an aggregate notional amount of US $40,000,000.

US Dollar collar option agreements between Norske Skog Canada Limited and The Bank of Nova Scotia existing as of the date of this Agreement in an aggregate notional amount of US $12,000,000.

US Dollar to Canadian Dollar foreign exchange contracts between Norske Skog Canada Sales Inc. and The Bank of Nova Scotia existing as of the date of this Agreement in an aggregate notional amount of US $30,000,000.

                                   SCHEDULE I

            LIMITATIONS ON CERTAIN SUBSIDIARIES OF RESTRICTED PARTIES

                   [SEE REFERENCES IN SECTIONS 6.1, 10.2.6(c)]


None of 3264904 Canada Limited, Catalyst Paper Corporation (a British Columbia company), Catalyst Paper Corporation (a CANADA BUSINESS CORPORATIONS ACT company), Echelon Paper Corporation (a British Columbia company), Echelon Paper Corporation (a CANADA BUSINESS CORPORATIONS ACT company), 566816 B.C. Ltd., 1203819 Ontario Limited, Mackenzie Forest Products Limited, Crofton Pulp & Paper Limited, Fletcher Resources Limited, 468327 B.C. Ltd., 1076899 Holdings Ltd., British Columbia Forest Products Limited, FCC Holdings (Philippines) Inc., NSC Holdings (Barbados) Limited , NSC Fibre Inc., BPC Holdings Ltd. and Arizona Newsprint Corporation shall at any time carry on any business or have any material Property unless it first becomes a Restricted Party in accordance with this Agreement.

                                   SCHEDULE J

                      LITIGATION AND ENVIRONMENTAL MATTERS

                 [SEE REFERENCES IN SECTIONS 9.1.3(a), 9.1.6(a)]


A.       LITIGATION

       PLAINTIFF              DEFENDANT                   NATURE                      STATUS
1.     US Department          Norske Skog                 Request for                 A subpoena has been
       of Justice             Canada Limited              assistance with             served on Norske
       AntiTrust                                          alleged anti-               Skog  demanding
       Investigation                                      competitive practice        further
                                                          in the newsprint            documentation.
                                                          industry                    Company believes
                                                                                      investigation is
                                                                                      complete. No
                                                                                      correspondence
                                                                                      since June 2000.

2.     Avenor Inc.            Norske Skog                 Claim for                   Unknown.
                              Canada Limited              contribution or
                                                          indemnity in respect
                                                          of any judgment
                                                          International Forest
                                                          Products Limited
                                                          may obtain against
                                                          Avenor Inc. in
                                                          respect of
                                                          contaminants and
                                                          other hazardous or
                                                          toxic substances

3.     International          Crown Forest                Contamination of            Writ of Summons
       Forest Products        Industries Limited,         Crown Forest                issued and
       Limited                Fletcher Challenge          Industries Limited          Appearance entered.
                              Canada Limited,             former Fraser Mill          International Forest
                              Elk Falls Forest            site                        Products Limited
                              Industries Limited                                      has agreed to
                              and Elk Falls Pulp                                      discontinue its
                              and Paper Limited                                       action against Elk
                                                                                      Falls Forest
                                                                                      Industries Limited.

B.       GRIEVANCES

None which meet the materiality threshold.

C.       WASTE DISPOSAL AND LANDFILL

1. Refuse Permit: PR-00506 for Sec 2 & 3; Rge 10 & 11 Chemainus Industrial Waste (Asbestos, Lime Mud, Black Liquor, Oxidation Tank Cleanings, Electrostatic Precipitator Catch Dregs) Crofton P&P FCCL

2. Refuse Permit: PR-00507 Modified Sanitary Landfill within Millsite Sec 5 & 6; PCL D 08-928 (Newsprint Wrapper, Newsprint Paper Cores, Wood Plugs, Cinders, Flyash etc.) Crofton P&P FCCL *Cancelled 9 May 96*

3. Refuse Permit: PR-01602 Industrial Refuse to Landfill DL 2 & 26 (No Original Permit & not all Amendments on File) Elk Falls P&P EFFIL

4. Refuse Permit: PR-06712 Landfill at Swallowfield Farm from Pulp/Paper Mill Complex (Permit in Joint Name of FCCL/Denis & Joan St. Denis) Crofton P&P FCCL **Abandoned Effective 16 Sep/96 Subject to MOE Monitoring Requirements**

5. Refuse Permit: PR-07399 11 Hectare Landfill Secs 3 & 4 Rge 9 Chemainus Filter Plant Crofton P&P FCCL

                                   SCHEDULE K

                              INTELLECTUAL PROPERTY


                       [SEE REFERENCE IN SECTION 9.1.5(d)]

                            TRADE-MARK REGISTRATIONS

                           NORSKE SKOG CANADA LIMITED


-----------------------------------------------------------------------------------------------------------------------------------
            MARK                 APP.           APP. NO.             WARES/SERVICES                        STATUS
                                 DATE
-----------------------------------------------------------------------------------------------------------------------------------
                                                  CANADIAN TRADE-MARKS
-----------------------------------------------------------------------------------------------------------------------------------

EXPRESS                      Reg. Date:        Reg. No.:             paper                             o Registered
                             April 12,         TMDA 04923
                             1894                                                                      o Expires April 12, 2004
                             (by E.B.
                             Eddy)
-----------------------------------------------------------------------------------------------------------------------------------
EXPRESS                      Reg. Date:        Reg. No.:             paper used for commercial         o Registered
                             May 7,            TMA511,604            printing
                             1999                                                                      o Expires May 7, 2014
                                                                     the custom  development and
                                                                     manufacture of commercial
                                                                     printing paper for others, and
                                                                     advising others on the
                                                                     selection and utilization of
                                                                     commercial printing paper
-----------------------------------------------------------------------------------------------------------------------------------
ADVANCE                      Reg. Date:        Reg. No.:             paper used for commercial         o Registered
                             April 26,         TMA456,870            printing
                             1996                                                                      o Expires April 26, 2011
                                                                     the custom development and
                                                                     manufacture of commercial
                                                                     printing paper for others, and
                                                                     advising others on the
                                                                     selection and utilization of
                                                                     commercial printing paper
-----------------------------------------------------------------------------------------------------------------------------------
MARATHON                     October 19,       795,321               newsprint                         o Pursuant to agreement,
                             1995                                                                        mark transferred to Fort
                                                                     technical consulting services       James Operating Company
                                                                     in the field of newsprint           on November 17, 1999
-----------------------------------------------------------------------------------------------------------------------------------


-----------------------------------------------------------------------------------------------------------------------------------
            MARK                 APP.           APP. NO.             WARES/SERVICES                        STATUS
                                 DATE
-----------------------------------------------------------------------------------------------------------------------------------
MARATHON                     April 16,         1,012,300             consulting services in the        o Response to Office Action
                             1999                                    field of printing and the use       filed September 15, 2000
                                                                     of newsprint in printing;

                                                                     technical consultation
                                                                     services to operators of
                                                                     commercial newsprint printing
                                                                     presses, namely, to minimize
                                                                     press downtime, minimize
                                                                     newsprint waste, and maximize
                                                                     the speed of printing press
                                                                     operations.
-----------------------------------------------------------------------------------------------------------------------------------
TRIAX                        Reg. Date:        Reg. No.:             pulp                              o Registered
                             Aug. 21,          TMA481,248
                             1997                                                                      o Expires August 21, 2012
-----------------------------------------------------------------------------------------------------------------------------------
Tri-Delta Design             Reg. Date:        Reg. No.:             pulp                              o Registered
                             Aug. 14,          TMA480,569
                             1997                                                                      o Expires August 14, 2012
-----------------------------------------------------------------------------------------------------------------------------------
CATALYST                     Reg. Date:        Reg. No.:             paper for printing                o Registered
                             Dec. 9,           TMA436,998            directories
                             1994                                                                      o Expires Dec. 9, 2009
-----------------------------------------------------------------------------------------------------------------------------------
CATALYST & design            Reg. Date:        Reg. No.:             paper for printing                o Registered
                             Nov. 24,          TMA450,829            directories
                             1995                                                                      o Expires Nov. 24, 2010
                                                                     consulting services in the
                                                                     field of directory paper
-----------------------------------------------------------------------------------------------------------------------------------
PROTOCOL V.S.O.P.            Reg. Date:        Reg. No.:             wood pulp                         o Registered
                             Oct. 13,          TMA448,912
                             1995                                    the operation of a business       o Expires October 13, 2010
                                                                     selling, transporting and
                                                                     exporting wood pulp to others
-----------------------------------------------------------------------------------------------------------------------------------
CIRCLE & ARROW               Reg. Date:        Reg. No.:             rough, dressed or otherwise       o Registered
design                       June 4,           TMA140,658            processed lumber, plywood,
                             1965                                    shingles, paper pulp and          o Expires June 4, 2010
                                                                     newsprint
-----------------------------------------------------------------------------------------------------------------------------------


-----------------------------------------------------------------------------------------------------------------------------------
            MARK                 APP.           APP. NO.             WARES/SERVICES                        STATUS
                                 DATE
-----------------------------------------------------------------------------------------------------------------------------------
Curved Sheets Design         Reg. Date:        Reg. No.:             container board                   o Registered
                             December          TMA452,217
                             22, 1995                                technical consulting services     o Expires December 22, 2010
                                                                     in the field of container
                                                                     board packaging
-----------------------------------------------------------------------------------------------------------------------------------
BRONZELINER                  Reg. Date:        Reg. No.:             container board                   o Registered
                             Jan. 5, 1996      TMA452,760
                                                                                                       o Expires 5 January 2011
-----------------------------------------------------------------------------------------------------------------------------------
CHROMIUMLINER                Reg. Date:        Reg. No.:             container board                   o Registered
                             Feb. 2, 1996      TMA453,483
                                                                                                       o Expires 2 February 2011
-----------------------------------------------------------------------------------------------------------------------------------
PLATINUMLINER                App Date:         App. No.:             container board                   o Filing Receipt issued
                             April 2,          1,098,182                                                 April 20, 2001
                             2001                                    technical consulting services
                                                                     in the field of container
                                                                     board packaging
-----------------------------------------------------------------------------------------------------------------------------------
SILVERLINER                  Reg. Date:        Reg. No.:             container board                   o Registered
                             Jan. 23,          TMA469,588
                             1997                                    technical consulting services     o Expires Jan. 23, 2012
                                                                     in the field of container
                                                                     board packaging
-----------------------------------------------------------------------------------------------------------------------------------
TITANIUMLINER                Reg. Date:        Reg. No.:             container board                   o Registered
                             Feb. 2, 1996      TMA453,484
                                                                                                       o Expires February 2, 2011
-----------------------------------------------------------------------------------------------------------------------------------
MILLENNIA                    January 27,       867,651               Newsprint                         o Application abandoned per
                             1998                                                                        instructions of Marcia
                                                                     Technical and consulting            Mohs
                                                                     services in the field of
                                                                     newsprint and the use and
                                                                     handling of newsprint in
                                                                     printing operations
-----------------------------------------------------------------------------------------------------------------------------------


-----------------------------------------------------------------------------------------------------------------------------------
            MARK                 APP.           APP. NO.             WARES/SERVICES                        STATUS
                                 DATE
-----------------------------------------------------------------------------------------------------------------------------------
FC & Design                  Reg.              Reg. No.:             lumber, plywood, veneer,          o Davis & Company entered
                             Aug. 17,          TMA372,004            wood chips, particle board,         as representative for
                             1990                                    wafer board, hog fuel, bark         service January 17, 2001
                                                                     mulch; pulp, newsprint,
                                                                     kraft paper, newsprint sheets     o Registration expires
                                                                     ... packaging equipment             August 17, 2005

                                                                     marine towing services,
                                                                     logging services, road
                                                                     maintenance services...
-----------------------------------------------------------------------------------------------------------------------------------
MARATHON &                   February 2,       1,003,936             Newsprint                         o Response to Office Action
Design                       1999                                                                        filed February 8, 2000
                                                                     Technical and consulting
                                                                     services in the field of
                                                                     newsprint
-----------------------------------------------------------------------------------------------------------------------------------
Stylized M Design            March 13,         TMA524,745            Newsprint                         o Registered
                             2000
                                                                     Technical and consulting          o Expires:  March 13, 2015
                                                                     services in the field of
                                                                     newsprint
-----------------------------------------------------------------------------------------------------------------------------------
MILLENNIA                    Sept. 10,         1,028,562             Paper, paper used for             o Abandoned December 11,
                             1999                                    commercial printing, paper          2000, per instructions of
                                                                     for printing directories,           Marcia Mohs
                                                                     newsprint printing paper,
                                                                     cardboard, gummed paper,
                                                                     lightweight coated papers,
                                                                     paper bags, kraft paper,
                                                                     wrapping paper, waxed
                                                                     paper, paper napkins, paper
                                                                     freezer wrap, and stationery;
                                                                     pulp; and container board
-----------------------------------------------------------------------------------------------------------------------------------
FORTIS                       Sept. 10,         1,028,561
                             1999
-----------------------------------------------------------------------------------------------------------------------------------
QUALIS                       Sept. 10,         1,028,558
                             1999
-----------------------------------------------------------------------------------------------------------------------------------
ACCELENT                     Sept. 10,         1,028,556
                             1999
-----------------------------------------------------------------------------------------------------------------------------------
APTIS                        Sept. 10,         1,028,554
                             1999
-----------------------------------------------------------------------------------------------------------------------------------
CENOVA                       Sept. 10,         1,028,553
                             1999
-----------------------------------------------------------------------------------------------------------------------------------
CRESSET                      Sept. 15,         1,029,016             advising others on the
                             1999                                    selection and utilization of
                                                                     commercial printing paper;
-----------------------------------------------------------------------------------------------------------------------------------


----------------------------------------------------------------------------------------------------------------------------------
            MARK                 APP.           APP. NO.             WARES/SERVICES                        STATUS
                                 DATE
-----------------------------------------------------------------------------------------------------------------------------------
INTERLIANT                   Sept. 15,         1,029,015             technical and consulting
                             1999                                    services in the field of printing
                                                                     and the use of newsprint in
                                                                     printing; technical
                                                                     consultation services to
                                                                     operators of commercial
                                                                     newsprint printing
                                                                     presses, namely to minimize
                                                                     newsprint waste, and maximize
                                                                     the speed of printing press
                                                                     operations; technical
                                                                     consulting services in the field
                                                                     of container board packaging;
                                                                     and the operation of a
                                                                     business selling, transporting,
                                                                     and exporting wood pulp
                                                                     to others.
-----------------------------------------------------------------------------------------------------------------------------------

                                                       U.S. TRADE-MARKS
-----------------------------------------------------------------------------------------------------------------------------------
EXPRESS                      Nov. 28,          75/024863             Class 16:  paper used for         o registration pending
                             1995                                    commercial printing

                                                                     Class 42:  the custom
                                                                     development and
                                                                     manufacture of commercial
                                                                     printing paper for others,
                                                                     and advising others on the
                                                                     selection and utilization
                                                                     of commercial printing
                                                                     paper.
-----------------------------------------------------------------------------------------------------------------------------------


-----------------------------------------------------------------------------------------------------------------------------------
            MARK                 APP.           APP. NO.             WARES/SERVICES                        STATUS
                                 DATE
-----------------------------------------------------------------------------------------------------------------------------------
ADVANCE                      Reg. Date:        Reg. No.:             Class 16:  paper for              o Registered
                             Dec. 17,          2,023,388             commercial printing
                             1996                                                                      o Affidavit of Use to be
                                                                     Class 42:  consulting               filed between Dec. 17,
                                                                     services, namely, custom            2001 and Dec. 17, 2002
                                                                     developing and
                                                                     manufacturing of                  o Expires Dec. 17, 2006
                                                                     commercial printing paper
                                                                     for others, and advising
                                                                     others on the selection and
                                                                     utilization of commercial
                                                                     printing paper
-----------------------------------------------------------------------------------------------------------------------------------
MARATHON                     Reg. Date:        2,300,259             Class 42:  technical              o Registered
                             Dec. 14,                                consulting services relating
                             1999                                    to printing and the handling      o Affidavit of Use to be
                                                                     and distribution of printed         filed between Dec. 14,
                                                                     material                            2004 and Dec. 14, 2005
-----------------------------------------------------------------------------------------------------------------------------------
TRIAX                        Reg. Date:        Reg. No.:             Class 1:  pulp                    o Registered
                             June 9,           2,163,229
                             1998
                             ------------------------------------------------------------------------------------------------------
                             Reg. Date:        Reg. No.:             Class 42:  Technical              o Registered
                             June 9,           2,163,231             consulting services in the
                             1998                                    field of pulp
-----------------------------------------------------------------------------------------------------------------------------------
Tri-Delta design             Reg. Date:        Reg. No.:             Class 1:  pulp                    o Registered
                             June 9,           2,163,230
                             1998
-----------------------------------------------------------------------------------------------------------------------------------
CATALYST                     Reg. Date:        Reg. No.:             Class 16:  paper for printing     o Registered
                             Sept. 12,         1,918,830             directories
                             1995                                                                      o Affidavit of Use to be
                                                                                                         filed between Sept. 12,
                                                                                                         2000 and Sept. 12, 2001

                                                                                                       o Expires Sept. 12, 2005
-----------------------------------------------------------------------------------------------------------------------------------


-----------------------------------------------------------------------------------------------------------------------------------
            MARK                 APP.           APP. NO.             WARES/SERVICES                        STATUS
                                 DATE
-----------------------------------------------------------------------------------------------------------------------------------
CATALYST & design            Reg. Date:        Reg. No.:             Class 16:  paper for printing     o Registered
                             April 8,          2,050,179             directories
                             1997                                                                      o Affidavit of Use to be
                                                                     Class 42:  consulting               filed between April 8,
                                                                     services in the field of            2002 and April 8, 2003
                                                                     directory paper
                                                                                                       o Expires April 8, 2007
-----------------------------------------------------------------------------------------------------------------------------------
PLATINUMLINER                App. Date:        App. No.:             container board                   o PENDING

                                                                     technical consulting services
                                                                     in the field of container
                                                                     board packaging
-----------------------------------------------------------------------------------------------------------------------------------
BRONZELINER                  Reg. Date:        Reg. No.:             Class 16:  container board        o Registered
                             June 25,          1,983,053
                             1996                                                                      o Affidavit of Use to be
                                                                                                         filed between June 25,
                                                                                                         2001 and June 25, 2002

                                                                                                       o Expires June 25, 2006
-----------------------------------------------------------------------------------------------------------------------------------
CHROMIUMLIUM                 Reg. Date:        Reg. No.:             Class 16:  container board        o Registered
                             June 25,          1,983,054
                             1996                                                                      o Affidavit of Use to be
                                                                                                         filed between June 25,
                                                                                                         2001 and June 25, 2002

                                                                                                       o Expires June 25, 2006
-----------------------------------------------------------------------------------------------------------------------------------
TITANIUMLINER                Reg. Date:        Reg. No.:             Class 16:  container board        o Registered
                             May 21,           1,975,423
                             1996                                                                      o Affidavit of Use to be
                                                                                                         filed between May 21, 2001
                                                                                                         and May 21, 2002

                                                                                                       o Expires May 21, 2006
-----------------------------------------------------------------------------------------------------------------------------------


-----------------------------------------------------------------------------------------------------------------------------------
            MARK                 APP.           APP. NO.             WARES/SERVICES                        STATUS
                                 DATE
-----------------------------------------------------------------------------------------------------------------------------------
Curved Sheets Design         Reg. Date:        Reg. No.:             Class 16:  container board        o Registered
                             July 9, 1996      1,986,280
                                                                     Class 42:  technical              o Affidavit of Use to be
                                                                     consulting services in the          filed between July 9, 2001
                                                                     field of container board            and July 9, 2002
                                                                     packaging
                                                                                                       o Expires July 9, 2006
-----------------------------------------------------------------------------------------------------------------------------------
SILVERLINER                  Reg. Date:        Reg. No.:             Class 16:  container board        o Registered (related
                             June 17,          2,071,194                                                 application in Class 42
                             1997                                                                        abandoned)

                                                                                                       o Affidavit of Use to be
                                                                                                         filed between June 17,
                                                                                                         2002 and June 17, 2003

                                                                                                       o Expires June 17, 2007
-----------------------------------------------------------------------------------------------------------------------------------
FC & design                  Reg. Date:        Reg. No.:             Class 16:  Newsprint paper,       o Registered
                             Nov. 12,          1,664,078             vapour barrier plastic,
                             1991                                    plastic bags for packaging,
                                                                     plastic film for wrapping,
                                                                     paper bags, kraft paper,
                                                                     wrapping paper, waxed
                                                                     paper, paper napkins,
                                                                     plastic and paper
                                                                     freezer wrap, and
                                                                     corrugated cardboard
                                                                     containers

                                                                     Class 19:  plywood, veneer,
                                                                     lumber
                             ------------------------------------------------------------------------------------------------------
                             Reg. Date:        Reg. No.:             Class 1:  wood pulp as a raw      o Registered
                             Nov. 26,          1,665,579             material
                             1991
-----------------------------------------------------------------------------------------------------------------------------------


-----------------------------------------------------------------------------------------------------------------------------------
            MARK                 APP.           APP. NO.             WARES/SERVICES                        STATUS
                                 DATE
-----------------------------------------------------------------------------------------------------------------------------------
MILLENNIA                    February 3,       75/428,000            Class 16:  newsprint              o Application abandoned per
                             1998                                                                        instructions of Marcia
                                                                     Class 42:  technical and            Mohs
                                                                     consulting services in the
                                                                     field of newsprint and the
                                                                     use and handling of
                                                                     newsprint in printing
                                                                     operations
-----------------------------------------------------------------------------------------------------------------------------------
Stylized M Design            February          Reg. No.:             Class 16:  newsprint              o Registered - Affidavit of
                             23, 1999          2,338,090                                                 Use to be filed between
                             April 4,                                                                    April 4, 2005 and April 4,
                             2000                                                                        2006
                                               ------------------------------------------------------------------------------------
                                               Reg. No.:             Class 42:  technical and          o Registered - Affidavit of
                                               2,343,324             consulting services in the          Use to be filed between
                                                                     field of newsprint                  April 18, 2005 and
                                                                                                         April 18, 2006
-----------------------------------------------------------------------------------------------------------------------------------
MARATHON &                   February          75/650,324            Class 42:  technical and          o Allowed - application
Design                       26, 1999                                consulting services in the          suspended pending
                                                                     field of newsprint                  issuance of Canadian
                                                                                                         registration
-----------------------------------------------------------------------------------------------------------------------------------

                                                       JAPANESE TRADE-MARKS
-----------------------------------------------------------------------------------------------------------------------------------
FC & design                  n/a               Reg. No.:             Class 09                          o Davis & Company entered
                                               2,434,235                                                 as representative for
                                               ------------------------------------------------------    service with Japanese
                                               Reg. No.:             Class 25                            Agents
                                               2440179
                                               ------------------------------------------------------
                                               Reg. No.:             Class 34
                                               2475146
                                               ------------------------------------------------------
                                               Reg. No.:             Class 18
                                               2428094
                                               ------------------------------------------------------
                                               Reg. No.:             Class 07
                                               2448312
----------------------------------------------------------------------------------------------------------------------------------

                                                        U.K. TRADE-MARKS
-----------------------------------------------------------------------------------------------------------------------------------


-----------------------------------------------------------------------------------------------------------------------------------
            MARK                 APP.           APP. NO.             WARES/SERVICES                        STATUS
                                 DATE
-----------------------------------------------------------------------------------------------------------------------------------
lion head design             Reg. Date:        Reg. No.:             Class 1:  pulp                    o Renewed
(FC & design)                August 12,        1373502
                             1988                                                                      o Expires August 12, 2005
                                               ------------------------------------------------------------------------------------
                                               Reg. No.:             Class 16:  newsprint, plastic     o Renewed
                                               1373504               bags, plastic wrap, kraft
                                                                     paper, wrapping paper,            o Expires August 12, 2005
                                                                     waxed paper, paper napkins,
                                                                     freezer wrap, corrugated
                                                                     cardboard containers,
                                                                     packing tissue, paper towels,
                                                                     gummed paper tapes, toilet
                                                                     tissue
                                               ------------------------------------------------------------------------------------
                                               Reg. No.:             Class 19:  plywood, veneer,       o Renewed
                                               1373505               lumber, particle board,
                                                                     wafer board                       o Expires August 12, 2005
-----------------------------------------------------------------------------------------------------------------------------------

                                                      SINGAPOREAN TRADE-MARKS
-----------------------------------------------------------------------------------------------------------------------------------
FC & design                  Feb. 24,          1569/94               Class 1:  pulp (wood)             o Registered as of filing
                             1994                                                                        date

                                                                                                       o Expires Feb. 24, 2004
                             ------------------------------------------------------------------------------------------------------
                             Feb. 24,          1570/94               Class 16:  paper                  o Registered as of filing
                             1994                                                                        date

                                                                                                       o Expires Feb. 24, 2004
-----------------------------------------------------------------------------------------------------------------------------------

                                                     SOUTH KOREAN TRADE-MARKS
-----------------------------------------------------------------------------------------------------------------------------------
FC & design                  Reg. Date:        Reg. No.:             Class 24:  ground wood            o Registered
                             June 8,           315038                pulps, chemical pulps,
                             1995                                    refiner-ground pulps;             o Expires June 8, 2005
                                                                     phermo-mechanical
                                                                     pulps, sulforous
                                                                     acid pulps,kraft
                                                                     pulps, isserving
                                                                     pulps, synthetic
                                                                     pulps, bast pulps
                                                                     (sic)
-----------------------------------------------------------------------------------------------------------------------------------


-----------------------------------------------------------------------------------------------------------------------------------
            MARK                 APP.           APP. NO.             WARES/SERVICES                        STATUS
                                 DATE
-----------------------------------------------------------------------------------------------------------------------------------
                             Reg. Date:        Reg. No.:             Class 21:  newsprint papers,      o Registered
                             March 19,         335,485               printing papers, kraft paper,
                             1996                                    wrapping papers, coated           o Expires March 19, 2006
                                                                     papers, waxed papers, wet
                                                                     towel of paper, napkin
                                                                     papers, toilet waters, test
                                                                     papers (sic)
-----------------------------------------------------------------------------------------------------------------------------------

                                                       TAIWANESE TRADE-MARKS
-----------------------------------------------------------------------------------------------------------------------------------
FC & design                  Reg. Date:        Reg. No.:             Class 48:  paper                  o Registered
                             April 16,         677903
                             1995                                                                      o Expires April 15, 2005
                             ------------------------------------------------------------------------------------------------------
                             Reg. Date:        Reg. No.:             Class 61:  pulp                   o Registered
                             Nov. 16,          661,697
                             1994                                                                      o Expires Nov. 15, 2004
-----------------------------------------------------------------------------------------------------------------------------------

                                                        MEXICAN TRADE-MARKS
-----------------------------------------------------------------------------------------------------------------------------------
PLATINUMLINER                App. Date:        App. No.:             Class 16:  container board        o examination pending
                             April 30,         483,023
                             2001                                                                      o certified copy of Canadian
                                                                                                         application due July 15,
                                                                                                         2001
                             ------------------------------------------------------------------------------------------------------
                             App. Date:        App. No.:             Class 35:  technical              o examination pending
                             April 30,         483,024               consulting services in the
                             2001                                    field of container board          o certified copy of Canadian
                                                                                                         application due July 15,
                                                                                                         2001

-----------------------------------------------------------------------------------------------------------------------------------

                                                      HONG KONG TRADE-MARKS
-----------------------------------------------------------------------------------------------------------------------------------
FC & design                  Reg. Date:        432/96                Class 1:  pulp                    o Registration expires
                             Feb. 24,                                                                    February 24, 2015
                             1994
-----------------------------------------------------------------------------------------------------------------------------------


-----------------------------------------------------------------------------------------------------------------------------------
            MARK                 APP.           APP. NO.             WARES/SERVICES                        STATUS
                                 DATE
-----------------------------------------------------------------------------------------------------------------------------------
                                               431/96                Class 16:  paper, newsprint,
                                                                     kraft paper, newsprint sheets,
                                                                     coated papers, paper napkins,
                                                                     freezer wrap, packing tissue,
                                                                     paper bags, paper towels,
                                                                     waxed specialty papers,
                                                                     gummed tapes, toilet tissue,
                                                                     corrugated papers
-----------------------------------------------------------------------------------------------------------------------------------

                                                      CHINESE TRADE-MARKS
-----------------------------------------------------------------------------------------------------------------------------------
FC & design                  Reg. Date:        Reg. No.:             Class 1:  paper pulp              o Registered
                             21 Oct.           784,240
                             1995                                                                      o Expires October 20, 2005
                                               ------------------------------------------------------------------------------------
                                               Reg. No.:             Class 16:  paper                  o Registered
                                               801,322
                                                                                                       o Expires December 21, 2005
-----------------------------------------------------------------------------------------------------------------------------------



                             COPYRIGHT REGISTRATIONS

                            NORSKE SKOG CANADA LIMITED



-----------------------------------------------------------------------------------------------------------------------------------
                                                CANADIAN COPYRIGHT REGISTRATIONS
-----------------------------------------------------------------------------------------------------------------------------------
       TITLE OF WORK             NATURE           AUTHORS           REG.           REG. NO.                    STATUS
                                OF WORK                             DATE
-----------------------------------------------------------------------------------------------------------------------------------
CATALYST design              Artistic       Paul Joseph          June        444423               Copyright Registered
                                            Belserene            30/95
                                            Donald Robert        ------------------------------------------------------------------
                                            Chisholm             June        45666                Assignment to FCCL
                                            Peter Mason          30/95                            Registered
                                            Woods
-----------------------------------------------------------------------------------------------------------------------------------


-----------------------------------------------------------------------------------------------------------------------------------
       TITLE OF WORK             NATURE           AUTHORS           REG.           REG. NO.                    STATUS
                                OF WORK                             DATE
-----------------------------------------------------------------------------------------------------------------------------------
Curved Sheets Design         Artistic       Paul Joseph          July        444890               Registered
                                            Belserene            21/95
                                            Donald Robert        ------------------------------------------------------------------
                                            Chisholm             July        45696                Assignment to FCCL
                                            Peter Mason          21/95                            Registered
                                            Woods
-----------------------------------------------------------------------------------------------------------------------------------

                             TRADE-MARK REGISTRATIONS

                         FLETCHER CHALLENGE CANADA LIMITED

                               TRADE-MARK:  CATALYST


           THIS SERIES OF MARKS WAS FOR CATALYST/ECHELON - PROJECT ZEN

--------------------------------------------------------------------------------------------------------
  JURISDICTION           APP. DATE            APP. NO.                             STATUS
--------------------------------------------------------------------------------------------------------
Canada              Sept. 10, 1999      1,028,555            o Advertised January 31, 2001
--------------------------------------------------------------------------------------------------------
Japan               March 10,           023572/2000          o Application filed - examination pending
                    2000
                    Priority Date:
                    September 10,
                    1999
--------------------------------------------------------------------------------------------------------
Brazil              March 10,           822528363            o Advertised for Opposition Purposes on
                    2000                (Class 42)             July 24, 2000 - final approval not
                    Priority Date:      ---------------        expected until Summer 2002
                    September 10,       822528380
                    1999                (Class 16)
--------------------------------------------------------------------------------------------------------
Philippines         March 8, 2000       4-2000-0001769       o Application filed - examination pending
                    Priority Date:
                    September 10,
                    1999
--------------------------------------------------------------------------------------------------------
Europe              March 10,           0015478080           o Approved for publication
                    2000
                    Priority Date:
                    September 10,
                    1999
--------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------
  JURISDICTION           APP. DATE            APP. NO.                             STATUS
--------------------------------------------------------------------------------------------------------
Hong Kong           March 7, 2000       2000/4658             o Registrations expire September 9, 2006
                    Priority Date:      (Class 16)
                    September 10,       Reg. 37/2001          o Certificates of Registration Received
                    1999                ----------------
                                        2000/4659
                                        (Class 42)
                                        Reg. 38/2001
--------------------------------------------------------------------------------------------------------
China               March 7, 2000       2000025488            o Approved for registration (preliminary)
                    Priority Date:      (Class 16)              Opposition period ends July 7, 2001
                    September 10,       ----------------
                    1999                2000025489
                                        (Class 42)
--------------------------------------------------------------------------------------------------------
Malaysia            March 9, 2000       2000-02696            o Filing Receipt issued March 9, 2000 -
                    Priority Date:      (Class 16)              examination pending (approx. 2-3
                    September 10,       ----------------        years)
                    1999                2000-02695
                                        (Class 42)
--------------------------------------------------------------------------------------------------------
New Zealand         March 8, 2000       609778 (Class         o Advertised March 30, 2001.
                    Priority Date:      16)                     Registration should issue by September
                    September 10,       ----------------        2001
                    1999                609779 (Class
                                        35)
--------------------------------------------------------------------------------------------------------
Australia           March 2, 2000       not yet available     o Agent instructed on response to 2nd
                    Priority Date:                              Office Action April 3, 2001
                    September 10,
                    1999
--------------------------------------------------------------------------------------------------------
Singapore           March 7, 2000       T00/04213A            o Examination complete - advertised on
                    Priority Date:      (Class 16)              December 5, 2000
                    September 10,                               - registration should issue in August
                    1999                                          2001
                                        ----------------------------------------------------------------
                                        T00/04214Z            o Registered. Expires September 10,
                                        (Class 42)               2009
--------------------------------------------------------------------------------------------------------
Netherlands         Registered          Reg. No.:             o Registered. Expires March 9, 2010
Antilles            March 9, 2000       22178
                    Priority Date:
                    September 10,
                    1999
--------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------
  JURISDICTION           APP. DATE            APP. NO.                             STATUS
--------------------------------------------------------------------------------------------------------
Chile               March 10,           478,588 (Class        o Application Approved - registration
                    2000                16)                     pending
                    Priority Date:      ----------------
                    September 10,       478,586 (Class        o Status inquiry made January 15, 2001
                    1999                42)
--------------------------------------------------------------------------------------------------------
Barbados            March 10,           P7675 (Class          o advertisement pending
                    2000                16)
                    Priority Date:      ----------------      o Status inquiry made January 15, 2001
                    September 10,       P7679 (Class
                    1999                42)
--------------------------------------------------------------------------------------------------------
Br. Virgin          May 2, 2000         Reg. 3496             o Registered June 13, 2000
Islands             Registered:
                    June 13, 2000                             o Registration expires June 13, 2014
--------------------------------------------------------------------------------------------------------
United States       March 8, 2000       not yet available     o Response to ,OA filed January 3, 2001
                    Priority Date:
                    September 10,
                    1999
--------------------------------------------------------------------------------------------------------
Mexico              March 7, 2000       414,322 (Class        o Registered (expires March 7, 2010)
                    Priority Date:      16)
                    September 10,       Reg. 676,740          o Affidavit of Use due October 31, 2003
                    1999                ----------------
                                        414,324 (Class
                                        35)
--------------------------------------------------------------------------------------------------------

                                   SCHEDULE L

                                  EXISTING L/CS


                          [SEE REFERENCE IN SECTION 2.8]



BENEFICIARY                         REFERENCE       ISSUE DATE        EXPIRY             AMOUNT
                                    NUMBER                            DATE

The Canada Trust Co. (re            21522           27 Nov. '91       31 Mar. '02        $27,399,000.00
executive pension)

Foothill Capital                    97417           12 Aug. '98       11 Aug. '01        US$1,500,000.00
Corporation  California
(re Summit Timber fibre
supply contract)

Registrar Supreme Court             115993          15 May '01        14 May '02         $91,300.11
of BC (re Crofton lien
dispute)

Her Majesty the Queen in            24914           13 Apr. '92       12 Apr. '02        $100,000.00
Right of the Province of
BC (Minister of Lands &
Parks) (re waterlot leases)

Wells Fargo Bank                    117340          14 Aug. '01       30 Sept. '01       US$1,692,027
Minnesota, National
Association (re bond yield
spread)

                                 TABLE OF CONTENTS


ARTICLE I - INTERPRETATION

         1.1      Defined Terms..................................................................................2

ARTICLE II - OPERATING CREDIT

         2.1      Amount and Availment Options..................................................................28
         2.2      Revolving Credit..............................................................................29
         2.3      Use of Operating Credit.......................................................................29
         2.4      Term and Repayment............................................................................29
         2.5      Interest Rates and Fees.......................................................................30
         2.6      Commitment Fee................................................................................31
         2.8      Existing L/Cs.................................................................................31

ARTICLE III - TERM CREDIT A

         3.1      Amount and Availment Options..................................................................32
         3.2      Non-Revolving Credit..........................................................................32
         3.3      Use of Term Credit A..........................................................................32
         3.4      Term and Repayment............................................................................32
         3.5      Interest Rates and Fees.......................................................................33
         3.6      Commitment Fee................................................................................33

ARTICLE IV - TERM CREDIT B

         4.1      Amount and Availment Options..................................................................33
         4.2      Non-Revolving Credit..........................................................................34
         4.3      Use of Term Credit B..........................................................................34
         4.4      Term and Repayment............................................................................34
         4.5      Interest Rates................................................................................34
         4.6      Escrow for Advance............................................................................34

ARTICLE V - PREPAYMENTS OF CREDITS

         5.1      Prepayments of Credits........................................................................35

ARTICLE VI - SECURITY AND EXCHANGE RATE FLUCTUATIONS

         6.1      Security......................................................................................39
         6.2      Obligations Secured by the Trustee Security...................................................41
         6.3      Consent to Assignment of Contracts............................................................43
         6.4      Exchange Rate Fluctuations....................................................................43


ARTICLE VII - DISBURSEMENT CONDITIONS

         7.1      Conditions Precedent to Initial Advance.......................................................44
         7.1.1    Special Distribution..........................................................................44
         7.1.3    Financial Information.........................................................................44
         7.1.4    Security and Other Documents..................................................................45
         7.1.5    Corporate and Other Information...............................................................45
         7.1.6    Opinions......................................................................................46
         7.1.7    Other Matters.................................................................................46
         7.1.8    Deadline for Advance..........................................................................47
         7.2      Conditions Precedent to Acquisition...........................................................47
         7.2.1    Acquisition of Pacifica.......................................................................47
         7.2.2    Other Matters.................................................................................48
         7.3      Conditions Precedent to all Advances..........................................................48

ARTICLE VIII - ADVANCES

         8.1      Lenders' Obligations Relating to L/Cs and Operating Credits 1 and 2...........................49
         8.2      Adjustment of Proportionate Shares for Specific Credits.......................................50
         8.3      Exceptions Regarding Particular Credits.......................................................50
         8.4      Evidence of Indebtedness......................................................................51
         8.5      Conversions...................................................................................51
         8.6      Notice of Advances and Payments...............................................................52
         8.7      Prepayments and Reductions....................................................................52
         8.8      Prime Rate, Base Rate, US Prime Rate and LIBOR Advances.......................................53
         8.9      LIBOR Periods.................................................................................54
         8.10     Termination of LIBOR Advances.................................................................54
         8.11     Co-ordination of Prime Rate, Base Rate, US Prime Rate and LIBOR Advances......................55
         8.12     Execution of Bankers' Acceptances.............................................................55
         8.13     Sale of Bankers' Acceptances..................................................................56
         8.14     Size and Maturity of Bankers' Acceptances and Rollovers.......................................56
         8.15     Co-ordination of BA Advances..................................................................57
         8.16     Payment of Bankers' Acceptances...............................................................58
         8.17     Deemed Advance - Bankers' Acceptances.........................................................59
         8.18     Waiver........................................................................................59
         8.19     Degree of Care................................................................................59
         8.20     Indemnity.....................................................................................59
         8.21     Obligations Absolute..........................................................................59

         8.22     Shortfall on Drawdowns, Rollovers and Conversions.............................................60
         8.23     Prohibited Use of L/Cs and Bankers' Acceptances...............................................60
         8.24     Issuance and Maturity of L/Cs.................................................................60
         8.25     Payment of L/C Fees...........................................................................61
         8.26     Payment of L/Cs...............................................................................61
         8.27     Deemed Advance - L/Cs.........................................................................62
         8.28     Prohibited Rates of Interest..................................................................62

ARTICLE IX - REPRESENTATIONS AND WARRANTIES

         9.1      Representations and Warranties................................................................63
         9.1.1    Corporate Matters.............................................................................63
         9.1.2    Credit Documents..............................................................................64
         9.1.3    Litigation, Financial Statements Etc..........................................................65
         9.1.4    Other Debt....................................................................................66
         9.1.5    Property and Capital Stock....................................................................66
         9.1.6    Environmental Matters.........................................................................67
         9.1.7    Taxes and Withholdings........................................................................67
         9.1.8    Pension Plans.................................................................................68
         9.1.9    Aboriginal Claims.............................................................................69
         9.1.10   Other Matters.................................................................................70
         9.2      Survival of Representations and Warranties....................................................70

ARTICLE X - COVENANTS AND CONDITIONS

         10.1     Financial Covenants...........................................................................70
         10.2     Positive Covenants............................................................................71
         10.2.1   Amalgamation Following Acquisition............................................................71
         10.2.2   Payment; Operation of Business................................................................71
         10.2.3   Inspection....................................................................................72
         10.2.4   Insurance.....................................................................................73
         10.2.5   Taxes, Encumbrances and Withholdings..........................................................73
         10.2.6   Other Matters.................................................................................74
         10.3     Reporting and Notice Requirements.............................................................75
         10.3.1   Periodic Reports..............................................................................75
         10.3.2   Requirements for Notice.......................................................................76
         10.4     Ownership of the Restricted Parties...........................................................78
         10.5     Negative Covenants............................................................................79
         10.5.1   Financial Transactions and Encumbrances.......................................................79
         10.5.2   Business and Property.........................................................................81

         10.5.3   Corporate Matters.............................................................................82
         10.6     Use of Insurance Proceeds.....................................................................83
         10.7     Market Value of Swaps.........................................................................84

ARTICLE XI - DEFAULT

         11.1     Events of Default.............................................................................85
         11.2     Acceleration and Termination of Rights........................................................87
         11.3     Payment of L/Cs...............................................................................88
         11.4     Remedies......................................................................................88
         11.5     Saving........................................................................................88
         11.6     Perform Obligations...........................................................................89
         11.7     Third Parties.................................................................................89
         11.8     Power of Attorney.............................................................................89
         11.9     Remedies Cumulative...........................................................................89
         11.10    Set-Off or Compensation.......................................................................90

ARTICLE XII - THE AGENT AND THE LENDERS

         12.1     Authorization of Agent and Relationship.......................................................90
         12.2     Disclaimer of Agent...........................................................................91
         12.3     Failure of Lender to Fund.....................................................................91
         12.4     Payments by the Borrower......................................................................93
         12.5     Payments by Agent.............................................................................93
         12.6     Direct Payments...............................................................................94
         12.7     Administration of the Credits.................................................................95
         12.8     Rights of Agent...............................................................................99
         12.9     Acknowledgements, Representations and Covenants of Lenders....................................99
         12.10    Collective Action of the Lenders.............................................................100
         12.11    Successor Agent..............................................................................101
         12.12    Provisions Operative Between Lenders and Agent Only..........................................101

ARTICLE XIII - ADDITIONAL LENDERS, SUCCESSORS AND ASSIGNS

         13.1     Successors and Assigns.......................................................................102
         13.2     Assignments..................................................................................103
         13.3     Participations...............................................................................104

ARTICLE XIV - MISCELLANEOUS PROVISIONS

         14.1     Headings and Table of Contents...............................................................105
         14.2     Accounting Terms.............................................................................105
         14.3     Capitalized Terms............................................................................105
         14.4     Severability.................................................................................105
         14.5     Number and Gender............................................................................106
         14.6     Amendment, Supplement or Waiver..............................................................106
         14.7     Governing Law................................................................................106
         14.8     This Agreement to Govern.....................................................................106
         14.9     Permitted Encumbrances.......................................................................106
         14.10    Currency.....................................................................................107
         14.11    Liability of Lenders.........................................................................107
         14.12    Expenses and Indemnity.......................................................................107
         14.13    Environmental Indemnity......................................................................108
         14.14    Manner of Payment and Taxes..................................................................109
         14.15    Increased Costs etc..........................................................................110
         14.16    Interest on Miscellaneous Amounts............................................................110
         14.17    Currency Indemnity...........................................................................110
         14.18    Address for Notice...........................................................................111
         14.19    Time of the Essence..........................................................................111
         14.20    Further Assurances...........................................................................111
         14.21    Term of Agreement............................................................................111
         14.22    Payments on Business Day.....................................................................111
         14.23    Counterparts and Facsimile...................................................................112
         14.24    Waiver of Jury Trial, Consequential Damages Etc..............................................112
         14.25    Entire Agreement.............................................................................113
         14.26    Date of Agreement............................................................................113

SCHEDULE A - NOTICE OF ADVANCE OR PAYMENT

SCHEDULE B - AGREEMENT OF NEW RESTRICTED SUBSIDIARY

SCHEDULE C - COMPLIANCE CERTIFICATE

SCHEDULE D - ASSIGNMENT AGREEMENT

SCHEDULE E - PROPORTIONATE SHARES OF LENDERS

SCHEDULE F - DETAILS OF CAPITAL STOCK, PROPERTY ETC.

SCHEDULE G - MATERIAL CONTRACTS

SCHEDULE H - OTHER SECURED OBLIGATIONS

SCHEDULE I - LIMITATIONS ON CERTAIN SUBSIDIARIES OF RESTRICTED PARTIES

SCHEDULE J - LITIGATION AND ENVIRONMENTAL MATTERS

SCHEDULE K - INTELLECTUAL PROPERTY

SCHEDULE L - EXISTING L/Cs

           THIS FIRST AMENDING AGREEMENT is made as of 30 January 2002


BETWEEN:

         NORSKE SKOG CANADA LIMITED, NORSKE SKOG CANADA FINANCE LIMITED

               AND THE OTHER RESTRICTED PARTIES FROM TIME TO TIME

                                     - and -

                           THE LENDERS WHO ARE PARTIES
                        TO THE EXISTING CREDIT AGREEMENT

                                     - and -

                            THE TORONTO-DOMINION BANK
                     in its capacity as Administration Agent

                                  (the "Agent")

RECITALS:

A. The parties to this agreement are also parties to a credit agreement dated as of 14 August 2001 (the "EXISTING CREDIT AGREEMENT").

B. Capitalized terms used in this agreement and not otherwise defined have the meanings defined in the Existing Credit Agreement.

C. The parties have agreed to certain amendments to the Existing Credit Agreement and are therefore entering into this agreement to amend the provisions of the Existing Credit Agreement as agreed by the parties.

D. This agreement is being signed by the Agent on behalf of the Lenders pursuant to the approval of the Majority Lenders.

   THEREFORE, for value received, and intending to be legally bound by this agreement, the parties agree as follows:

1. AMENDMENT TO SECTION 1.1 OF EXISTING CREDIT AGREEMENT

   Section 1.1.122 of the Existing Credit Agreement is deleted and replaced by the following:

   "Total Interest Expense" means, for any particular period, without duplication, the difference between (a) the aggregate expense incurred for interest and equivalent costs of borrowing (taking into account the effect of any relevant Swaps), including but not limited to (i) bankers' acceptance fees, (ii) discounts on bankers' acceptances, (iii) the interest portion of any capital lease, and (iv) all fees and other compensation paid to any person that has extended credit to the Restricted Parties, but excluding any upfront, extension and similar non-recurring fees paid to the Agent or Lenders or paid in connection with the NSCL Notes or Pacifica Notes, in each case whether or not actually paid (unless paid by the issuance of securities constituting Debt), and (b) the aggregate income earned from interest, in the case of each of (a) and (b), calculated in accordance with GAAP in respect of NSCL on a consolidated basis, omitting amounts that are not attributable to Restricted Parties.

2. AMENDMENT TO SECTION 10.1.1 OF EXISTING CREDIT AGREEMENT

   Section 10.1.1 of the Existing Credit Agreement is deleted and replaced by the following:

   "During the term of this Agreement, NSCL shall at all times maintain an Interest Coverage Ratio of not less than the following:

   PERIOD                                    INTEREST COVERAGE RATIO

   to 3l December 2001                       2.50 to 1
   from 1 January 2002 to 31 March 2002      1.50 to 1
   from 1 April 2002 to 31 December 2002     1.10 to 1
   from 1 January 2003 to 31 March 2003      1.75 to 1
   from 1 April 2003 to 30 June 2003         2.00 to 1
   from 1 July 2003 to 31 December 2003      2.50 to 1
   on and after 1 January 2004               2.75 to 1"

3. AMENDMENT TO SECTION 10.1.2 OF EXISTING CREDIT AGREEMENT

   Section 10.1.2 of the Existing Credit Agreement is deleted and replaced by the following:

   "During the term of this Agreement, the Funded Debt Ratio shall not at any time exceed the following:

   PERIOD                                                  FUNDED DEBT RATIO

   to 31 December 2002                                     0.60 to 1
   from 1 January 2003 to 30 June 2003                     0.575 to 1
   from 1 July 2003 to 31 December 2003                    0.55 to 1
   on and after 1 January 2004                             0.50 to 1"

4. AMENDMENT TO SECTION 10.3 OF EXISTING CREDIT AGREEMENT

   Section 10.3.1(d) of the Existing Credit Agreement is deleted and replaced by the following:

   "NSCL shall, as soon as practicable and in any event not later than 120 days after the beginning of each of its fiscal years, prepare and deliver its financial forecast for the current fiscal year and the following four fiscal years (or five years in the case of the forecast to be delivered by 30 April
   2002), which shall cover NSCL on a consolidated basis and shall include, without limitation, a projected income statement, a projected statement of changes in funds, estimates of capital expenditures and tax losses and deferrals."

5. AMENDMENT TO SECTION 13.1 OF EXISTING CREDIT AGREEMENT

   The third paragraph of Section 13.1.1 of the Existing Credit Agreement is deleted and replaced by the following:

   "No assignment shall be made in respect of an aggregate Commitment of less than $5,000,000 in respect of the Operating Credit and/or Term Credit A, or less than US $1,000,000 in respect of Term Credit B. No assignment may result in the Commitment of any Lender, determined as of the effective date of the Assignment Agreement with respect to such assignment, being less than $10,000,000, except that the Commitment of any Term Credit B Lender or the aggregate of the Commitment of any Term Credit B Lender and its Affiliated Funds may be not less than US $1,000,000 in respect of Term Credit B. However, notwithstanding the other provisions in this paragraph, an affiliate (as defined in the CANADA BUSINESS CORPORATIONS ACT) of a Lender which has entered into or will promptly upon becoming a Lender enter into one or more Swaps which will be Other Secured Obligations, may receive an assignment of a Commitment of US $10,000 in respect of Term Credit B."

6. REPRESENTATIONS OF RESTRICTED PARTIES

   The Restricted Parties acknowledge that this agreement is a Credit Document and that all of their representations and warranties concerning Credit Documents that are contained in the Existing Credit Agreement apply to this agreement and are deemed to be repeated on their execution of this agreement as if set out in full in this agreement. The Restricted Parties also represent that there are no consents or other agreements required from third parties to avoid this agreement causing a breach or default under any other agreement to which any Restricted Party is a party.

7. WAIVER BY MAJORITY LENDERS

   In connection with the change of name of Norske Skog Paper Company to Norske Skog Canada (USA) Inc. on 17 September 2001, the Majority Lenders hereby waive the requirement for prior written notice in Section 10.5.3(b) of the Existing Credit Agreement.

8. RATIFICATION AND CONFIRMATION

   The Existing Credit Agreement, as amended by this agreement, remains in full force and effect and is hereby ratified and confirmed. Without in any way limiting the terms of the Existing Credit Agreement or the other Credit Documents, the Restricted Parties confirm that the existing Security shall continue to secure all of the Obligations, including but not limited to any arising as a result of this agreement.

9. COUNTERPARTS AND FACSIMILE

   This agreement may be executed in any number of counterparts, each of which when executed and delivered shall be deemed to be an original, and such counterparts together shall constitute one and the same agreement. The delivery of a facsimile copy of an executed counterpart of this agreement shall be deemed to be valid execution and delivery of this agreement, but the party delivering a facsimile copy shall deliver an original copy of this agreement as soon as possible after delivering the facsimile copy.



                         [NOTE: SIGNATURE PAGES FOLLOW]

   IN WITNESS OF WHICH, the parties have executed this agreement.


                                      NORSKE SKOG CANADA LIMITED

                                      By: /s/ P. Staiger
                                          --------------------------------------
                                          Peter Staiger
                                          Treasurer

                                      By: /s/ R. Leverton
                                          --------------------------------------
                                          Ralph Leverton
                                          Vice President, Finance
                                          Chief Financial Officer and Secretary


                                      NORSKE SKOG CANADA FINANCE LIMITED

                                      By: /s/ R. Leverton
                                          -----------------------------------
                                          Ralph Leverton
                                          Secretary


                                      NORSKE SKOG CANADA PULP OPERATIONS
                                      LIMITED

                                      By: /s/ R. Leverton
                                          -----------------------------------
                                          Ralph Leverton
                                          Vice President, Finance
                                          Chief Financial Officer and Secretary


                                      ELK FALLS PULP AND PAPER LIMITED

                                      By: /s/ R. Leverton
                                          -----------------------------------
                                          Ralph Leverton
                                          President


[SIGNATURE PAGE FOR FIRST AMENDING AGREEMENT DATED AS OF 30 JANUARY 2002 RELATING TO NORSKE SKOG CANADA LIMITED ET AL]

                                      NORSKE SKOG CANADA PULP SALES INC.

                                      By: /s/ R. Leverton
                                          -----------------------------------
                                          Ralph Leverton
                                          Vice President, Finance
                                          Chief Financial Officer and Secretary

                                      NORSKE SKOG CANADA SALES INC.

                                      By: /s/ R. Leverton
                                          -----------------------------------
                                          Ralph Leverton
                                          Vice President, Finance
                                          Chief Financial Officer and Secretary

                                      NSCL HOLDINGS INC.

                                      By: /s/ R. Leverton
                                          -----------------------------------
                                          Ralph Leverton
                                          Vice President, Finance
                                          Chief Financial Officer and Secretary

                                      NORSKE SKOG CANADA (USA) INC.

                                      By: /s/ R. Leverton
                                          -----------------------------------
                                          Ralph Leverton
                                          Vice-President, Finance
                                          Chief Financial Officer and Secretary

                                      NORSKE SKOG CANADA (JAPAN) LTD.

                                      By: /s/ James E. Armitage
                                          -----------------------------------
                                          James E. Armitage
                                          Director and Auditor



[SIGNATURE PAGE FOR FIRST AMENDING AGREEMENT DATED AS OF 30 JANUARY 2002 RELATING TO NORSKE SKOG CANADA LIMITED ET AL]

                                      NORSKE SKOG PULP SALES (JAPAN) LTD.

                                      By: /s/ P. D. Simkin
                                          -----------------------------------
                                          Paul D. Simkin
                                          Director

                                      PACIFICA PAPERS SALES LTD.

                                      By: /s/ R. Leverton
                                          -----------------------------------
                                          Ralph Leverton
                                          Vice President, Finance
                                          Chief Financial Officer and Secretary

                                      PACIFICA PAPERS SALES INC.

                                      By: /s/ R. Leverton
                                          -----------------------------------
                                          Ralph Leverton
                                          Secretary

                                      PACIFICA PAPERS K.K.

                                      By: /s/ P. Staiger
                                          -----------------------------------
                                          Peter M. Staiger
                                          Representative Director

                                      PACIFICA PAPERS U.S. INC.

                                      By: /s/ R. Leverton
                                          -----------------------------------
                                          Ralph Leverton
                                          Secretary


[SIGNATURE PAGE FOR FIRST AMENDING AGREEMENT DATED AS OF 30 JANUARY 2002 RELATING TO NORSKE SKOG CANADA LIMITED ET AL]

                                      PACIFICA POPLARS LTD.

                                      By: /s/ R. Leverton
                                          -----------------------------------
                                          Ralph Leverton
                                          Vice President, Finance
                                          Chief Financial Officer and Secretary

                                      PACIFICA POPLARS LTD.

                                      By: /s/ R. Leverton
                                          -----------------------------------
                                          Ralph Leverton
                                          Secretary


                                     NORSKECANADA, a partnership
                                     By its Partners:

                                          NORSKE SKOG CANADA LIMITED

                                          By: /s/ R. Leverton
                                              ---------------------------------
                                              Ralph Leverton
                                              Vice-President, Finance
                                              Chief Financial Officer and
                                              Secretary

                                          NORSKE SKOG CANADA PULP
                                          OPERATIONS LIMITED

                                          By: /s/ R. Leverton
                                              ---------------------------------
                                              Ralph Leverton
                                              Vice-President, Finance
                                              Chief Financial Officer and
                                              Secretary


[SIGNATURE PAGE FOR FIRST AMENDING AGREEMENT DATED AS OF 30 JANUARY 2002 RELATING TO NORSKE SKOG CANADA LIMITED ET ALL

                                          THE TORONTO-DOMINION BANK, as Agent

                                          By: /s/ Nigel Sharpley
                                              ---------------------------------
                                              Name: Nigel Sharpley
                                              Title: Vice President, Loan
                                              Syndications - Agency


[SIGNATURE PAGE FOR FIRST AMENDING AGREEMENT DATED AS OF 30 JANUARY 2002 RELATING TO NORSKE SKOG CANADA LIMITED ET AL]